AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 24, 2004
                                                      REGISTRATION NO. (333- )
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ----------------------

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            ----------------------

                              CHEMED CORPORATION
                         (FORMERLY ROTO-ROOTER, INC.)
            (Exact name of Registrant as specified in its charter)

           DELAWARE                             7699                        31-0791746
(State or other jurisdiction of      (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)       Classification Code Number)         Identification No.)

                              2600 CHEMED CENTER
                             255 EAST FIFTH STREET
                          CINCINNATI, OHIO 45202-4726
                                (513) 762-6900
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive office)

    SEE INSIDE FRONT COVER FOR INFORMATION REGARDING REGISTRANT GUARANTORS.

                                NAOMI C. DALLOB
                         Vice President and Secretary
                              2600 Chemed Center
                             255 East Fifth Street
                          Cincinnati, Ohio 45202-4726
                                (513) 762-6900
      (Name, address, including zip code, and telephone number, including area code, of agent for service for Registrant)

                            ----------------------

                                   COPY TO:

                                THOMAS E. DUNN
                          Cravath, Swaine & Moore LLP
                      Worldwide Plaza, 825 Eighth Avenue
                           New York, New York 10019
                                (212) 474-1000

                            ----------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after the effective time of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                            ----------------------

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                TITLE OF EACH CLASS OF                 AMOUNT TO BE     PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
              SECURITIES TO BE REGISTERED               REGISTERED     OFFERING PRICE PER    AGGREGATE OFFERING    REGISTRATION FEE
                                                                          UNIT(1)              PRICE(1)
-----------------------------------------------------------------------------------------------------------------------------------
Floating Rate Senior Secured Notes due 2010            $110,000,000        100%                $110,000,000            $13,937
-----------------------------------------------------------------------------------------------------------------------------------
Guarantees of Floating Rate Senior Secured Notes
due 2010(2)                                                 (3)             (3)                     (3)                   (4)
===================================================================================================================================


(1) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(f)(2) under the Securities Act of 1933.

(2)  See inside facing page for table of registrant guarantors.

(3)  No separate consideration will be received for the guarantees.

(4)  No further fee is payable pursuant to Rule 457(n).

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                             REGISTRANT GUARANTORS

EXACT NAME OF REGISTRANT AS SPECIFIED    STATE OF INCORPORATION    PRIMARY STANDARD INDUSTRIAL       I.R.S. EMPLOYER
            IN ITS CHARTER                   OR ORGANIZATION       CLASSIFICATION CODE NUMBERS    IDENTIFICATION NUMBER
CCR of Ohio Inc.                                Delaware                        7699                   31-1527335
Comfort Care Holdings Co.                        Nevada                         8082                   31-1078128
Complete Plumbing Services, Inc.                New York                        7699                   31-1541716
Consolidated HVAC, Inc.                           Ohio                          7623                   31-1329854
Jet Resource, Inc.                              Delaware                        7699                   31-1331308
Nurotoco of Massachusetts, Inc.              Massachusetts                      7699                   31-1102223
Nurotoco of New Jersey, Inc.                    Delaware                        7699                   31-1226376
R.R. UK, Inc.                                   Delaware                        7699                   31-1269173
Roto-Rooter Corporation                           Iowa                          7699                   42-0499295
Roto-Rooter Development Company                 Delaware                        7699                   31-1258229
Roto-Rooter Management Company                  Delaware                        7699                   31-1119469
Roto-Rooter Services Company                      Iowa                          7699                   42-0499300
RR Plumbing Services Corporation                New York                        7699                   31-1143999
Service America Network, Inc.                   Florida                         7623                   56-1486390
Hospice Care Incorporated                       Delaware                        8082                   65-0153175
Hospice, Inc.                                   Delaware                        8082                   65-0160635
Vitas Healthcare Corporation                    Delaware                        8082                   59-2318357
Vitas Healthcare Corporation of                 Delaware                        8082                   33-0644510
  California
Vitas Healthcare Corporation of                 Delaware                        8082                   65-0668678
  Central Florida
Vitas Healthcare Corporation of                 Florida                         8082                   65-0160635
  Florida
Vitas Healthcare Corporation of                 Delaware                        8082                   65-1094333
  Illinois
Vitas Healthcare Corporation of Ohio            Delaware                        8082                   65-0392352
Vitas Healthcare Corporation of                 Delaware                        8082                   65-0458856
  Pennsylvania
Vitas Healthcare Corporation of                 Delaware                        8082                   65-1094336
  Wisconsin
Vitas HME Solutions, Inc.                       Delaware                        8082                   65-0989593
Vitas Holdings Corporation                      Delaware                        8082                   65-0866301
Vitas Hospice Services, L.L.C.                  Delaware                        8082                   65-1094331
Vitas Healthcare of Texas, L.P.                  Texas                          8082                   65-0866305


The address, including zip code, and telephone number, including area code, of the registrant guarantors listed above are the same as those of Chemed Corporation.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, dated May 24, 2004



PROSPECTUS



                              CHEMED CORPORATION
                         (FORMERLY ROTO-ROOTER, INC.)
                               OFFER TO EXCHANGE

              UP TO $110,000,000 PRINCIPAL AMOUNT OUTSTANDING OF
                  FLOATING RATE SENIOR SECURED NOTES DUE 2010

                                      FOR

  A LIKE PRINCIPAL AMOUNT OF NEW FLOATING RATE SENIOR SECURED NOTES DUE 2010
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

                               -----------------


     We are offering to exchange registered new Floating Rate Senior Secured Notes due 2010 (the "New Notes") for all of our outstanding unregistered Floating Rate Senior Secured Notes due 2010 (the "Original Notes"). The New Notes will be free of the transfer restrictions that apply to our outstanding unregistered Original Notes that you currently hold, but will otherwise have substantially the same terms of such outstanding Original Notes. This offer
will expire at 5:00 p.m., New York City time, on [    ], 2004, unless we extend
it. The New Notes will not trade on any established exchange.

     Each broker-dealer that receives New Notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for outstanding Original Notes where such Original Notes were acquired by such broker-dealer as a result of market- making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration of this exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                                -----------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 9 TO READ ABOUT IMPORTANT FACTORS YOU SHOULD CONSIDER BEFORE TENDERING YOUR ORIGINAL NOTES IN THIS EXCHANGE OFFER.
                               -----------------

     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY UNITED STATES FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               -----------------

                         Prospectus dated       , 2004

                               -----------------


                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----

WHERE YOU CAN FIND MORE INFORMATION......................................    i
INCORPORATION BY REFERENCE...............................................    i
FORWARD-LOOKING STATEMENTS...............................................   iv
SUMMARY..................................................................    1
RISK FACTORS.............................................................    9
THE EXCHANGE OFFER.......................................................   14
USE OF PROCEEDS..........................................................   23
RATIOS OF EARNINGS TO FIXED CHARGES......................................   23
DESCRIPTION OF THE NEW NOTES.............................................   24
EXCHANGE OFFER AND REGISTRATION RIGHTS...................................   82
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS..................   85
PLAN OF DISTRIBUTION.....................................................   86
BOOK-ENTRY; DELIVERY AND FORM............................................   87
LEGAL MATTERS............................................................   90
EXPERTS..................................................................   90

                                -----------------


                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-4 with respect to the New Notes offered in this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to that registration statement. For further information with respect to us and the New Notes, we refer you to the registration statement and its exhibits. We also file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's website at http://www.sec.gov and on our website at http://www.chemed.com. Reports and other information concerning us can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, phone
(212) 656-5060. Our capital stock is listed and traded on the New York Stock Exchange under the trading symbol "CHE." With the exception of the documents we file with the SEC, the information contained on our website is not incorporated by reference in this prospectus and you should not consider it a part of this prospectus.

                          INCORPORATION BY REFERENCE

     We are incorporating by reference the information that we file with the SEC, which means that we are disclosing important information to you in those documents. The information incorporated by reference is an important part of this prospectus, and the information that we subsequently file with the SEC will automatically update and supercede information in this prospectus and in our other filings with the SEC. We incorporate by reference into this prospectus the documents listed below, as amended and supplemented, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the time the exchange offer made hereby is completed; we are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed "filed" with the SEC, including any information furnished pursuant to Items 9 or 12 of Form 8-K:

          o Annual Report on Form 10-K for the year ended December 31, 2003, filed on March 12, 2004;

          o Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed on May 10, 2004; and

          o Amended Current Report on Form 8-K/A filed on February 23, 2004, Current Report on Form 8-K filed on February 24, 2004, and Current Report on Form 8-K filed on April 7, 2004 and Current Report on Form 8-K filed on May 18, 2004.

     Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference in this prospectus, will be deemed to be modified or superceded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supercedes the statement. Any such statement or document so modified or superceded will not be deemed, except as so modified or superceded, to constitute a part of this prospectus.

     You may request a copy of any of our filings with the SEC, or any of the agreements or other documents that constitute exhibits to those filings, at no cost, by writing or telephoning us at the following address or phone number:

                              Chemed Corporation
                            c/o Investor Relations
                              2600 Chemed Center
                             255 East Fifth Street
                          Cincinnati, Ohio 45202-4726
                  Telephone: (800) 224-3622 or (513) 762-6463

     TO OBTAIN TIMELY DELIVERY OF ANY OF OUR FILINGS, AGREEMENTS OR OTHER DOCUMENTS, YOU MUST MAKE YOUR REQUEST TO US NO LATER THAN FIVE BUSINESS DAYS BEFORE THE EXPIRATION DATE OF THE EXCHANGE OFFER. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON [ ], 2004. THE EXCHANGE OFFER CAN BE EXTENDED BY US IN OUR SOLE DISCRETION. SEE THE SECTION ENTITLED "THE EXCHANGE OFFER" FOR MORE DETAILED INFORMATION.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH ADDITIONAL OR DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT COVER OF THIS PROSPECTUS.

                                  MARKET DATA

     The market data and certain industry forecasts contained or incorporated by reference in this prospectus are based on internal surveys, market research, publicly available information, industry publications or good faith estimates of our management. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Similarly, internal surveys, industry forecasts and market research, while believed to be reliable, have not been independently verified, and we make no representation as to the accuracy of such information.

                               -----------------

     "Chemed," "Roto-Rooter," "Service America" and "Vitas" are trademarks of Chemed Corporation. All other trademarks, service marks or trade names referred to in this prospectus are the property of their respective owners.

                          FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally can be identified by use of statements that include words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning, although not all forward-looking statements contain such words. Statements that describe our objectives, plans or goals are also forward-looking statements. These forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Factors that could materially affect these forward-looking statements can be found in our periodic reports filed with the SEC and herein under the heading "Risk Factors." Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this prospectus are made only as of the date of this prospectus, and we undertake no obligation to publicly update these forward-looking statements to reflect new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events might or might not occur. We cannot assure you that projected results or events will be achieved.

                                    SUMMARY

     This summary highlights some of the information included in other parts of this prospectus and the documents we incorporate by reference herein. This summary may not contain all the information that may be important to you. You should carefully read the entire prospectus, including the "Risk Factors" section and the financial data and related notes, and the documents incorporated by reference herein, before investing in New Notes. As used in this prospectus, unless otherwise indicated or the context otherwise requires, the terms "Chemed," "we," "the Company," "us" and "our" refer to Chemed Corporation together with its subsidiaries.

                                   BUSINESS

     We are involved in three lines of business: plumbing and drain cleaning services, heating/air-conditioning repair, and hospice care. We entered the hospice care business when we acquired the remaining 63% of Vitas Healthcare Corporation ("Vitas") that we did not previously own on February 24, 2004.

     We believe our Roto-Rooter business is the largest provider of plumbing and drain cleaning services in North America, providing repair and maintenance services to residential and commercial accounts. We operate through more than 100 company-owned branches and independent contractors and 500 franchisees. We offer services to more than 90% of the U.S. population and approximately 55% of the Canadian population. We also have licensed master franchisees in Australia, China, Indonesia, Japan, Mexico, the Philippines and the United Kingdom.

     Our Service America business provides residential and commercial appliance and heating/air-conditioning repair, maintenance and replacement services. Service America also sells air conditioning equipment and duct cleaning services.

     Vitas is the nation's largest provider of hospice services for patients with severe, life-limiting illnesses. This type of care is aimed at making the terminally ill patient's final days as comfortable and pain free as possible. Hospice care is typically available to patients who have been initially certified as terminally ill (i.e., a prognosis of six months or less).

     Vitas' hospice operations began in South Florida in 1978 and Vitas was incorporated as a for-profit corporation in 1983. Today, Vitas provides a comprehensive range of hospice services through 26 operating programs covering many of the large population areas in the U.S., including Florida, California, Texas and Illinois. Vitas has over 6,000 employees including approximately 2,400 nurses and 1,500 home health aides.

     We are a holding company and derive all of our operating income from our subsidiaries.

     The Company's name was Roto-Rooter, Inc. until May 17, 2004, when its name became Chemed Corporation.

                                  OUR ADDRESS

     Our executive offices are located at 225 E. Fifth Street, Cincinnati, Ohio 45202 and our telephone number is (513) 762-6900. Our website is located at http://www.chemed.com. The information on our website is not part of this prospectus.

                                EXCHANGE OFFER

Background................... On February 24, 2004, we completed a private placement of the Original Notes. In connection with that private placement, we entered into a registration rights agreement in which we agreed, among other things, to complete an exchange offer.

The Exchange Offer........... We are offering to exchange our New Notes which have been registered under the Securities Act of 1933 (the "Securities Act") for a like principal amount of our outstanding, unregistered Original Notes.

                              As of the date of this prospectus, $110,000,000 in aggregate principal amount of our Original Notes are outstanding.

Resale of New Notes.......... We believe that New Notes issued pursuant to the exchange offer in exchange for Original Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

                              o  you are acquiring the New Notes in the
                                 ordinary course of your business;

                              o you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in the distribution of the New Notes; and

                              o  you are not our affiliate as defined
                                 under Rule 405 of the Securities Act.

                              Each participating broker-dealer that receives New Notes for its own account pursuant to the exchange offer in exchange for Original Notes, where such Original Notes were acquired as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

                              Any holder of Original Notes who:

                              o  is our affiliate;

                              o does not acquire New Notes in the ordinary course of its business;

                              o  tenders in the exchange offer with the
                                 intention to participate, or for the purpose of participating, in a distribution of New Notes; or

                              o  is a broker-dealer that acquired the
                                 Original Notes directly from us,

                              must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of New Notes.

Consequences If You Do Not
Exchange Your Original Notes..Original Notes that are not tendered in the exchange offer or are not accepted for exchange will continue to bear legends restricting their transfer. You will not be able to offer or sell the Original Notes unless:

                              o  pursuant to an exemption from the
                                 requirements of the Securities Act;

                              o  the Original Notes are registered under
                                 the Securities Act; or

                              o the transaction requires neither such an exemption nor registration.

                              After the exchange offer is closed, we will no longer have an obligation to register the Original Notes, except for some limited exceptions. See "Risk Factors - Failure to Exchange Your Original Notes."

Expiration Date.............. 5:00 p.m., New York City time, on [ ], 2004, unless we extend the exchange offer.

Certain Conditions to
the Exchange Offer........... The exchange offer is subject to certain customary conditions, which we may waive.

Special Procedures for
Beneficial Holders........... If you beneficially own Original Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender in the exchange offer, you should contact such registered holder promptly and instruct such person to tender on your behalf. If you wish to tender in the exchange offer on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your Original Notes, either arrange to have the Original Notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take a considerable time.

Withdrawal Rights............ You may withdraw your tender of Original Notes at any time before the offer expires.

Accounting Treatment......... We will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer. The expenses of the exchange offer that we pay will increase our deferred financing costs in accordance with generally accepted accounting principles. See "The Exchange Offer & Accounting Treatment."

Certain Tax Consequences..... The exchange pursuant to the exchange offer generally should not be a taxable event for U.S. Federal income tax purposes.

Use of Proceeds.............. We will not receive any proceeds from the exchange or the issuance of New Notes in connection with the exchange offer.

Exchange Agent............... Wells Fargo Bank, N.A. is serving as exchange agent with respect to the New Notes in
                              connection with the exchange offer.

                     SUMMARY DESCRIPTION OF THE NEW NOTES

     The New Notes have the same financial terms and covenants as the Original Notes, which are as follows below. For a more complete description of the New Notes, please refer to the section of this prospectus entitled "Description of the New Notes."


Issuer....................... Chemed Corporation.

New Notes Offered............ $110,000,000 aggregate principal amount of
                              Floating Rate Senior Secured Notes due 2010.

Maturity Date................ February 24, 2010.

Issue Price.................. 100% plus accrued interest, if any, from the issue date.

Interest..................... Interest accrues at a rate equal to three-month
                              LIBOR plus 3.75% per year, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year beginning May 15, 2004. The initial three-month interest rate was determined on the second London banking day immediately preceding the issue date. The initial interest rate was 4.88% per annum, based on LIBOR of 1.13% as of February 11, 2004.

Optional Redemption.......... At any time, we may redeem some or all of the
                              New Notes at the following redemption prices
                              (expressed as a percentage of the principal amount) plus accrued but unpaid interest to the redemption date, if redeemed during the 12-month period commencing on February 24 of the year set forth below:

                                 Year                   Redemption Price
                                 ----                   ----------------
                                 2004.................. 101.000%
                                 2005 and thereafter... 102.000%

Change of Control............ If a Change of Control of the Company occurs, subject to certain conditions, we must offer to purchase the New Notes at a purchase price in cash equal to 101% of each New Note, plus accrued but unpaid interest to the date of redemption. The term "Change of Control" is defined in the "Description of the New Notes" section of this prospectus.

Collateral................... The New Notes will be secured by a first priority security interest (subject to permitted liens) in all of our assets that secure our senior secured credit facilities governed by the Credit Agreement dated February 24, 2004, among us, certain of our subsidiaries and Bank One, NA, as Administrative Agent (the "Credit Agreement"), which document is filed as an exhibit hereto and incorporated by reference herein (on an equal basis with the first priority security interest granted with respect to such Credit Agreement), subject to certain exceptions (consisting principally of cash or cash equivalents that will collateralize letters of credit under our Credit Agreement). The collateral securing the New Notes and the indebtedness under our Credit Agreement initially includes without limitation, capital stock and other equity interests owned by us in Vitas and our other United States subsidiaries and, through secured guarantees, assets of such subsidiaries. Under certain circumstances, the collateral securing the New Notes may be released without the consent of the holders of the New Notes. See "Description of the New Notes - Security."

Guarantees................... The New Notes will be unconditionally guaranteed, jointly and severally, on a senior basis by each of our subsidiaries that guarantee the indebtedness under our Credit Agreement. Under certain circumstances, the guarantees of the New Notes may be released without the consent of the holders of the New Notes. See "Description of the New Notes - Subsidiary Guarantees."

Ranking...................... The New Notes will rank:

                              o equal in right of payment with our existing and future senior indebtedness; and

                              o senior in right of payment to our existing and future indebtedness subordinated to the New Floating Rate Notes.

                              As of March 31, 2004, we had approximately
                              $335.6 million of indebtedness, of which approximately $320.0 million was senior indebtedness and $170.0 million was secured indebtedness.

Collateral Sharing
Agreement.................... Pursuant to a collateral sharing agreement, the liens securing the New Notes are first-priority liens that are equal and ratable with all liens (subject to certain exceptions) that secure (1) obligations under our Credit Agreement, (2) certain other future indebtedness permitted to be incurred under the indenture governing the New Notes and (3) certain obligations under our hedging and foreign exchange arrangements. Such liens are evidenced by security documents for the benefit of the holders of the New Notes, the lenders under our Credit Agreement and the holders of certain other future indebtedness and obligations. Except in certain limited circumstances, the release of the first-priority liens upon any collateral approved by the lenders under our Credit Agreement will also release the first- priority liens securing the New Notes on the same collateral. So long as the indebtedness under our Credit Agreement or other future indebtedness or obligations secured by first-priority liens in the collateral are outstanding in certain minimum amounts, the agent for such lenders may enter into amendments or waivers of the security documents that apply equally to our Credit Agreement or are not materially adverse to the holders of the New Notes.

Sharing of
First-Priority Lien.......... In certain circumstances, we may secure specified indebtedness permitted to be incurred by the covenant described in "Description of the New Notes & Certain Covenants & Limitation on Indebtedness" by granting liens upon any or all of the collateral securing the New Notes, on an equal and ratable basis with the first-priority liens securing our the indebtedness under our Credit Agreement and the New Notes.

Certain Covenants............ The indenture governing the New Notes contains covenants that, among other things, limit our and our restricted subsidiaries' ability to:

                              o  incur additional debt;

                              o pay dividends, make redemptions and purchases of capital stock and make other restricted payments;

                              o  issue and sell capital stock of subsidiaries;

                              o  sell assets;

                              o  engage in transactions with affiliates;

                              o  restrict distributions from subsidiaries;

                              o  incur liens;

                              o engage in businesses other than permitted businesses;

                              o  engage in sale/leaseback transactions; and

                              o  engage in mergers or consolidations.

                              All of these covenants are subject to a number of important exceptions and qualifications described in "Description of the New Notes - Certain Covenants."

Exchange Offer and
Registration Rights.......... Under a registration rights agreement, we agreed to:

                              o  file a registration statement within 90
                                 days after the issue date of the Original
                                 Notes enabling the holders of the Original
                                 Notes to exchange the Original Notes for publicly registered notes with substantially the same terms;

                              o use our reasonable best efforts to cause the registration statement to become effective within 180 days after the issue date of the Original Notes;

                              o use our reasonable best efforts to consummate the exchange offer by the earlier of 210 days after the issue date of the Original Notes and 60 days after the registration statement becomes effective, subject to certain exceptions;

                              o file a shelf registration statement for the resale of the Original Notes if we cannot effect an exchange offer within the time period listed above and in some other circumstances; and

                              o if a shelf registration statement is required, use our reasonable best efforts to cause the shelf registration statement to be declared effective and to keep the shelf registration statement effective until the earlier of two years from the date of the effectiveness of the shelf registration statement or the time when all the Original Notes covered by the shelf registration statement have been sold or when they may be sold pursuant to Rule 144 under the Securities Act, subject to certain exceptions.

                              See "Exchange Offer and Registration Rights."

Book-Entry; Delivery
and Form..................... Initially, the New Notes will be represented by one or more permanent global certificates in definitive, fully registered form deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company. See "Book-Entry; Delivery and Form."

Absence of a Public Market
for the New Notes............ There is no public trading market for the New
                              Notes, and we do not intend to apply for listing of the New Notes on any national securities exchange or for quotation of the New Notes on any automated dealer quotation system. See "Risk Factors - Risks Related to the New Notes - An active trading market may not develop for the New Notes, which could reduce their value."


                                 RISK FACTORS

     Prior to acquiring any of the New Notes or exchanging any of the Original Notes, you should consider carefully all the information contained and incorporated by reference in this prospectus and, in particular, should evaluate the specific factors under the section "Risk Factors" beginning on page 9.

                                 RISK FACTORS

     You should carefully consider the following risk factors and all the information and risk factors set forth in this prospectus and incorporated herein before deciding to acquire any of the New Notes or to exchange any of the Original Notes.

                        RISKS RELATED TO THE NEW NOTES

IF YOU FAIL TO EXCHANGE YOUR ORIGINAL NOTES, THEY WILL CONTINUE TO BE RESTRICTED SECURITIES AND MAY BECOME LESS LIQUID.

     Original Notes which you do not tender or we do not accept will, following the exchange offer, continue to be restricted securities, and you may not offer to sell them except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities law. We will issue New Notes in exchange for the Original Notes pursuant to the exchange offer only following the satisfaction of the procedures and conditions set forth in "The Exchange Offer - Procedures for Tendering." Such procedures and conditions include timely receipt by the exchange agent of such Original Notes and of a properly completed and duly executed letter of transmittal.

     Because we anticipate that most holders of Original Notes will elect to exchange such Original Notes, we expect that the liquidity of the market for any Original Notes remaining after the completion of the exchange offer may be substantially limited. Any Original Notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount at maturity of the Original Notes outstanding. Following the exchange offer, if you did not tender your Original Notes you generally will not have any further registration rights, and such Original Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for such Original Notes could be adversely affected. The Original Notes are currently eligible for sale pursuant to Rule 144A through the Private Offerings, Resale and Trading through Automated Linkages market of the National Association of Securities Dealers, Inc. ("PORTAL").

WE ARE A HOLDING COMPANY, AND WE MAY NOT HAVE ACCESS TO SUFFICIENT CASH TO MAKE PAYMENTS ON THE NEW NOTES.

     We are a holding company with no direct operations. Our principal assets are the equity interests we hold in our operating subsidiaries. As a result, we are dependent upon dividends and other payments from our subsidiaries to generate the funds necessary to meet our outstanding debt and other obligations. Our subsidiaries may not generate sufficient cash from operations to enable us to make principal and interest payments on our indebtedness, including the New Notes. Our subsidiaries are permitted under the terms of our indebtedness to incur additional indebtedness that may restrict payments from our subsidiaries to us. We cannot assure you that agreements governing current and future indebtedness of our subsidiaries will permit those subsidiaries to provide us with sufficient cash to fund payments on the New Notes when due.

IF THERE IS A DEFAULT, THE VALUE OF THE COLLATERAL MAY NOT BE SUFFICIENT TO REPAY BOTH THE OTHER FIRST-PRIORITY SECURED CREDITORS AND THE HOLDERS OF THE NEW NOTES.

     The New Notes and the guarantees of the New Notes will be secured by a first-priority lien, subject to permitted liens, that is equal and ratable with the first-priority lien on the collateral securing obligations under our Credit Agreement, subject to certain exceptions. As of March 31, 2004, we had, in addition to the Original Notes, $60.0 million of indebtedness outstanding under our Credit Agreement, plus $43.6 million in revolving credit availability and $31.4 million in outstanding letters of credit. We will also be permitted to grant first-priority liens in the collateral to secure certain other future indebtedness permitted to be incurred by us or a guarantor under the indenture governing the New Notes. Although the holders of other obligations secured by first-priority liens on the collateral and the holders of the New Notes will share, on an equal and ratable basis, in the proceeds of this collateral, the proceeds from any realization of the collateral may not be sufficient to repay both the other first-priority creditors and the holders of the New Notes.

     The value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. In addition, the book value of the collateral should not be relied on as a measure of realizable value. We cannot assure you that the collateral could be sold in a short period of time. A significant portion of the collateral includes assets which may only be usable as part of our existing operating business. Accordingly, any such sale of collateral, including the real property portion of it, separate from the other portion of the collateral relating to our operating business, may not be feasible or of significant value to any buyers. In addition, to the extent that third parties enjoy permitted liens, these third parties may have rights and remedies with respect to the property subject to the permitted liens that, if exercised, could adversely affect the value or availability of the collateral. Furthermore, the ability of holders of the New Notes to realize upon any of the collateral may be subject to bankruptcy law limitations in the event of our bankruptcy.

     We cannot assure you that the proceeds from the sale of all such collateral would be sufficient to satisfy in full the amounts outstanding under the New Notes, the obligations under our Credit Agreement and any other obligations secured by the first-priority liens. If such proceeds were not sufficient to repay amounts outstanding under the New Notes, then holders of the New Notes (to the extent not repaid from the proceeds of the sale of the collateral) would only have an unsecured claim against our remaining assets. See "Description of the New Notes - Certain Covenants - Limitation on Indebtedness."

THE RIGHTS OF THE HOLDERS OF THE NEW NOTES WITH RESPECT TO THE COLLATERAL ARE LIMITED.

     With respect to the collateral securing the New Notes, the rights of the holders of the New Notes will be limited pursuant to the terms of the collateral sharing agreement. Under the collateral sharing agreement, at any time that obligations under our Credit Agreement are outstanding and no insolvency or liquidation proceeding is continuing, any actions that may be taken in respect of the collateral, including the ability to cause the commencement of enforcement proceedings against the collateral and to control the conduct of such proceedings, and the approval of amendments to, and waivers of past defaults under, the collateral documents, will be at the direction of the lenders under our senior secured credit facilities, and the trustee, on behalf of the holders of the New Notes, will not have the ability to control or direct such actions, except as necessary to take any action (not adverse to the right of the collateral trustee to exercise, and the credit agreement lenders to direct exercise of, remedies) in order to preserve or protect its rights in the liens securing the New Notes or the subsidiary guarantees. In the event of that an insolvency or liquidation proceeding is continuing, the trustee, on behalf of the holders of New Notes, will not be permitted to enforce the security interests except in certain limited circumstances. Except in certain limited instances, releases of the first-priority liens upon collateral approved by the holders of obligations under our Credit Agreement will also release the first-priority liens securing the New Notes on the same collateral. Additional releases of collateral from the first-priority lien securing the New Notes will be permitted under some circumstances without the consent of the holders of the New Notes. See "Description of the New Notes - Security" and "Description of the New Notes - Amendments and Waiver."

     The indenture governing the New Notes permits us to use the proceeds of asset sales permitted by the indenture governing the New Notes, including the sale of assets that constitute collateral, to repay amounts outstanding under our Credit Agreement or other senior indebtedness without making an offer to purchase the New Notes, except in certain circumstances.

RELEASES OF THE GUARANTEES OF THE NEW NOTES OR ADDITIONAL GUARANTEES MAY BE CONTROLLED BY THE COLLATERAL AGENT UNDER OUR CREDIT AGREEMENT.

     The New Notes will be guaranteed by each of our current and future domestic, restricted subsidiaries that guarantees the obligations under our Credit Agreement. If we create or acquire a domestic restricted subsidiary in the future and the collateral agent under our Credit Agreement does not require that subsidiary to guarantee the obligations under our Credit Agreement, then the subsidiary will not be required to guarantee the New Notes. In addition, under the terms of the indenture governing the New Notes, a guarantee of the New Notes may be released without any action on the part of the trustee or any holder of New Notes if the collateral agent under our Credit Agreement releases the guaranty of the obligations under our Credit Agreement, subject to certain limitations. Additional releases of the guarantees of the New Notes are permitted under some circumstances without the consent of the holders of the New Notes. See "Description of the New Notes - Subsidiary Guarantees."

IN THE EVENT OF A BANKRUPTCY OF US OR ANY SUBSIDIARY GUARANTOR, THE ABILITY OF THE HOLDERS OF THE NEW NOTES TO REALIZE UPON THEIR COLLATERAL WILL BE SUBJECT TO CERTAIN BANKRUPTCY LAW LIMITATIONS.

     The ability of holders of the New Notes to realize upon their collateral will be subject to certain bankruptcy law limitations in the event of a bankruptcy of us or any of the subsidiary guarantors. Under applicable federal bankruptcy laws, secured creditors are prohibited from repossessing their security from a debtor in a bankruptcy case, or from disposing of security repossessed from such a debtor, without bankruptcy court approval. Moreover, applicable federal bankruptcy laws generally permit the debtor to continue to retain collateral even though the debtor is in default under the applicable debt instruments, provided generally that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to the circumstances, but is intended in general to protect the value of the secured creditor's interest in the collateral at the commencement of the bankruptcy case and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, we cannot predict whether payments under the New Notes would be made following a commencement of and during a bankruptcy case, whether or when the trustee under the indenture for the New Notes could foreclose upon or sell the collateral or whether or to what extent holders of New Notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of "adequate protection."

WE MAY BE UNABLE TO PURCHASE THE NEW NOTES UPON A CHANGE OF CONTROL OR TO RAISE THE FUNDS NECESSARY TO FINANCE SUCH PURCHASES.

     Upon a change of control event, holders of the New Notes may require us to purchase the New Notes for cash at a price equal to 101% of their aggregate principal amount, plus accrued and unpaid interest, if any.

     Our Credit Agreement provides that the occurrence of certain events that would constitute a change in control for the purposes of the indenture governing the New Notes will constitute a default under such indebtedness. Other future debt may contain prohibitions of events that would constitute a change in control or would require such debt to be repurchased upon a change in control. Moreover, the exercise by holders of New Notes of their right to require us to repurchase their New Notes could cause a default under our existing or future debt, even if the change in control itself does not result in a default under existing or future debt, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to holders of New Notes upon a repurchase may be limited by our financial resources at the time of such repurchase. Therefore, we cannot assure you that we will be permitted to comply with the change of control or that sufficient funds will be available when necessary to make any required repurchases. Our failure to purchase New Notes in connection with a change in control would result in a default under the indentures governing the New Notes. Such a default may, in turn, constitute a default under future debt as well.

AN ACTIVE TRADING MARKET MAY NOT DEVELOP FOR THE NEW NOTES, WHICH COULD REDUCE THEIR VALUE.

     There is no existing trading market for the New Notes. We do not intend to apply for listing of the New Notes on a securities exchange or for inclusion of the New Notes in any automated quotation system. The Original Notes currently trade in the PORTAL market. However, there can be no assurance that an active trading market will develop for the New Notes. If an active trading market does not develop or is not maintained, the market prices of the New Notes may decline and you may not be able to sell your New Notes.

UNDER UNITED STATES FEDERAL AND STATE FRAUDULENT TRANSFER OR CONVEYANCE STATUTES, A COURT COULD VOID OUR OBLIGATIONS AND THOSE OF OUR SUBSIDIARY GUARANTORS OR TAKE OTHER ACTIONS DETRIMENTAL TO THE HOLDERS OF THE NEW NOTES.

     The issuance of the New Notes, the guarantees of the New Notes or the incurrence of the first-priority liens securing the New Notes may be subject to review under U.S. bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws if a bankruptcy case or lawsuit is commenced by or against us or a subsidiary guarantor or if a lawsuit is commenced against us or a subsidiary guarantor by unpaid creditors. Under these laws, if a court were to find in such a bankruptcy or reorganization case or lawsuit that, at the time the Company issued the New Notes or at the time a subsidiary guarantor issued the guarantee of the New Notes or granted the lien securing the New Notes:

     (1) it issued the New Notes or the guarantee or granted the lien with the intent to delay, hinder or defraud present or future creditors; or

     (2) (a) it received less than reasonably equivalent value or fair consideration for issuing the New Notes or the guarantee or granting the lien; and

          (b) at the time it issued the New Notes or the guarantee or granted the lien:

               (i) it was insolvent or rendered insolvent by reason of issuing the New Notes or the guarantee or granting the lien;

               (ii) it was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its businesses; or

               (iii) it intended to incur, or believed or reasonably should have believed that it would incur, debts beyond its ability to pay such debts as they matured or became due;

then, in either case, a court of competent jurisdiction could (1) void, in whole or in part, the New Notes or the guarantee of the New Notes or the lien securing the guarantee and direct the repayment of any amounts paid thereunder to our other creditors, (2) subordinate the New Notes or the guarantee of the New Notes or the lien securing the guarantee to our or the applicable guarantor's other debt or (3) take other actions detrimental to the holders of the New Notes.

     The measure of insolvency will vary depending upon the law applied in the case. Generally, however, a person would be considered insolvent if the sum of its debts, including contingent liabilities, was greater than all of its assets at fair valuation or if the present fair saleable value of its assets was less than the amount that would be required to pay the probable liability on its existing debts, including contingent liabilities, as they become absolute and matured. An entity may be presumed to be insolvent if it is not paying its debts as they became due.

     We cannot predict:

          o what standard a court would apply in order to determine whether we or a subsidiary guarantor were insolvent as of the date we issued the New Notes or such guarantor issued the guarantee or we or such guarantor granted the liens, as applicable, or that regardless of the method of valuation, a court would determine that we or a subsidiary guarantor were insolvent on that date; or

          o whether a court would determine that the payments constituted fraudulent transfers or conveyances on other grounds.

     In addition, under U.S. federal bankruptcy law, if a bankruptcy case were initiated by or against us or the guarantors within 90 days after a payment by us with respect to the New Notes or by the guarantors under their guarantees, if we or the guarantors were insolvent at the time of such payment, and if certain other conditions were met, all or a portion of such payment could be avoided as a preferential transfer and the recipient of such payment could be required to return such payment to us for distribution to other creditors. Certain states have enacted similar insolvency statutes with varying periods and other provisions.

                              THE EXCHANGE OFFER


PURPOSE OF THE EXCHANGE OFFER

     In connection with the sale of the Original Notes, we entered into a registration rights agreement with the purchasers, under which we agreed to use our best efforts to file and have declared effective an exchange offer registration statement under the Securities Act.

     We are making the exchange offer in reliance on the position of the SEC as set forth in certain no-action letters. However, we have not sought our own no-action letter. Based upon these interpretations by the SEC, we believe that a holder of New Notes, but not a holder who is our "affiliate" within the meaning of Rule 405 of the Securities Act, who exchanges Original Notes for New Notes in the exchange offer, generally may offer the New Notes for resale, sell the New Notes and otherwise transfer the New Notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. We also believe that a holder may offer, sell or transfer the New Notes only if the holder acquires the New Notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the New Notes.

     Any holder of the Original Notes using the exchange offer to participate in a distribution of New Notes cannot rely on the no-action letters referred to above. A broker-dealer that acquired Original Notes directly from us, but not as a result of market-making activities or other trading activities must comply with the registration and prospectus delivery requirements of the Securities Act in the absence of an exemption from such requirements.

     Each broker-dealer that receives New Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The letter of transmittal states that by acknowledging and delivering a prospectus, a broker-dealer will not be considered to admit that it is an "underwriter" within the meaning of the Securities Act. We have agreed that for a period of 180 days after the expiration date, we will make this prospectus available to broker-dealers for use in connection with any such resale. See "Plan of Distribution."

     Except as described above, this prospectus may not be used for an offer to resell, resale or other transfer of New Notes.

     The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of Original Notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of such jurisdiction.

TERMS OF THE EXCHANGE

     Upon the terms and subject to the conditions of the exchange offer, we will accept any and all Original Notes validly tendered prior to 5:00 p.m., New York City time, on the expiration date. The date of acceptance for exchange of the Original Notes, and completion of the exchange offer, is the exchange date, which will be the first business day following the expiration date (unless extended as described in this document). We will issue, on or promptly after the exchange date, an aggregate principal amount of up to $110,000,000 of New Notes for a like principal amount of outstanding Original Notes tendered and accepted in connection with the exchange offer. The New Notes issued in connection with the exchange offer will be delivered on the earliest practicable date following the exchange date. Holders may tender some or all of their Original Notes in connection with the exchange offer, but only in $1,000 increments of principal amount at maturity.

     The terms of the New Notes are identical in all material respects to the terms of the Original Notes, except that the New Notes have been registered under the Securities Act and are issued free from any covenant regarding registration, including the payment of liquidated damages upon a failure to file or have declared effective an exchange offer registration statement or to complete the exchange offer by certain dates. The New Notes will evidence the same debt as the Original Notes and will be issued under the same indenture and entitled to the same benefits under that indenture as the Original Notes being exchanged. As of the date of this prospectus, $110,000,000 in aggregate principal amount of Original Notes are outstanding.

     In connection with the issuance of the Original Notes, we arranged for the Original Notes originally purchased by qualified institutional buyers under the Securities Act to be issued and transferable in book-entry form through the facilities of The Depository Trust Company ("DTC"), acting as depositary. Except as described under "Book-Entry, Delivery and Form," the New Notes will be issued in the form of global notes registered in the name of DTC or its nominee and each beneficial owner's interest in it will be transferable in book-entry form through DTC. See "Book-Entry, Delivery and Form."

     Holders of Original Notes do not have any appraisal or dissenters' rights in connection with the exchange offer. Original Notes which are not tendered for exchange or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the indenture under which they were issued, but will not be entitled to any registration rights under the registration rights agreement.

     We shall be considered to have accepted validly tendered Original Notes if and when we have given oral or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the New Notes from us.

     If any tendered old Original Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, we will return the Original Notes, without expense, to the tendering holder as quickly as possible after the expiration date.

     Holders who tender Original Notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on exchange of Original Notes in connection with the exchange offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. See "- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The expiration date for the exchange offer is 5:00 p.m., New York City time, on [ ], 2004, unless extended by us in our sole discretion (but in no event to a date later than [ ], 2004), in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended.

     We reserve the right, in our sole discretion:

     o to delay accepting any Original Notes, to extend the offer or to terminate the exchange offer if, in our reasonable judgment, any of the conditions described below shall not have been satisfied, by giving oral or written notice of the delay, extension or termination to the exchange agent, or

     o    to amend the terms of the exchange offer in any manner.

     If we amend the exchange offer in a manner that we consider material, we will disclose such amendment by means of a prospectus supplement, and we will extend the exchange offer for a period of five to ten business days.

     If we determine to make a public announcement of any delay, extension, amendment or termination of the exchange offer, we will do so by making a timely release through an appropriate news agency.

CONDITIONS TO THE EXCHANGE OFFER

     Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange New Notes for, any Original Notes and may terminate the exchange offer as provided in this prospectus before the acceptance of the Original Notes, if:

     o any action or proceeding is instituted or threatened in any court or by or before any governmental agency relating to the exchange offer which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us, or any material adverse development has occurred in any existing action or proceeding relating to us or any of our subsidiaries;

     o any change, or any development involving a prospective change, in our business or financial affairs or any of our subsidiaries has occurred which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us;

     o any law, statue, rule or regulation is proposed, adopted or enacted, which in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us; or

     o any governmental approval has not been obtained, which approval we, in our reasonable discretion, consider necessary for the completion of the exchange offer as contemplated by this prospectus.

     The conditions listed above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our reasonable discretion in whole or in part at any time and from time to time. The failure by us at any time to exercise any of the above rights shall not be considered a waiver of such right, and such right shall be considered an ongoing right which may be asserted at any time and from time to time.

     If we determine in our reasonable discretion that any of the conditions are not satisfied, we may:

     o refuse to accept any Original Notes and return all tendered Original Notes to the tendering holders;

     o extend the exchange offer and retain all Original Notes tendered before the expiration of the exchange offer, subject, however, to the rights of holders to withdraw these Original Notes (see "- Withdrawal of Tenders" below); or

     o waive unsatisfied conditions relating to the exchange offer and accept all properly tendered Original Notes which have not been withdrawn.

PROCEDURES FOR TENDERING

     Unless the tender is being made in book-entry form, to tender in the exchange offer, a holder must

     o complete, sign and date the letter of transmittal, or a facsimile of it,

     o have the signatures guaranteed if required by the letter of transmittal, and

     o mail or otherwise deliver the letter of transmittal or the facsimile, the Original Notes and any other required documents to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

     Any financial institution that is a participant in DTC's Book-Entry Transfer Facility system may make book-entry delivery of the Original Notes by causing DTC to transfer the Original Notes into the exchange agent's account. Although delivery of Original Notes may be effected through book-entry transfer into the exchange agent's account at DTC, the letter of transmittal (or facsimile), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received or confirmed by the exchange agent at its address set forth under the caption "Exchange Agent" below, prior to 5:00 p.m., New York City time, on the expiration date. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

     The tender by a holder of Original Notes will constitute an agreement between us and the holder in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

     The method of delivery of Original Notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. No letter of transmittal of Original Notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the tenders for such holders.

     Any beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on behalf of the beneficial owner. If the beneficial owner wishes to tender on that owner's own behalf, the owner must, prior to completing and executing the letter of transmittal and delivery of such owner's Original Notes, either make appropriate arrangements to register ownership of the Original Notes in the owners' name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     Signature on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, unless the Original Notes tendered pursuant thereto are tendered:

     o by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal, or

     o    for the account of an eligible guarantor institution.

     o In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantee must be by:

     o a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.,

     o a commercial bank or trust company having an office or correspondent in the United States, or

     o    an "eligible guarantor institution."

     If the letter of transmittal is signed by a person other than the registered holder of any Original Notes, the Original Notes must be endorsed by the registered holder or accompanied by a properly completed bond power, in each case signed or endorsed in blank by the registered holder.

     If the letter of transmittal or any Original Notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorney-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by us, submit evidence satisfactory to us of their authority to act in that capacity with the letter of transmittal.

     We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance and withdrawal of tendered Original Notes in our sole discretion. We reserve the absolute right to reject any and all Original Notes not properly tendered or any Original Notes whose acceptance by us would, in the opinion of our U.S. counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular Original Notes either before or after the expiration date. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within a time period we will determine. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders of Original Notes, neither we, the exchange agent nor any other person will have any duty or incur any liability for failure to give such notification. Tenders of Original Notes will not be considered to have been made until such defects or irregularities have been cured or waived. Any Original Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

     In addition, we reserve the right, as set forth above under the caption "Conditions to the Exchange Offer," to terminate the exchange offer.

     By tendering, each holder represents to us, among other things, that:

     o the New Notes acquired in connection with the exchange offer are being obtained in the ordinary course of business of the person receiving the New Notes, whether or not such person is the holder;

     o neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes; and

     o neither the holder nor any such other person is our "affiliate" (as defined in Rule 405 under the Securities Act).

     If the holder is a broker-dealer which will receive New Notes for its own account in exchange for Original Notes, it will acknowledge that it acquired such Original Notes as the result of market-making activities or other trading activities and it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

GUARANTEED DELIVERY PROCEDURES

     A holder who wishes to tender its Original Notes and:

     o    whose Original Notes are not immediately available;

     o who cannot deliver the holder's Original Notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date; or

     o who cannot complete the procedures for book-entry transfer before the expiration date may effect a tender if

     o    the tender is made through an eligible guarantor institution;

     o before the expiration date, the exchange agent receives from the eligible guarantor institution:

     o a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery,

     o    the name and address of the holder, and

     o the certificate number(s) of the Original Notes and the principal amount at maturity of Original Notes tendered, stating that the tender is being made and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal and the certificate(s) representing the Original Notes (or a confirmation of book-entry transfer), and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

     o the exchange agent receives, within three New York Stock Exchange trading days after the expiration date, a properly completed and executed letter of transmittal or facsimile, as well as the certificate(s) representing all tendered Original Notes in proper form for transfer or a confirmation of book-entry transfer, and all other documents required by the letter of transmittal.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Original Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

     To withdraw a tender of Original Notes in connection with the exchange offer, a written facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

     o specify the name of the person who deposited the Original Notes to be withdrawn,

     o identify the Original Notes to be withdrawn (including the certificate number or numbers and principal amount at maturity of such Original Notes),

     o be signed by the depositor in the same manner as the original signature on the letter of transmittal by which such Original Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee register the transfer of such Original Notes into the name of the person withdrawing the tender, and

     o specify the name in which any such Original Notes are to be registered, if different from that of the depositor.

     We will determine all questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices. Any Original Notes so withdrawn will be considered not to have been validly tendered for purposes of the exchange offer, and no New Notes will be issued unless the Original Notes withdrawn are validly re-tendered. Any Original Notes which have been tendered but which are not accepted for exchange or which are withdrawn will be returned to the holder without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Original Notes may be re-tendered by following one of the procedures described above under the caption "Procedures for Tendering" at any time prior to the expiration date.

EXCHANGE AGENT

     Wells Fargo Bank, N.A. has been appointed as exchange agent for the New Notes. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal should be directed to Wells Fargo Bank, N.A., at its offices at MAC N9303-121, P.O. Box 1517, Minneapolis, MN 55480, Attention: Corporate Trust Operations, Reorganization. Wells Fargo Bank N.A.'s telephone number is (800) 344-5128 and facsimile number is (612) 667-4927.

FEES AND EXPENSES

     We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer. We will pay certain other expenses to be incurred in connection with the exchange offer, including the fees and expenses of the exchange agent and certain accounting and legal fees.

     Holders who tender their Original Notes for exchange will not be obligated to pay transfer taxes. If, however:

     o New Notes are to be delivered to, or issued in the name of, any person other than the registered holder of the Original Notes tendered, or

     o if tendered Original Notes are registered in the name of any person other than the person signing the letter of transmittal, or

     o if a transfer tax is imposed for any reason other than the exchange of Original Notes in connection with the exchange offer,

then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption from them is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

ACCOUNTING TREATMENT

     The New Notes will be recorded at the same carrying value as the Original Notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer. The expenses of the exchange offer that we pay will increase our deferred financing costs in accordance with generally accepted accounting principles.

CONSEQUENCES OF FAILURES TO PROPERLY TENDER ORIGINAL NOTES IN THE EXCHANGE

     Issuance of the New Notes in exchange for the Original Notes under the exchange offer will be made only after timely receipt by the exchange agent of such Original Notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, holders of the Original Notes desiring to tender such Original Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of Original Notes for exchange. Original Notes that are not tendered or that are tendered but not accepted by us will, following completion of the exchange offer, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act, and, upon completion of the exchange offer, certain registered rights under the registration rights agreement will terminate.

     In the event the exchange offer is completed, we will not be required to register the remaining Original Notes. Remaining Original Notes will continue to be subject to the following restrictions on transfer:

     o the remaining Original Notes may be resold only if registered pursuant to the Securities Act, if any exemption from registration is available, or if neither such registration nor such exemption is required by law, and

     o the remaining Original Notes will bear a legend restricting transfer in the absence of registration or an exemption.

     We do not currently anticipate that we will register the remaining Original Notes under the Securities Act. To the extent that Original Notes are tendered and accepted in connection with the exchange offer, any trading market for remaining Original Notes could be adversely affected.

                                USE OF PROCEEDS

       This exchange offer is intended to satisfy our obligations under the registration rights agreement entered into in connection with the issuance of the Original Notes. We will not receive any cash proceeds from the issuance of the New Notes in the exchange offer.


                      RATIOS OF EARNINGS TO FIXED CHARGES

       The following table sets forth our ratio of earnings to fixed charges for the periods indicated:


                                      For the Years Ended December 31,                               For the Three Months Ended
                                 -----------------------------------------------------------------         March 31, 2004
                                                                                   2003              --------------------------
                                                                        --------------------------
                                     1999    2000    2001    2002        Historical      Pro Forma       Historical   Pro Forma
                                     ----    ----    ----    ----       -----------      ---------       ----------   ---------
Ratio of Earnings to Fixed Charges   3.4x    3.7x      -     0.6x           1.1x           1.2x            0.1x          0.7x


       For purposes of computing the above ratios: (1) earnings consist of income/(loss) from continuing operations before income taxes plus fixed charges plus amortization of deferred financing costs less capitalized interest; and
(2) fixed charges consist of interest expense (excluding amortization of deferred financing costs), the interest component of rent expense and capitalized interest. In the years ended December 31, 2001 and 2002, and the three months ended March 31, 2004 (historical and pro forma), our earnings were insufficient to cover fixed charges by $15,727,000, $2,403,000, $3,284,000 and $2,170,000, respectively.

                         DESCRIPTION OF THE NEW NOTES

     Definitions of certain terms used in this Description of the New Notes may be found under the heading "Certain Definitions." For purposes of this section, the term "Company" refers only to Chemed Corporation (or any successor thereto) and not to any of its Subsidiaries.

     The Company issued the Original Notes under an Indenture dated as of February 24, 2004 (the "Indenture"), among the Company, the Subsidiary Guarantors and Wells Fargo Bank, N.A., as trustee (the "Trustee"), and the obligations of the Company and the Subsidiary Guarantors are secured by a first priority security interest in specified collateral, as described below, under various Security Documents (as defined below). The Indenture and the Security Documents are filed as exhibits hereto and are incorporated by reference herein. The Indenture and the Security Documents contain provisions which define your rights under the New Notes. In addition, the Indenture governs the obligations of the Company and of each Subsidiary Guarantor regarding the New Notes. The terms of the New Notes include those stated in the Indenture and the Security Documents and those made part of the Indenture by reference to the TIA. Unless specifically stated to the contrary, the following description applies equally to the New Notes and the Original Notes.

     The following description is meant to be only a summary of certain provisions of the Indenture and the Security Documents. It does not restate the terms of the Indenture and the Security Documents in their entirety. We urge that you carefully read the Indenture and the Security Documents as they, and not this description, govern your rights as Holders.

            OVERVIEW OF THE NEW NOTES AND THE SUBSIDIARY GUARANTEES

       The New Notes:

          o will be general obligations of the Company secured by the Collateral on a first-priority basis (subject to Permitted Liens) shared equally with the first-priority interest securing Credit Agreement Obligations, subject to certain exceptions;

          o will rank equally in right of payment with all existing and future Senior Indebtedness of the Company;

          o will be senior in right of payment to all existing and future Subordinated Obligations of the Company;

          o will be guaranteed by each Subsidiary Guarantor to the same extent as the Credit Agreement Obligations; and

          o will be effectively subordinated to all liabilities (including Trade Payables) and Preferred Stock of each Subsidiary of the Company that is not a Subsidiary Guarantor.

                       PRINCIPAL, MATURITY AND INTEREST

       We will issue New Notes in an aggregate principal amount of $110.0 million. The New Notes will mature on February 24, 2010. We will issue the
New Notes in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000.

     Each New Note we issue will accrue interest at a rate equal to LIBOR for the applicable Interest Period plus 3.75% per annum beginning on February 24, 2004, or from the most recent date to which interest has been paid or provided for. We will pay interest quarterly to Holders of record at the close of business on the February 1, May 1, August 1 or November 1 immediately preceding the interest payment date on February 15, May 15, August 15 and November 15 of each year (each an "Interest Payment Date"). We will begin paying interest to Holders on May 15, 2004. We will pay interest on overdue principal at 1% per annum in excess of such rate, and we will pay interest on overdue installments of interest at such higher rate to the extent lawful.

     Interest will be paid on each Interest Payment Date. Interest for any Interest Payment Date will accrue from and include the preceding Interest Payment Date (or, in the case of the first Interest Payment Date, from and including the Closing Date) to but excluding such Interest Payment Date. Interest will accrue on the principal balance of the New Notes on the basis of actual days outstanding of a 360-day year.

     LIBOR for the initial Interest Period will be 1.13% per annum. The Trustee will determine LIBOR for each Interest Period following the initial Interest Period, on the second London Business Day prior to the first day of such Interest Period (each a "LIBOR Determination Date"). For purposes of calculating LIBOR, a London Business Day is any day on which dealings in deposits in United States dollars are transacted in the London interbank market. LIBOR shall be determined by the Trustee in accordance with the following provisions:

     (i) "LIBOR" means, as of any LIBOR Determination Date, the rate for deposits in the United States dollars for a three-month period which appears on Telerate Page 3750 (as defined in the 1987 Interest Rate and Currency Exchange Definitions published by the International Swap Dealers Association, Inc., or such other page as may replace such Telerate Page 3750) as of 11:00 a.m., London time, on such date, and

     (ii) If, on any LIBOR Determination Date, such rate does not appear on Telerate Page 3750 (or such other page as may replace such Telerate Page
3750), the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in the United States dollars are offered by four reference banks selected by the Trustee at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a three- month period. The Trustee will request the principal London office of each such bank to provide a quotation of its rate. If at least two such quotations are provided as requested, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a three-month period. All percentages resulting from a calculation in this clause (ii) shall be rounded, if necessary, to the nearest one thirty-second of a percentage point.

     We will also pay additional interest on the Original Notes to holders of Original Notes if we fail to file a registration statement relating to the New Notes or if the registration statement is not declared effective on a timely basis or if certain other conditions are not satisfied. These provisions are more fully explained under the heading "Exchange and Registration Rights Agreement." References to "interest" in this description include any such additional interest.

                  INDENTURE MAY BE USED FOR FUTURE ISSUANCES

     We may issue up to $110.0 million aggregate principal amount of additional New Notes having identical terms and conditions to the New Notes we are currently offering (the "Additional New Notes"). We will only be permitted to issue such Additional New Notes if at the time of such issuance we are in compliance with the covenants contained in the Indenture and any other agreements governing the Company's debt, such as the Credit Agreement and the Indenture for the Fixed Rate Notes. Any Additional New Notes will be part of the same issue as the New Notes that we are currently offering and will vote on all matters with such New Notes.

                          PAYING AGENT AND REGISTRAR

     We will pay the principal of, premium, if any, and interest on the New Notes at any office of ours or any agency designated by us which is located in the Borough of Manhattan, The City of New York. We have initially designated the corporate trust office of the Trustee to act as the agent of the Company in such matters. We, however, reserve the right to pay interest to Holders by check mailed directly to Holders at their registered addresses.

     Holders may exchange or transfer their New Notes at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of New Notes. We, however, may require Holders to pay any transfer tax or other similar governmental charge payable in connection with any such transfer or exchange.

                              OPTIONAL REDEMPTION

     At any time we may redeem the New Notes in whole or in part on one or more occasions, on not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest, if any, due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on February 24 of the years set forth below:

                                        Redemption
                Year                      Price
                ----                    ----------
                2004                     101.000%
                2005 AND THEREAFTER      102.000%


     Any notice of an optional redemption may provide that the redemption will be subject to specified conditions, provided, that such conditions are not solely within our control, such as the consummation of other transactions.

                                   SELECTION

     If we partially redeem New Notes, the Trustee will select the New Notes to be redeemed on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no New Note of $1,000 in original principal amount or less will be redeemed in part. If we redeem any New Note in part only, the notice of redemption relating to such New Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancelation of the original New Note. On and after the redemption date, interest will cease to accrue on New Notes or portions thereof called for redemption so long as we have deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest and any premium on, the New Notes to be redeemed.

                                    RANKING

     The New Notes will be secured Senior Indebtedness of the Company, will rank equally in right of payment with all existing and future Senior Indebtedness of the Company, will have the benefit of a shared first priority security interest in the Collateral (subject to Permitted Liens), as described under the heading "- Security", and will be senior in right of payment to all existing and future Subordinated Obligations of the Company. The New Notes will be guaranteed by each Subsidiary Guarantor to the same extent as the Credit Agreement Obligations and will be effectively subordinated to all liabilities (including Trade Payables) and Preferred Stock of each Subsidiary of the Company that is not a Subsidiary Guarantor.

     As of March 31, 2004, the Company had $320.0 million of Senior Indebtedness, including the New Notes, of which $170.0 million would have been Secured Indebtedness (including the New Notes but exclusive of unused commitments of $43.6 million and $31.4 million in outstanding letters of credit under the Credit Agreement). The Indebtedness under the Credit Agreement and the New Notes would have represented all of such Secured Indebtedness. The foregoing amounts do not include Indebtedness of Subsidiaries of the Company.

                                   SECURITY

     The New Notes will be secured by a first-priority security interest (subject to Permitted Liens) in the Collateral that is equal and ratable with the first priority security interest in the Collateral securing the Credit Agreement Obligations (other than with respect to cash and cash equivalent collateral securing letter of credit obligations) from time to time. The Collateral consists of all collateral that secures the Credit Agreement Obligations (except that special provision is made with respect to cash and cash equivalent collateral securing letter of credit obligations), which is expected initially to consist (with certain exceptions) of 100% of the Capital Stock of, or other equity interests in, existing and future Domestic Subsidiaries that are owned directly by the Company or any of its Domestic Subsidiaries (excluding Chemed Capital Trust and VNF).

     From and after the date of the Indenture, if the Company or any Subsidiary Guarantor creates any initial or additional Lien upon any of its property or assets to secure the Credit Agreement Obligations (other than cash and cash equivalent collateral securing letter of credit obligations) it must concurrently grant to the Collateral Agent for the benefit of the Holders a first-priority Lien (subject to Permitted Liens) that is equal and ratable with such Liens upon such property or assets as security for the New Notes.

     The Company, the Subsidiary Guarantors and the Collateral Agent entered into certain security agreements (collectively, the "Security Documents") on the Closing Date that define the terms of the security interests granted thereunder to secure the Credit Agreement Obligations and the obligations under the Indenture and the New Notes, on an equal and ratable basis (subject to Permitted Liens). The security interests granted pursuant to the Security Documents secure the payment and performance when due of all the obligations of the Company and the Subsidiary Guarantors under the New Notes, the Indenture, the Subsidiary Guarantees and the Security Documents.

     The Company, the Trustee, the Collateral Agent and the Administrative Agent under the Credit Agreement entered into Collateral Sharing Agreement on the Closing Date. The Collateral Sharing Agreement provides for the sharing of the security interests in the Collateral granted pursuant to the Security Documents on an equal and ratable basis among the holders of Credit Agreement Obligations and the Holders of the New Notes, the exercise of remedies under the Security Documents and related intercreditor issues. In addition, the Collateral Sharing Agreement provides for the sharing of the Collateral, on an equal and ratable basis, with other Indebtedness secured by the Collateral pursuant to a Permitted Lien described in clauses 7, 12 or 13 of the definition thereof that is designated as a "First Lien Credit Facility" for purposes of the Collateral Sharing Agreement. Any such designation may be made without the consent of the Trustee or the Holders of New Notes.

     Pursuant to the Collateral Sharing Agreement, each Holder of New Notes is deemed to have consented to the appointment of the Collateral Agent as its agent under the Collateral Sharing Agreement and Security Documents with the authority to act as the exclusive agent of such Holder in respect of the execution and amendment of the Security Documents and the enforcement of the Security Documents and the Collateral Sharing Agreement and to agree, except as provided in the Collateral Sharing Agreement and the Security Documents, that such Holder will not take any action (other than through the Collateral Agent) to enforce any provision of the Collateral Sharing Agreement or any Security Document against the Company or any Subsidiary Guarantor. Pursuant to the Collateral Sharing Agreement, (a) the Collateral Agent will not be subject to any fiduciary duties to the Trustee or the Holders of New Notes, (b) the Collateral Agent will not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Security Documents that the Collateral Agent is required to exercise in writing by the Instructing Group, and (c) the Collateral Agent will not have any duty to disclose any information relating to the Company or any Subsidiary Guarantor that is obtained by the Collateral Agent, except as set forth in the Collateral Sharing Agreement and the Security Documents. Until the Discharge of Credit Agreement Obligations and so long as no insolvency or liquidity proceeding involving the Company or any Subsidiary Guarantor is continuing, the Instructing Group will be the lenders under the Credit Agreement.

     Subject to the appointment and acceptance of a successor collateral agent, the Collateral Agent may resign at any time, or may be removed at any time with or without cause by the Instructing Group. Upon any such resignation or removal and prior to the Discharge of Credit Agreement Obligations, the lenders under the Credit Agreement will have the right, in consultation with the Company, to appoint a successor. Upon any such resignation or removal of the Collateral Agent after the Discharge of Credit Agreement Obligations, holders of a majority of the obligations secured by the Security Documents will have the right, in consultation with the Company, to appoint a successor.

     So long as the Discharge of Credit Agreement Obligations has not occurred, and no insolvency or liquidation proceeding is continuing with respect to the Company or any Subsidiary Guarantor, the Trustee will not be permitted (nor will any other party secured by the Security Documents, other than the lenders and the Administrative Agent under the Credit Agreement) to enforce the security interests even if an Event of Default has occurred and the New Notes have been accelerated, except as necessary to take any action (not adverse to the rights of the Collateral Agent to exercise, or the Instructing Group to direct exercise, of remedies) in order to preserve or protect its rights in the liens securing the New Notes or the Subsidiary Guarantees. In the event that any insolvency or liquidation proceeding is continuing with respect to the Company or any Subsidiary Guarantor, the Trustee will not be permitted to enforce the security interests except

(a) as necessary to file a claim or statement of interest with respect to its secured interest or (b) as necessary to take any action (not adverse to the rights of the Collateral Agent to exercise, or the Instruction Group to direct exercise, remedies) in order to preserve or protect its rights in the liens securing the New Notes or the Subsidiary Guarantees.

     Subject to the terms of the Collateral Sharing Agreement, so long as the Discharge of Credit Agreement Obligations has not occurred, the lenders under the Credit Agreement shall exclusively direct the Collateral Agent's response to (a) requests from the Company or a Subsidiary Guarantor in respect of Collateral and the Security Documents and (b) the Collateral Agent's knowledge of any nonperformance of any obligation set forth in the Security Documents by the Company or any Subsidiary Guarantor. The release of any Collateral by the Collateral Agent from the liens granted under any of the Security Documents will be binding on the Trustee, provided that (except in the case of releases in connection with the exercise of the Collateral Agent's remedies in respect of the Collateral and releases expressly permitted by any Security Document to be effective without consent) such release is permitted by or not prohibited by the Indenture (and the Collateral Agent will be protected if it receives an officer's certificate from the Company to that effect). Under the terms of the Collateral Sharing Agreement, so long as the Aggregate Credit Agreement Exposure is (a) greater than or equal to $55,000,000 or (b) greater than the aggregate amount of New Notes outstanding, the Collateral Agent may enter into amendments to, or grant waivers or consents in respect of, the Collateral Sharing Agreement and the Security Documents, in each case that either apply equally to the Credit Agreement Obligations or are not materially adverse to the holders of the New Notes. If the Aggregate Credit Agreement Exposure is
(a) less than $55,000,000 or (b) less than or equal to the aggregate amount of the New Notes outstanding, then any such amendment, waiver or consent shall require the consent of the Holders of New Notes in accordance with the Indenture. In addition, so long as the Discharge of the Credit Agreement Obligations has not occurred, the Collateral Agent and the lenders under the Credit Agreement will have the exclusive right, subject to the rights of the Company and the Subsidiary Guarantors under the Security Documents, to adjust the settlement for any insurance policy and approve any award granted in any condemnation or similar proceeding affecting the collateral.

     In the event of any foreclosure on the Collateral, the Collateral Agent, in accordance with the provisions of the Collateral Sharing Agreement, will distribute all cash proceeds (after payment of the costs of enforcement and collateral administration and fees and expenses of the Collateral Agent, including those advanced or paid by other secured parties) of the Collateral received by it under the Security Documents for the ratable benefit of the holders of obligations secured by the Collateral, including the Credit Agreement Obligations, the New Notes and any other First Lien Credit Facility. Any surplus remaining hereafter will be paid to the Company and the Subsidiary Guarantors or whoever else is legally entitled to receive it. The Collateral Sharing Agreement contains special provisions for the collateralization of letters of credit and the release of funds from the cash collateral account. If, at any time, the Trustee receives any collateral or proceeds thereof in connection with the exercise of any right or remedy relating to such Collateral and such receipt is not in compliance with the terms of the Collateral Sharing Agreement, the Trustee is required to hold such Collateral or proceeds thereof in trust and pay such Collateral or proceeds thereof over to the Collateral Agent.

     The Collateral Sharing Agreement does not limit the ability of any party secured by the Security Documents and party to the Collateral Sharing Agreement, including the Trustee on behalf of the Holders of the New Notes, to initiate an insolvency or liquidation proceeding against the Company or any Subsidiary Guarantor or to appear or be heard in any insolvency or liquidation proceeding against the Company or any Subsidiary Guarantor, including, without limitation, in respect of any post-petition usage of any Collateral or any post-petition financing arrangement. The Trustee and the Holders of the New Notes will not be permitted to (a) contest the validity or enforceability of, seek to avoid, have declared fraudulent, or have set aside any of the obligations secured by the Collateral, including the Credit Agreement Obligations and any other First Lien Credit Facilities or the guaranties thereof or (b) contest the validity, enforceability, perfection or priority of the security interests and liens of any other party secured by the Security Documents and party to the Collateral Sharing Agreement. If the Trustee or any other party secured by the Security Documents and party to the Collateral Sharing Agreement is required, in any insolvency or liquidation proceeding by or against the Company or any Subsidiary Guarantor, to turn over or pay any amount (the "Recovery") to the estate of the Company or any Subsidiary Guarantor, then the obligations secured by the Collateral will be reinstated to the extent of such Recovery. If the Collateral Sharing Agreement was terminated prior to such Recovery, the Collateral Sharing Agreement will be reinstated in full force and effect and the parties thereto, including the Trustee on behalf of the Holders of the New Notes, will be required to comply with the provisions thereof.

     If, at any time following the Discharge of Credit Agreement Obligations, the Company or any Subsidiary Guarantor (1) incurs Indebtedness under any credit facility pursuant to clause (1) of paragraph (b) of the covenant described under "& Limitation on Indebtedness," and (2) such Indebtedness is designated as Credit Agreement Obligations, the Trustee will enter into one or more amendments, supplements or replacements of the Security Documents and the Collateral Sharing Agreement establishing and setting forth the respective rights of the holders of such Credit Agreement Obligations and the holders of the New Notes in respect of their shared first-priority security interest in the Collateral. Any such amendment, supplement or replacement of the Collateral Sharing Agreement shall include substantially the same terms as are set forth in the initial Collateral Sharing Agreement.

     Whether prior to or after the Discharge of Credit Agreement Obligations, the Company or a Subsidiary Guarantor, as the case may be, will be entitled to the release of any or all of its assets included in the Collateral from the Liens securing the New Notes under any one or more of the following circumstances:

       (1) if all other Liens on that asset securing Credit Agreement Obligations (including commitments thereunder) then secured by that asset are released;

       (2) if such asset is sold, transferred, leased or otherwise disposed of in a transaction that constitutes an Asset Disposition;

       (3) if such asset is sold, transferred, leased or otherwise disposed of in a transaction that does not constitute an Asset Disposition as provided in clause (1) through (9) of the definition thereof;

       (4) if the Company provides substitute collateral with at least an equivalent fair value as determined in good faith by the Board of Directors;

       (5) if any Subsidiary Guarantor is released from its Subsidiary Guarantee in accordance with the terms of the Indenture, the Security Documents and the Collateral Sharing Agreement, then such Subsidiary's assets and the stock of such Subsidiary that is pledged to the Collateral Agent shall be released;

       (6) in respect of assets included in the Collateral with a fair value, as determined in good faith by the Board of Directors, of up to $1 million in any calendar year, subject to a cumulative carryover for any amount not used in any prior calendar year; or

       (7) upon satisfaction by the Company of the conditions set forth in the Indenture to its legal defeasance option, its covenant defeasance option or the discharge of this Indenture, all Liens on the Collateral of this Indenture and the Security Documents shall be released;

provided, however, that the consent of Holders representing the Designated Percentage of the aggregate principal amount of New Notes outstanding shall be required for any such release pursuant to clause (1), (2) or (5) if the sum of the aggregate fair value (as determined in good faith by the Board of Directors) of Collateral released pursuant to clauses (1), (2) and (5) since the Issue Date exceeds $50 million (including for purposes of such calculation the instant release, but excluding all releases since the Closing Date that are or were in connection with Asset Dispositions and that constitute or constituted Ratable Paydown Dispositions under the covenant described under "Certain Covenants - Limitation on Sales of Assets and Subsidiary Stock)."

     Notwithstanding the foregoing, at any time when an Event of Default has occurred and is continuing, the consent of Holders representing the Designated Percentage of the aggregate principal amount of New Notes outstanding shall be required for any release of Collateral pursuant to clauses (1), (2) or (5) above unless such release is in connection with a Ratable Paydown Disposition (as described above) or unless such release is in connection with a disposition of Collateral in which the proceeds thereof are applied as required by the Collateral Sharing Agreement. In addition, nothing in the foregoing provisions shall limit or restrict the release of Collateral or dispositions of assets in connection with the exercise of remedies by the Collateral Agent pursuant to and in accordance with the terms of the Collateral Sharing Agreement and the Security Documents.

     The security interests on all Collateral securing the New Notes and the Subsidiary Guarantees will also be released upon (i) payment in full of the principal of, accrued and unpaid interest and any premium on the New Notes and all other obligations under the Indenture, the Subsidiary Guarantees and the Security Documents that are due and payable at or prior to the time such principal, accrued and unpaid interest and any premium are paid, (ii) a satisfaction and discharge of the Indenture and (iii) a legal defeasance or covenant defeasance as described below under the caption "Defeasance."

                             SUBSIDIARY GUARANTEES

     All of our existing subsidiaries, other than Roto-Rooter of Canada, Ltd., Chemed Capital Trust and VNF, and certain future subsidiaries of the Company (as described below), as primary obligors and not merely as sureties, will jointly and severally irrevocably and unconditionally Guarantee on a secured senior basis the performance and full and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture (including obligations to the Trustee) and the New Notes, whether for payment of principal of or interest or any premium on the New Notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Subsidiary Guarantors being herein called the "Guaranteed Obligations"). Each Subsidiary Guarantor's Guarantee of the New Notes will be secured by the portion (if any) of the Collateral owned by such Subsidiary Guarantor (other than cash or cash equivalent collateral securing letter of credit obligations). Such Subsidiary

Guarantors will agree to pay, in addition to the amount stated above, any and all costs and expenses (including reasonable counsel fees and expenses) incurred by the Collateral Agent, the Trustee or the Holders in enforcing any rights under the Indenture, the Security Documents or the Subsidiary Guarantees. Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be Guaranteed by the applicable Subsidiary Guarantor without rendering the Subsidiary Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. If a Subsidiary Guarantee were to be rendered voidable, it could be subordinated by a court to all other Indebtedness (including guarantees and contingent liabilities) of the applicable Subsidiary Guarantor, and depending on the amount of such Indebtedness, a Subsidiary Guarantor's liability in respect of its Subsidiary Guarantee could be reduced to zero.

     See "Risk Factors - Under United States federal and state fraudulent transfer or conveyance statutes, a court could void our obligations and those of our subsidiary guarantors or take other actions detrimental to the holders of the Notes."

     After the Closing Date, the Company will cause each Domestic Subsidiary (other than Chemed Capital Trust and VNF) and Foreign Subsidiary that enters into a Guarantee of any of the Credit Agreement Obligations, to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will Guarantee the payment and performance of all obligations under the New Notes and the Indenture to the same extent as such Subsidiary Guarantees such Credit Agreement Obligations. See "Certain Covenants - Future Subsidiary Guarantors" below.

     The Subsidiary Guarantee of each Subsidiary Guarantor:

          o will be a senior obligation of such Subsidiary Guarantor secured by the portion (if any) of the Collateral owned by such Subsidiary Guarantor, which Collateral shall be shared equally and ratably with the holders of Credit Agreement Obligations, subject to certain exceptions;

          o will rank equally in right of payment with all existing and future Senior Indebtedness of such Subsidiary Guarantor; and

          o will be senior in right of payment to all existing and future Subordinated Obligations of such Subsidiary Guarantor.

     Each Subsidiary Guarantee is a continuing guarantee and shall (a) remain in full force and effect until payment in full of all the Guaranteed Obligations, (b) be binding upon each Subsidiary Guarantor and its successors and (c) inure to the benefit of, and be enforceable by, the Trustee, the Holders and their successors, transferees and assigns, subject to the Collateral Sharing Agreement.

     Notwithstanding the foregoing, a Subsidiary Guarantee of the New Notes provided by a Subsidiary Guarantor will be released without any actions required on the part of the Trustee or any Holder:

     (1) if (a) all of the Capital Stock of, or other equity interests in, or all or substantially all of the assets of such Subsidiary Guarantor is sold or otherwise disposed of (including by way of merger or consolidation) to a person other than the Company or any of our Domestic Subsidiaries or

               (b) such Subsidiary Guarantor ceases to be a Restricted Subsidiary, and in each case we otherwise comply, to the extent applicable, with the covenants described below under the captions "Certain Covenants - Limitation on Sales of Assets and Subsidiary Stock", "Merger and Consolidation" and "- Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries;

          (2) if we designate such Subsidiary Guarantor as an Unrestricted Subsidiary;

          (3) upon our request if the fair market value of the assets of the applicable Subsidiary Guarantor (as determined in good faith by the Board of Directors), together with the fair market value of the assets of other Subsidiary Guarantors whose Subsidiary Guarantee was released in the same calendar year, do not exceed $1.0 million (subject to cumulative carryover for amounts not used in any prior calendar year); or

          (4) if the guarantee by such Subsidiary Guarantor of the Credit Agreement Obligations is released; provided that any release of the liens of the Security Documents on the assets or stock of such Subsidiary in connection with such release is permitted under the provisions described under "Security."

     At any time when the Aggregate Credit Agreement Exposure is more than $55 million or more than the aggregate principal amount of outstanding New Notes, the Collateral Agent, with the lenders under the Credit Agreement, may make any amendment or modification to any Security Document or the Collateral Sharing Agreement that applies equally to the lenders under the Credit Agreement and the Holders or that does not materially adversely affect the rights of the Holders; provided, however, that any amendment directly or indirectly effecting a release of collateral must comply with the restrictions described in "Security."

                               CHANGE OF CONTROL

     Upon the occurrence of any of the following events (each a "Change of Control"), each Holder will have the right to require the Company to purchase all or any part of such Holder's New Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to (but excluding) the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest, if any, due on the relevant Interest Payment Date); provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the New Notes pursuant to this section in the event that it has exercised its right to redeem all the New Notes under the terms of the section titled "Optional Redemption":

          (1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that, for purposes of this clause, such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

          (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election by the board of directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the applicable board of directors then in office;

          (3) the adoption of a plan relating to the liquidation or dissolution of the Company; or

          (4) the merger or consolidation of the Company with or into another person or the merger of another person with or into the Company, or the sale, lease, transfer, conveyance or other disposition of all or substantially all the assets of the Company, to another person and, in the case of any such merger or consolidation, other than a transaction following which holders of securities that represented 100% of the Voting Stock of the Company outstanding immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction.

     Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

          (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase all or any part of such Holder's New Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant Interest Payment Date);

          (2) the circumstances and relevant facts and financial information regarding such Change of Control;

          (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

          (4) the instructions, determined by the Company, consistent with this covenant, that a Holder must follow in order to have its New Notes purchased.

     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all New Notes validly tendered and not withdrawn under such Change of Control Offer.

     The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of New Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

     The Change of Control purchase feature is a result of negotiations between the Company, the Placement Agent and the initial holders of the New Notes. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Company's capital structure, credit worthiness or credit ratings. Restrictions on the ability of the Company to Incur additional Indebtedness are contained in the covenants described under "Certain Covenants - Limitation on Indebtedness", "- Limitation on Liens" and "- Limitation on Sale/Leaseback Transactions." Such restrictions can only be waived with the consent of the Holders of a majority in principal amount of the New Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction.

     The occurrence of certain of the events which would constitute a Change of Control would constitute a default under the Credit Agreement. Upon the occurrence of a Change of Control, the Company would also be required, under the terms of the New Notes, to offer to repurchase the New Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued but unpaid interest. Future Senior Indebtedness of the Company may contain prohibitions of certain events which would constitute a Change of Control or require such Senior Indebtedness to be repurchased or repaid upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to purchase the New Notes could cause a default under such Senior Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the Holders upon a purchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required purchases. The provisions under the Indenture relative to the Company's obligation to make an offer to purchase the New Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the New Notes.

     The definition of Change of Control includes a phrase relating to the sale, lease or transfer of "all or substantially all" of the assets of the Company. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder to require the Company to purchase such New Notes as a result of a sale, lease or transfer of less than all of the assets of the Company may be uncertain.

                               CERTAIN COVENANTS

     The Indenture will contain covenants applicable to the Company and certain of its Subsidiaries including, among others, those described below.

     Limitation on Indebtedness. (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and its Restricted Subsidiaries may Incur Indebtedness if on the date of such Incurrence and after giving effect thereto the Consolidated Leverage Ratio would be no greater than (i) 5.75 to 1, if such Incurrence occurs on or prior to December 31, 2004 and (ii) 5.5 to 1, if such Incurrence occurs after December 31, 2004.

     (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

     (1) Indebtedness Incurred pursuant to the Credit Agreement in an aggregate principal amount not to exceed $135.0 million less the aggregate amount of all Net Available Cash applied by the Company or any of its Restricted Subsidiaries to repay Indebtedness under the Credit Agreement pursuant to clause (A) of the covenant described under "- Limitation on Sales of Assets and Subsidiary Stock" solely to the extent the corresponding commitments relating to such Indebtedness are permanently reduced;

     (2) Indebtedness of the Company owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof and (B) if the Company or a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the New Notes or the Subsidiary Guarantees, as applicable;

     (3) Indebtedness represented by (A) the New Notes (not including any Additional New Notes), the Subsidiary Guarantees and any Exchange Notes and (B) the Fixed Rate Notes (but not including any additional Fixed Rate Notes but including any exchange notes under the indenture for the Fixed Rate Notes);

     (4) Indebtedness outstanding on the Closing Date (other than the Indebtedness described in clauses (1), (2) or (3) above);

     (5) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred in contemplation of, in connection with, as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of or was otherwise acquired by the Company); provided, however, that on the date that such Restricted Subsidiary is acquired by the Company, either (x) the Company would have been able to incur $1.00 of additional indebtedness pursuant to the foregoing paragraph (a) after giving effect to such acquisition or
          (y) the Consolidated Leverage Ratio after giving effect to such acquisition and any related transactions would be no greater than the Consolidated Leverage Ratio as of such date without giving effect to such acquisition and any related transactions;

     (6) Refinancing Indebtedness in respect of any Indebtedness Incurred pursuant to paragraph (a) or clause (3), (4), this clause (6) or clause (9) of this paragraph (b);

     (7) Indebtedness (A) in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by the Company and the Restricted Subsidiaries in the ordinary course of their business, and (B) under Interest Rate Agreements entered into for bona fide hedging purposes of the Company in the ordinary course of business; provided, however, that such Interest Rate Agreements do not increase the Indebtedness of the Company outstanding at any time other than as a result of fluctuations in interest rates or by reason of fees, indemnities and compensation payable thereunder;

     (8) Purchase Money Indebtedness, mortgage financings and Capitalized Lease Obligations in an aggregate principal amount not in excess of $3.0 million at any time outstanding;

     (9) Indebtedness Incurred at a Restricted Subsidiary, to the extent the proceeds of such Indebtedness are used to repay Indebtedness under the Credit Agreement and/or the New Notes;

     (10) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of its Incurrence;

     (11) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business; provided, however, that upon the drawing of such letters of credit, such obligations are reimbursed within 30 days following such drawing;

     (12) obligations arising from or representing deferred compensation to employees of the Company or its Subsidiaries that constitute or are deemed to be Indebtedness under GAAP and that are Incurred in the ordinary course of business; or

     (13) Indebtedness (other than Indebtedness permitted to be Incurred pursuant to the foregoing paragraph (a) or any other clause of this paragraph (b)) in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause (13) and then outstanding, will not exceed $5.0 million.

     (c) Notwithstanding the foregoing, neither the Company nor any Restricted Subsidiary may Incur any Indebtedness pursuant to paragraph (b) above if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Indebtedness will be subordinated to the New Notes to at least the same extent as such Subordinated Obligations.

     (d) Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this covenant:

     (1) Indebtedness Incurred pursuant to the Credit Agreement prior to or on the Closing Date shall be treated as Incurred pursuant to clause
          (1) of paragraph (b) above,

     (2) Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness, and

     (3) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this covenant, the Company, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses.

     (e) In addition, the Company will not permit any of its Unrestricted Subsidiaries to incur any Indebtedness other than Non-Recourse Debt (or issue any shares of Disqualified Stock that is either mandatorily redeemable by the Company or convertible or exchangeable for Indebtedness other than Non-Recourse Debt). If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this clause (e), the Company shall be in Default of this covenant).

       Limitation on Restricted Payments.   (a) The Company will not, and will
not permit any Restricted Subsidiary, directly or indirectly, to:

     (1) declare or pay any dividend, make any distribution on or in respect of its Capital Stock or make any similar payment (including any payment in connection with any merger or consolidation involving the Company or any Subsidiary of the Company) to the direct or indirect holders of its Capital Stock, except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock or Preferred Stock) and (y) dividends or distributions payable to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders other than the Company or other Restricted Subsidiaries, to its other shareholders on a pro rata basis),

     (2) purchase, repurchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or a Restricted Subsidiary,

     (3) purchase, repurchase, redeem, retire, defease or otherwise acquire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), or

     (4) make any Investment (other than a Permitted Investment) in any Person;

(any such dividend, distribution, payment, purchase, redemption, repurchase, defeasance, retirement, or other acquisition or Investment described in clauses
(1) through (4) above being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted
Payment:

          (A) a Default will have occurred and be continuing (or would result therefrom);

          (B) after giving effect, on a pro forma basis, to such Restricted Payment, the Company could not Incur at least $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "- Limitation on Indebtedness"; or

          (C) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, shall be the Fair Market Value of the property or other non-cash assets that constitute such Restricted Payment) declared or made subsequent to the Closing Date would exceed the sum, without duplication, of:

               (i) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Closing Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income will be a deficit, minus 100% of such deficit);

               (ii) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Closing Date (other than an issuance or sale to (x) a Subsidiary of the Company or (y) an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries);

               (iii) the amount by which Indebtedness of the Company or its
                     Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Closing Date of any Indebtedness of the Company or its Restricted Subsidiaries issued after the Closing Date which is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or the Fair Market Value of other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); and

               (iv) an amount equal to the sum of (x) the net reduction in any Investments (excluding Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, net cash proceeds realized on the sale of such Investment and net cash proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary, and (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary if such Unrestricted Subsidiary is designated a Restricted Subsidiary, with such Fair Market Value measured at the time of any such designation; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary and included in the calculation of the amount of Restricted Payments.

     The provisions of the foregoing paragraph (a) will not prohibit:

     (1) any purchase, repurchase, redemption, retirement or other acquisition for value of Capital Stock of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries); provided, however, that:

          (A) such purchase, repurchase, redemption, retirement or other acquisition for value will be excluded in the calculation of the amount of Restricted Payments, and

          (B) the Net Cash Proceeds from such sale applied in the manner set forth in this clause (1) will be excluded from the calculation of amounts under clause (4)(C)(ii) of paragraph (a) above;

     (2) any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company that is permitted to be Incurred pursuant to paragraph (b) of the covenant described under "- Limitation on Indebtedness"; provided, however, that such prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value will be excluded in the calculation of the amount of Restricted Payments;

     (3) any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations from Net Available Cash to the extent permitted by the covenant described under "- Limitation on Sales of Assets and Subsidiary Stock"; provided, however, that such prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value will be excluded in the calculation of the amount of Restricted Payments;

     (4) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividends would have complied with this covenant; provided, however, that such dividends will be included in the calculation of the amount of Restricted Payments;

     (5) any purchase, repurchase, redemption, retirement or other acquisition for value of shares of, or options to purchase shares of, Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such purchases, repurchases, redemptions, retirements and other acquisitions for value will not exceed $2.0 million in any calendar year; provided further, however, that such purchases, repurchases, redemptions, retirements and other acquisitions for value shall be excluded in the calculation of the amount of Restricted Payments;

     (6) repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options, and repurchases of Capital Stock of Subsidiaries consisting of directors' qualifying shares or shares issued to third parties in the ordinary course to the extent necessary to satisfy any licensing requirements under applicable law with respect to the Company's or any of its Subsidiary's business; provided, however, that such Restricted

          Payments shall be excluded in the calculation of the amount of Restricted Payments;

     (7) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of the covenant described under this subheading (as determined in good faith by the Board of Directors); provided further, however, that such payments shall be included in the calculation of the amount of Restricted Payments;

     (8) payments of intercompany subordinated Indebtedness, the Incurrence of which was permitted under clause (2) of paragraph (b) of the covenant described under "-Limitation on Indebtedness; provided, however, that no Default has occurred and is continuing or would otherwise result therefrom; provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payment.

     (9) the payment of cash dividends on the Capital Stock of the Company in an amount not to exceed (x) $0.48 per share per fiscal year and (y) $7.0 million in the aggregate for such dividends in any fiscal year; provided, however, that such dividends shall be included in the amount of Restricted Payments;

     (10) the payment of scheduled, quarterly cash dividends on the Chemed Preferred Securities declared on or prior to December 31, 2004 in an amount not to exceed $2.00 per share per year, and the redemption of the Chemed Preferred Securities and the Subordinated Chemed Debentures at the applicable scheduled redemption prices on or prior to December 31, 2004; provided that such dividends and redemption amounts shall not be included in the amount of Restricted Payments;

     (11) dividends or distributions of Capital Stock subject to the Closing Date Stock Award Plan so long as the aggregate amount of such dividends or distributions made pursuant to this clause (11) does not exceed $2.8 million; provided, that such dividends or distributions shall be excluded in the amount of Restricted Payments; and

     (12) other Restricted Payments in an aggregate amount not to exceed $5.0 million; provided, however, that such Restricted Payments shall be included in the calculation of the amount of Restricted Payments.

     Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

     (1) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company;

     (2)  make any loans or advances to the Company; or

     (3)  transfer any of its property or assets to the Company, except:

          (A)  with respect to clauses (1), (2) or (3):

               (i) any encumbrance or restriction pursuant to applicable law or an agreement in effect at or entered into on the Closing Date;

               (ii) any encumbrance or restriction with respect to a
                    Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company) and outstanding on such date;

              (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this covenant or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or
                    (ii) of this covenant or this clause (iii); provided, however, that the encumbrances and restrictions contained in any such Refinancing agreement or amendment, taken as a whole, are not materially more disadvantageous to the Holders than the encumbrances and restrictions contained in such predecessor agreements (as determined by the Company in good faith);

               (iv) any encumbrance or restriction contained in the terms of any Indebtedness Incurred pursuant to clause (b)(9) of the covenant described under "- Limitation on Indebtedness" or any agreement pursuant to which such Indebtedness was Incurred; provided, however, that the encumbrances and restrictions contained in such Indebtedness, taken as a whole, are not materially more disadvantageous to the holders of the New Notes than the encumbrances and restrictions contained in the agreements for the Indebtedness being repaid (as determined by the Company in good faith);

               (v) with respect to a Restricted Subsidiary, any encumbrance or restriction imposed pursuant to an agreement entered into in connection with the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary; provided that in any such case such encumbrance or restriction is in effect only for the period pending the closing of such sale, disposition or distribution; and

          (B)  in the case of clause (3), any encumbrance or restriction

               (i) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or

               (ii) contained in security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements.

     Limitation on Sales of Assets and Subsidiary Stock. (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

     (1) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the Fair Market Value of the shares and assets subject to such Asset Disposition,

     (2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents, and

     (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)

          (A) first, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, purchase, repurchase, redeem, retire, defease or otherwise acquire for value Senior Indebtedness of the Company or Senior Indebtedness (other than obligations in respect of Preferred Stock) of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company and other than obligations in respect of Disqualified Stock) (collectively "Eligible Indebtedness") within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

          (B) second, to the extent of the balance of Net Available Cash after application in accordance with clause (A), to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available

               Cash received by the Company or another Restricted Subsidiary) within one year from the later of such Asset Disposition or the receipt of such Net Available Cash;

          (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an Offer (as defined in paragraph (b) of this covenant below) to purchase New Notes pursuant to and subject to the conditions set forth in paragraph (b) of this covenant; provided, however, that if the Company so elects (or is required by the terms of any other Senior Indebtedness), such Offer may be made ratably to purchase the New Notes and other Senior Indebtedness of the Company; and

          (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C) or the proviso following this clause (D), for any general corporate purpose permitted by the terms of the Indenture;

          provided, however, that for purposes of the proviso to the penultimate paragraph under the caption "Security" with respect to the release of Collateral, an Asset Disposition shall constitute a "Ratable Paydown Disposition" if the Company shall apply all Net Available Cash, to the extent not applied at the option of the Company to reinvest in Additional Assets as provided in clause (B) above, to make an Offer in accordance with subsection (b) of the covenant described under "- Limitation on Sales of Assets and Subsidiary Stock" and to repay Indebtedness under the Credit Agreement (or, at the election of the Company, to pay or offer to purchase any other Eligible Indebtedness in lieu of Indebtedness under the Credit Agreement), in such respective amounts as are in proportion to the respective aggregate outstanding amount of Securities and outstanding Indebtedness under the Credit Agreement; and provided, further, that in connection with any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness pursuant to clause
          (A) or (C) above, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, purchased, repurchased, redeemed, retired, defeased or otherwise acquired for value.

     Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with the preceding paragraph of this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not otherwise applied in accordance with the preceding paragraph exceeds $5.0 million.

     For the purposes of this covenant, the following are deemed to be cash or cash equivalents:

          o the assumption of Indebtedness of the Company (other than obligations in respect of Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and

          o securities received by the Company or any Restricted Subsidiary from the transferee that within 90 days are converted by the Company or such Restricted Subsidiary into cash.

     (b) In the event of an Asset Disposition that requires the purchase of New Notes pursuant to clause (a)(3)(C) of this covenant or in respect of which the Company elects to make an offer pursuant to the proviso to clause (a)(3) of this covenant, the Company will be required (i) to purchase New Notes tendered pursuant to an offer by the Company for the New Notes (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant date to receive interest due on the relevant Interest Payment
Date) in accordance with the procedures (including prorating in the event of oversubscription), set forth in the Indenture and (ii) to purchase other Senior Indebtedness of the Company on the terms and to the extent contemplated thereby (provided that in no event shall the Company offer to purchase such other Senior Indebtedness of the Company at a purchase price in excess of 100% of its principal amount (without premium), plus accrued and unpaid interest thereon). If the aggregate purchase price of New Notes (and other Senior Indebtedness) tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the New Notes (and other Senior Indebtedness), the Company will apply the remaining Net Available Cash in accordance with clause (a)(3)(D) of this covenant. The Company will not be required to make an Offer for New Notes (and other Senior Indebtedness) pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (a)(3)(A) and (B)) is less than $5.0 million for any particular Asset Disposition or related series of Asset Dispositions (which lesser amount will be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of such an offer to purchase, Net Available Cash will be deemed to be reduced by the aggregate amount of such offer.

     (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of New Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

     Limitation on Transactions with Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless such transaction is on terms that:

     (1) are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate;

     (2) in the event such Affiliate Transaction involves an aggregate amount in excess of $5.0 million,

          (A)  are set forth in writing, and

          (B) have been approved by a majority of the members of the Board of Directors and by a majority of the members of such Board of Directors having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in clause (1) above); and

     (3) in the event such Affiliate Transaction involves an amount in excess of $20.0 million, have been determined by a nationally recognized appraisal or investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arms length transaction with a Person who is not an Affiliate.

     (b) The provisions of the foregoing paragraph (a) will not prohibit:

     (1) any Investment or other Restricted Payment permitted to be made pursuant to the covenant described under "- Limitation on Restricted Payments,"

     (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors,

     (3) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors,

     (4) loans or advances to employees in the ordinary course of business of the Company or its Restricted Subsidiaries and consistent with prudent practices and applicable law, not to exceed $2.0 million outstanding at any one time,

     (5) the payment of reasonable and customary fees, compensation or employee benefit arrangements to and any indemnity provided for the benefit of directors, officers or employees of the Company and its Subsidiaries in the ordinary course of business,

     (6) any transaction with a Restricted Subsidiary which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in, or otherwise controls, such Restricted Subsidiary,

     (7)  the Transactions, or

     (8) the making of severance payments to directors, officers or employees of Vitas that are required pursuant to arrangements in effect prior to the date that the Company acquired Vitas, in an aggregate amount not to exceed $14.5 million (which arrangements may be modified so long as such aggregate amount is not exceeded).

     Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Company will not sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary to any Person (other than the Company or a Wholly Owned Subsidiary), and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock (other than directors' qualifying shares or shares issued to third parties in the ordinary course to the extent necessary to satisfy any licensing requirements under applicable law with respect to the Company's or any of its Subsidiary's business) to any Person (other than the Company or a Wholly Owned Subsidiary), unless:

     (1) immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Restricted Subsidiaries owns any Capital Stock of such Restricted Subsidiary; or

     (2) immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under the covenant described under "- Limitation on Restricted Payments" if made on the date of such issuance, sale or other disposition (and such Investment shall be deemed to be an Investment for the purposes of such covenant as of the effective date of the applicable transaction).

     The proceeds of any sale of such Capital Stock permitted under clause (1) or (2) above will be treated as Net Available Cash from an Asset Disposition and must be applied in accordance with the terms of the covenant described under "- Limitation on Sales of Assets and Subsidiary Stock."

     For avoidance of doubt, the Company will not be permitted to issue, directly or indirectly, any of its Capital Stock that is exchangeable or convertible, with or without conditions, into any Capital Stock of any Restricted Subsidiary without complying with this covenant.

     Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its property or assets (including Capital Stock of a Restricted Subsidiary, but excluding Capital Stock of an Unrestricted Subsidiary), whether owned at the Closing Date or thereafter acquired, other than Permitted Liens.

     SEC Reports. Whether or not required by the SEC's rules and regulations, so long as any New Notes are outstanding, the Company will furnish to the Holders, within the time periods specified in the SEC's rules and regulations:

     (1) quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company was required to file such reports; and

     (2) current reports that would be required to be filed with the SEC on Form 8-K if the Company was required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the SEC's rules and regulations applicable to such reports, and each annual report on Form 10-K will include a report on the Company's consolidated financial statements by the Company's certified independent accountants. The Company's reporting obligations with respect to clauses (1) and (2) above shall be deemed satisfied in the event the Company files these reports with the SEC on EDGAR.

     If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless be required to continue to file the reports specified in the preceding paragraph with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company agrees that it will not take any action for the sole purpose of causing the SEC not to accept any such filings (it being understood and agreed that, if the Company is entitled to suspend its reporting obligations under the Exchange Act, the Company shall not be prevented from making any filings necessary to suspend such obligations). If, notwithstanding the foregoing, the SEC will not accept the Company's filings for any reason, the Company will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Company was required to file those reports with the SEC.

     In addition, the Company agrees that, for so long as any New Notes remain outstanding, at any time they are not required to file the reports required by the preceding paragraphs with the SEC, they will furnish to the Holders and to securities analysts and prospective investors, upon their written request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     Future Subsidiary Guarantors; Additional Security. The Company will cause each Subsidiary (other than Chemed Capital Trust and VNF) that enters into a Guarantee of any of the Credit Agreement Obligations to become a Subsidiary Guarantor, and if applicable, execute and deliver to the Trustee a supplemental indenture in the form set forth in the Indenture pursuant to which such Subsidiary will Guarantee the payment and performance of all obligations under the New Notes to the same extent as such Subsidiary Guarantees such Credit Agreement Obligations. Each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Subsidiary Guarantor, without rendering the Subsidiary Guarantee, as it relates to such Subsidiary Guarantor voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

     If the Company or any Subsidiary Guarantor creates any initial or additional Lien on any property to secure any Credit Agreement Obligations (other than Liens on cash and cash equivalents to secure obligations in respect of letters of credit), it shall concurrently grant a Lien that is equal and ratable with such Lien upon such property as security for the New Notes, in accordance with the Security Documents and the Collateral Sharing Agreement. In connection therewith, the Company shall execute any and all further Security Documents, financing statements, agreements and instruments, upon substantially all the same terms as the Security Documents and in a form reasonably satisfactory to the Collateral Agent, and take all such actions (including the filing and recording of financing statements, fixture filings, mortgages and other documents) that may be required under any applicable law, or which the Collateral Agent may reasonably request to create such Lien, all at the expense of the Company, including all reasonable fees and expenses of counsel incurred by the Collateral Agent or the Trustee in connection therewith and deliver to the Trustee an Opinion of Counsel, reasonably satisfactory to the Trustee, that such Security Documents are valid, binding and enforceable obligations of the Company subject to customary exceptions for bankruptcy, fraudulent conveyance and equitable principles.

     Limitation on Lines of Business. The Company will not, and will not permit any Restricted Subsidiary to, engage in any business, other than a Permitted Business.

     Limitation on Sale/Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

     (1)  the Company or such Restricted Subsidiary would be entitled to:

          (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to the covenant described under "- Limitation on Indebtedness" and

          (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the New Notes pursuant to the covenant described under "- Limitation on Liens",

     (2) the net proceeds received by the Company or such Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the Fair Market Value of such property and

     (3) the transfer of such property is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described under "Limitation on Sale of Assets and Subsidiary Stock."

                         COVENANT TO OBTAIN RATINGS

     As promptly as reasonably practicable after the Closing Date, the Company will use its reasonable efforts to obtain a rating of the New Notes from either Standard & Poor's Ratings Group, Inc. or Moody's Investors Service, Inc.

                           MERGER AND CONSOLIDATION

     The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

     (1) the resulting, surviving or transferee Person (the "Successor Company") will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the New Notes and the Indenture;

     (2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor

          Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

     (3) immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness under paragraph (a) of the covenant described under "Certain Covenants - Limitation on Indebtedness";

     (4) immediately after giving pro forma effect to such transaction, the Successor Company will have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and

     (5) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

     The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the New Notes.

     In addition, the Company will not permit any Subsidiary Guarantor to, and the Subsidiary Guarantors will not, consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any Person unless:

     (1) the resulting, surviving or transferee Person (the "Successor Guarantor") will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person (if not such Subsidiary Guarantor) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee;

     (2) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Guarantor or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and

     (3) the Company will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

     Notwithstanding the foregoing:

     (A) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or to any Subsidiary Guarantor;

     (B) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits; and

     (C) nothing herein shall limit any conveyance, transfer or lease of assets between or among any of the Company and the Subsidiary Guarantors.

                       IMPAIRMENT OF SECURITY INTEREST

     The Company will not, and will not permit any of its Restricted Subsidiaries to, take or omit to take, any action which action or omission would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Holders; provided, however, that the taking of any action with respect to the Collateral that is not prohibited by the terms of the Security Documents or the Collateral Sharing Agreement, or the failure to take any action with respect to the Collateral that is not specifically required pursuant to the terms of the Security Documents or the Collateral Sharing Agreement, will not be deemed to impair such security interest. The Company will not, and will not permit any of its Restricted Subsidiaries to, grant to any Person (other than the Collateral Agent, for the benefit of the Holders and holders of any pari passu debt), any interest whatsoever in any of the Collateral other than Permitted Liens and as contemplated by the Security Documents.

                                   DEFAULTS

     Each of the following is an Event of Default:

     (1) a default in any payment of interest on any New Note when due and payable continued for 30 days,

     (2) a default in the payment of principal of any New Note when due and payable at its Stated Maturity, upon optional redemption, upon declaration or otherwise the failure of the Company to purchase New Notes when required,

     (3) the failure by the Company or any Restricted Subsidiary to comply with its obligations under the covenant described under "Merger and Consolidation" above,

     (4) a failure by the Company to comply, in any material respect, for 60 days after notice with any of its obligations under the covenants described under "Change of Control" or "Certain Covenants" above (other than a failure to purchase the New Notes),

     (5) a failure by the Company to comply, for 90 days after notice, with any of its obligations under covenants set forth in the Indenture (other than those referred to in clause (1), (2), (3) or (4) above),

     (6) the failure by the Company or any Significant Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $5.0 million or its foreign currency equivalent (the "cross acceleration provision"),

     (7) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions"),

     (8) the rendering of any judgment or decree for the payment of money in excess of $5.0 million or its foreign currency equivalent against the Company or a Significant Subsidiary if:

          (A) an enforcement proceeding thereon is commenced by any creditor or

          (B) such judgment or decree remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed (the "judgment default provision").

     (9) any Subsidiary Guarantee ceases to be in full force and effect (except as contemplated by the terms thereof) or any Subsidiary Guarantor or person acting by or on behalf of such Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor's obligations under the Indenture or any Subsidiary Guarantee and such Default continues for 10 days after receipt of the notice specified in the Indenture, or

     (10) the material impairment of the security interests granted to the Collateral Agent for the benefit of the Holders and the Trustee under the Security Documents (other than in accordance with the terms of the Security Documents, the Collateral Sharing Agreement and the Indenture as each may be amended from time to time) for any reason other than the satisfaction in full of all obligations under the Indenture and discharge of the Security Documents and the Indenture or any security interest granted to the Collateral Agent for the benefit of the Holders and the Trustee thereunder shall be declared invalid or unenforceable or the Company or any of its Restricted Subsidiaries asserting, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.

     The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     However, a default under clause (4), (5) or (6) will not constitute an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in principal amount of the outstanding New Notes notify the Company and the Trustee of the default and the Company or the Subsidiary Guarantor does not cure such default within the time specified in clause (4), (5) or (6) hereof after receipt of such notice.

     If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding New Notes by notice to the Company may declare the principal of and accrued but unpaid interest on all the New Notes to be due and payable. Upon such a declaration, such principal, interest and any premium will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest and any premium on all the New Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding New Notes may rescind any such acceleration with respect to the New Notes and its consequences.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the New Notes unless:

     (1) such Holder has previously given the Trustee notice that an Event of Default is continuing,

     (2) Holders of at least 25% in principal amount of the outstanding New Notes have requested the Trustee in writing to pursue the remedy,

     (3) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense,

     (4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and

     (5) the Holders of a majority in principal amount of the outstanding New Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

     Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding New Notes will be given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law, the Indenture or the Collateral Sharing Agreement or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

     If a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any New Note (including payments pursuant to the redemption provisions of such New Note, if any), the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Holders. In addition, the Company will be required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company will also be required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Events of Default, their status and what action the Company is taking or proposes to take in respect thereof.

                            AMENDMENTS AND WAIVERS

     Subject to certain exceptions, the Indenture or the New Notes may be amended with the written consent of the Holders of a majority in principal amount of the New Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the New Notes then outstanding. However, without the consent of each Holder of an outstanding New Note affected, no amendment may, among other things:

     (1) reduce the amount of New Notes whose Holders must consent to an amendment,

     (2) reduce the rate of or extend the time for payment of interest on any New Note,

     (3)  reduce the principal of or extend the Stated Maturity of any New
          Note,

     (4) reduce the premium payable upon the redemption of any New Note or change the time at which any New Note may be redeemed as described under "Optional Redemption" above,

     (5) make any New Note payable in money other than that stated in the New Note,

     (6) impair the right of any Holder to receive payment of principal of and interest or any premium on such Holder's New Notes on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such Holder's New Notes,

     (7) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions, or

     (8) waive any default or event of default in the payment of principal of or interest or any premium on any New Note or any default arising from the failure to redeem or purchase any New Note when required pursuant to the Indenture.

     Without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture to:

     o    cure any ambiguity, omission, defect or inconsistency,

     o provide for the assumption by a successor corporation of the obligations of the Company under the Indenture,

     o provide for uncertificated New Notes in addition to or in place of certificated New Notes (provided, however, that the uncertificated New Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated New Notes are described in Section 163(f)(2)(B) of the Code),

     o    add Guarantees with respect to the New Notes,

     o    secure the New Notes,

     o add to the covenants of the Company or any Subsidiary Guarantor for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Subsidiary Guarantor,

     o make any change that does not adversely affect the rights of any Holder, subject to the provisions of the Indenture,

     o    provide for the issuance of the Exchange New Notes or Additional New
          Notes,

     o comply with any requirement of the SEC in connection with qualifying, or maintaining the qualification of the Indenture under the TIA,

     o if necessary, in connection with any addition or release of Collateral permitted under the terms of the Indenture, Security Documents or the Collateral Agreement, or

     o at any time when the Aggregate Credit Agreement Exposure is more than $55 million or more than the aggregate principal amount of outstanding Notes, make any amendment or modification to any Security Document or the Collateral Sharing Agreement that applies equally to the lenders under the Credit Agreement and the Holders or that does not materially adversely affect the rights of the Holders; provided, however, that no amendment under this clause shall directly or indirectly effect a release of collateral that is not permitted under the penultimate paragraph under the caption "Security" without the consent of Holders representing the Designated Percentage of the aggregate principal amount of New Notes outstanding.

     The consent of the Holders will not be necessary to approve the particular form of any proposed amendment. It will be sufficient if such consent approves the substance of the proposed amendment.

     We will also be entitled to releases of the Collateral or the Note Guarantees as described above under the captions "Subsidiary Guarantees" and "Security." At any time when the Aggregate Credit Agreement Exposure is more than $55 million or more than the aggregate principal amount of outstanding New Notes, the Collateral Agent and the lenders under the Credit Agreement may make any amendment or modification to any Security Document or the Collateral Sharing Agreement that applies equally to the lenders under the Credit Agreement and the Holders or that does not materially adversely affect the rights of the Holders; provided, however, that any amendment directly or indirectly effecting a release of collateral must comply with the restrictions described under the caption "Security."

     The foregoing will not limit the right of the Company to amend, waive or otherwise modify the Collateral Sharing Agreement, any Security Document or any Subsidiary Guarantee in accordance with its terms.

     After an amendment becomes effective, the Company is required to mail to Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment.

                             TRANSFER AND EXCHANGE

     A Holder will be able to transfer or exchange New Notes in accordance with the Indenture. Upon any transfer or exchange, the registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes required by law or permitted by the Indenture. The Company will not be required to transfer or exchange any New Note selected for redemption or to transfer or exchange any New Note for a period of 15 days prior to a selection of New Notes to be redeemed. The New Notes will be issued in registered form and the Holder will be treated as the owner of such New Note for all purposes.

                                  DEFEASANCE

     The Company may at any time terminate all its and its Subsidiaries' obligations under the New Notes, the Subsidiary Guarantees and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the New Notes, to replace mutilated, destroyed, lost or stolen New Notes and to maintain a registrar and paying agent in respect of the New Notes.

     In addition, the Company may at any time terminate:

     (1) its and its Subsidiaries' obligations under the covenants described under "Certain Covenants",

     (2) the operation of the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under "Defaults" above and the limitations contained in clauses (3) and (4) under the first paragraph of "Merger and Consolidation" above ("covenant defeasance").

     In the event that the Company exercises its legal defeasance option or its covenant defeasance option, the Company and each Subsidiary will be released from all their obligations with respect to the New Notes under the Security Documents and the Subsidiary Guarantees and the Collateral securing the New Notes will be released by the Trustee and the Collateral Agent.

     The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the New Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the New Notes may not be accelerated because of an Event of Default specified in clause (3), (4), (5),
(6) (7) (with respect
only to Significant Subsidiaries), (8), (9) or (10) under "Defaults" above or because of the failure of the Company to comply with clause (3) or (4) under the first paragraph of "Merger and Consolidation" above.

     In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay the principal, premium (if any) and interest on the New Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

                            CONCERNING THE TRUSTEE

     The Trustee under the Indenture shall be appointed by the Company as Registrar and Paying Agent with regard to the New Notes.

                                 GOVERNING LAW

     The Indenture and the New Notes will be governed by, and construed in accordance with, the laws of the State of New York.

                              CERTAIN DEFINITIONS

     "Additional Assets" means:

     (1) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Permitted Business;

     (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

     (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clauses
(2) or (3) above is primarily engaged in a Permitted Business.

     "Administrative Agent" means Bank One, NA, in its capacity as administrative agent under the Credit Agreement and any successor
Administrative Agent appointed pursuant to the Credit Agreement.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions described under "Certain Covenants - Limitation on Transactions with Affiliates" and "Certain Covenants - Limitation on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

     "Aggregate Credit Agreement Exposure" means at any time, without duplication, the aggregate amount of Credit Agreement Obligations outstanding plus the amount of all commitments of the lenders thereunder to extend credit (whether by making loans or providing or participating in letters of credit or otherwise), but excluding any letters of credit or obligations owing in respect of letters of credit to the extent the same are secured by property that does not secure the New Notes.

     "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation, or similar transaction (each referred to for the purposes of this definition as a "disposition"), of property or assets including any shares of Capital Stock of a Restricted Subsidiary other than:

     (1) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

     (2) with respect to Capital Stock of a Restricted Subsidiary, a disposition of directors' qualifying shares or shares required by applicable law to be held by a person other than the Company or a Restricted Subsidiary;

     (3) a disposition that constitutes a Restricted Payment that is not prohibited by the covenant described under "Certain Covenants - Limitation Restricted Payments" or a Permitted Investment or a disposition of all or substantially all the assets of the Company or a Subsidiary Guarantor in accordance with the provisions described under "Mergers and Consolidations";

     (4)  a disposition of inventory in the ordinary course of business;

     (5) a disposition of any obsolete, excess, damaged, surplus or worn-out equipment, property or assets or of property or assets no longer used or useful in the business of the Company and its Restricted Subsidiaries;

     (6)  a disposition of cash or of Temporary Cash Investments;

     (7)  leases or licenses of assets in the ordinary course of business;

     (8)  the creation of Permitted Liens; or

     (9) a disposition of assets with a Fair Market Value of less than $100,000.

     "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the New Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing:

     (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

     (2)  the sum of all such payments.

     "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of the Board of Directors of the Company.

     "Business Day" means each day which is not a Legal Holiday.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

     "Chemed Capital Trust" means Chemed Capital Trust, a Delaware statutory business trust.

     "Chemed Preferred Securities" means the convertible trust preferred securities of Chemed Capital Trust issued in exchange for shares of Company capital stock pursuant to an exchange offer completed on February 1, 2000. As of May 18, 2004, no Chemed Preferred Securities were outstanding.

     "Closing Date" means the date of the Indenture.

     "Closing Date Stock Award Plan" means the Company's employee stock award plan in existence on the Closing Date.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral" means all the collateral provided for under and described in the Security Documents.

     "Collateral Agent" means Bank One, NA, in its capacity as collateral agent under the Security Documents, together with its successors and permitted assigns.

     "Collateral Sharing Agreement" means the Collateral Sharing Agreement dated as of February 24, 2004, among the Collateral Agent, the Trustee, the Administrative Agent and the Company, as such agreement may be amended, supplemented or replaced pursuant to the terms of the Indenture.

     "Consolidated Indebtedness" means, as of any date of determination, the total Indebtedness of the Company and its Consolidated Restricted
Subsidiaries, without duplication, other than, at any time prior to January 1, 2005, the Trust Securities.

     "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Consolidated Restricted Subsidiaries, plus, to the extent Incurred by the Company and its Consolidated Restricted Subsidiaries in such period but not included in such interest expense, without duplication:

     (1) interest expense attributable to Capitalized Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction,

     (2) amortization of debt discount and debt issuance costs, provided that the fees paid by the Company to the lenders under the Credit Agreement and to the placement agent in connection with the offering and sale, on the Closing Date, of the Fixed Rate Notes and the New Notes shall not be included,

     (3)  capitalized interest,

     (4)  noncash interest expense,

     (5) commissions, discounts and other fees and charges attributable to letters of credit and bankers' acceptance financing,

     (6) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Restricted Subsidiary,

     (7) net costs associated with Hedging Obligations (including amortization of fees),

     (8) dividends in respect of all Disqualified Stock of the Company and all Preferred Stock of any of the Subsidiaries of the Company, to the extent held by Persons other than the Company or a Wholly Owned Subsidiary; provided that regular, scheduled dividends on the Trust Securities declared or paid prior to January 1, 2005, shall not be included, and

     (9) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

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



Notwithstanding anything to the contrary herein, any premium paid in connection with the repayment of Indebtedness of the Company in connection with the Transactions and interest on the Trust Securities paid on or prior to January 1, 2005 shall not be included in Consolidated Interest Expense.

     "Consolidated Leverage Ratio" as of any date of determination means the ratio of:

     (1)  Consolidated Indebtedness at such time to

     (2) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination;

     provided, however, that:

          (A) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio is an Incurrence of Indebtedness, EBITDA for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,

          (B) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio, EBITDA for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness,

          (C) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period,

          (D) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period, and

          (E) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have Incurred any Indebtedness or discharged any Indebtedness or made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (C) or (D) above if made by the Company or a Restricted Subsidiary during such period, EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Incurrence, discharge, Asset Disposition, Investment or acquisition of assets occurred on the first day of such period.

     For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company and (i) shall comply, to the extent not inconsistent with the provisions of the Indenture, with the requirements of Rule 11-02 of Regulation S-X of the SEC and (ii) may include adjustments for operating expense reductions that would be permitted by such Rule.

     If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months).

     "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its Consolidated Subsidiaries for such period; provided, however, that there shall not be included in such Consolidated Net Income:

     (1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

          (A) subject to the limitations contained in clause (4) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause (3) below) and

          (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

     (2) any net income (or loss) of any Person acquired by the Company or a Subsidiary of the Company in a pooling of interests transaction for any period prior to the date of such acquisition;

     (3) any net income (or loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

          (A) subject to the limitations contained in clause (4) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash permitted to be distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to another Restricted Subsidiary, to the limitation contained in this clause) and

          (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

       (4) any gain (but not loss) realized upon the sale or other disposition of any asset of the Company or its Consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

       (5) the net after tax effect of any extraordinary gain or loss (including all fees and expenses related to such extraordinary gain or loss) or of any impairment loss on or writedown of goodwill; and

       (6)   the cumulative effect of a change in accounting principles.

       Notwithstanding the foregoing, for the purpose of the covenant described under "Certain Covenants - Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(4)(C)(iv) thereof.

     "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its Restricted Subsidiaries, determined on a Consolidated basis, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as

     (1) the par or stated value of all outstanding Capital Stock of the Company plus

     (2) paid-in capital or capital surplus relating to such Capital Stock plus

     (3)  any retained earnings or earned surplus less

          (A)  any accumulated deficit and

          (B)  any amounts attributable to Disqualified Stock.

     "Consolidation" means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP consistently applied; provided, however, that "Consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an investment. The term "Consolidated" has a correlative meaning.

     "Credit Agreement" means the credit agreement dated as of February 24, 2004, among the Company, Bank One, NA and others, together with any guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), refinanced, restructured or otherwise modified from time to time (except to the extent that any such amendment, restatement, supplement, waiver, replacement, refinancing, restructuring or other modification thereto would be prohibited by the terms of the Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount of New Notes at the time outstanding).

     "Credit Agreement Obligations" means (i) all Indebtedness outstanding under the Credit Agreement and (ii) all other obligations (not constituting Indebtedness) of the Company or a Subsidiary Guarantor under the Credit Agreement and (iii) all other obligations of the Company or any Subsidiary Guarantor owing in connection with Hedging Obligations to any lender under the Credit Agreement or any affiliate of any such lender, unless the Company and such lender mutually agree that such Hedging Obligation does not constitute a "Secured Obligation" as defined in the Credit Agreement.

     "Currency Agreement" means with respect to any Person any foreign exchange contract, currency swap agreements or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Designated Percentage" means a majority unless (i) the New Exchange Offer (as defined in the Registration Rights Agreement) has not occurred, (ii) a Notes Registration Statement (as defined in the Registration Rights Agreement) is not then effective and (iii) there are less than 15 Holders, in which case "Designated Percentage" means 67%.

     "Discharge of Credit Agreement Obligations" means payment in full in cash of the principal of and interest and premium, if any, on all Indebtedness outstanding under the Credit Agreement or with respect to Hedging Obligations that are Credit Agreement Obligations, or with respect to letters of credit outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with such Credit Agreement, in each case after or concurrently with termination of all commitments to extend credit thereunder and payments in full of any other Credit Agreement Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal, interest and premium, if any, are paid.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event:

     (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

     (2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary; provided, however, that any such conversion or exchange shall be deemed an Incurrence of Indebtedness or Disqualified Stock, as applicable) or

     (3) is redeemable at the option of the holder thereof, in whole or in part,

in the case of each of clauses (1), (2) and (3), on or prior to the first anniversary of the Stated Maturity of the New Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the New Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of the covenants described under "Change of Control" and "Certain Covenants - Limitation on Sale of Assets and Subsidiary Stock."

     "Domestic Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

     "EBITDA" for any period means the Consolidated Net Income for such period, plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income:

     (1) income tax expense of the Company and its Consolidated Restricted Subsidiaries,

     (2)  Consolidated Interest Expense,

     (3) depreciation expense of the Company and its Consolidated Restricted Subsidiaries,

     (4) amortization expense of the Company and its Consolidated Restricted Subsidiaries (including amortization recorded in connection with the application of Financial Accounting Standard No. 142 (Goodwill and Other Intangibles)),

     (5) payments made in connection with the Non-Competition and Consulting Agreement dated as of December 18, 2003, between the Company and Hugh Westbrook (the "Westbrook Agreement") in the amount of $25.0 million and transaction fees and expenses paid in connection with the Transactions,

     (6) any severance payments related to the acquisition of Vitas, as contemplated by the Private Placement Memorandum and not to exceed $14.5 million, plus any related employment taxes and employee benefit charges,

     (7) dividends, distributions and payments not in excess of $2.8 million under the Closing Date Stock Award Plan, and

     (8) all other noncash charges of the Company and its Consolidated Restricted Subsidiaries (excluding any such noncash charge to the extent it represents an accrual of or reserve for cash expenditures in any future period) less all non-cash items of income of the Company and its Consolidated Restricted Subsidiaries,

in each case for such period.

     Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and noncash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

     "Eligible Indebtedness" has the meaning assigned to it under clause 3(A) of "Certain Covenants - Limitations on Sales of Assets and Subsidiary Stock.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Notes" means the debt securities of the Company issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, the New Notes, in compliance with the terms of the Registration Rights Agreement.

     "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. For all purposes of the Indenture, the Fair Market Value of property or assets which involve an aggregate amount in excess of $25.0 million shall be set forth in a resolution approved by the Board of Directors in good faith; provided that for property or assets, other than cash, Indebtedness or readily marketable securities, in an aggregate amount in excess of $50.0 million, Fair Market Value shall be determined in writing by a nationally recognized appraisal or investment banking firm.

     "Fixed Rate Notes" means the 8 3/4% Fixed Rate Notes due 2011 issued by the Company under the Indenture dated as of February 24, 2004, between the Company and LaSalle Bank National Association, as trustee, and any exchange notes issued under such indenture.

     "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including those set forth in:

     (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

     (2) statements and pronouncements of the Financial Accounting Standards Board,

     (3) such other statements by such other entities as approved by a significant segment of the accounting profession, and

     (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

     All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

     (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take- or-pay, or to maintain financial statement conditions or otherwise) or

     (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

       "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

     "Holder" means the Person in whose name a New Note is registered on the Registrar's books.

     "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with "Certain Covenants - Limitation of Indebtedness":

     (1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

     (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock (other than Disqualified Stock) in the form of additional Capital Stock of the same class and with the same terms; and

     (3) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or the making of a mandatory offer to purchase such Indebtedness will not be deemed to be the Incurrence of Indebtedness.

     "Indebtedness" means, with respect to any Person on any date of determination, without duplication:

     (1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

     (2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, New Notes or other similar instruments;

     (3) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto but excluding obligations in respect of letters of credit securing obligations (other than obligations in clauses (1), (2), (4) or (5) hereof) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

     (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables or other obligations arising in the ordinary course of business), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

     (5) all Capitalized Lease Obligations and all Attributable Debt of such Person;

     (6) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

     (7) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of:

          (A) the Fair Market Value of such asset at such date of determination and

          (B)  the amount of such Indebtedness of such other Persons;

     (8) all net obligations of such person in respect of Interest Rate Agreements or Currency Agreements; and

     (9) all obligations of the type referred to in clauses (1) through (8) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.

     The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

     "Interest Payment Date" has the meaning assigned to it under "Principal, Maturity and Interest."

     "Interest Period" means, for any Interest Payment Date, a period from and including the preceding Interest Payment Date to but excluding such Interest Payment Date, provided, however, that the initial Interest Period will be the period from and including the series issuance date to but excluding the May 15, 2004 Interest Payment Date.

     "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is party or of which it is a beneficiary.

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "Certain Covenants - Limitation on Restricted Payments":

     (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to:

          (A) the Company's "Investment" in such Subsidiary at the time of such redesignation less

          (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

     (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

     "Legal Holiday" means a Saturday, Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York.

       "LIBOR Determination Date" has the meaning assigned to such term under "Principal, Maturity and Interest."

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of:

     (1) all legal, accounting, investment, banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition,

     (2) all payments made on any Indebtedness other than Indebtedness under the Indenture and the Credit Agreement which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition,

     (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and

     (4) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition or liabilities under indemnification obligations associated with such Asset Disposition or any purchase price adjustments.

     "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Non-Recourse Debt" means Indebtedness as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as guarantor or otherwise); and (c) as to which there is no recourse against any of the assets of the Company or its Restricted Subsidiaries (other than assets or Capital Stock of Unrestricted Subsidiaries, provided however, that Indebtedness of an Unrestricted Subsidiary which consists of a Guarantee of Indebtedness of the Company or a Restricted Subsidiary to a Person other than an Unrestricted Subsidiary, or a lien on property or stock of an Unrestricted Subsidiary that secures Indebtedness of the Company or a Restricted Subsidiary to a Person other than an Unrestricted Subsidiary, shall be deemed to constitute Non-Recourse Debt as long as the Unrestricted Subsidiary does not have recourse against the Company or a Restricted Subsidiary under such Indebtedness.

     "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company. "Officer" of a Subsidiary Guarantor has a correlative meaning.

     "Officers' Certificate" means a certificate signed by two Officers.

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, a Subsidiary Guarantor or the Trustee.


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



     "Permitted Business" means any business engaged in by the Company or any Restricted Subsidiary on the Closing Date and any related, ancillary or complementary business.

     "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

     (1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Permitted Business;

     (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Permitted Business;

     (3)  Temporary Cash Investments;

     (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

     (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

     (6) loans or advances to employees made in the ordinary course of business consistent with prudent practices and applicable law and not exceeding $2 million at any time outstanding;

     (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

     (8) any Person to the extent such Investment represents the noncash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with the covenant described under "Certain Covenants - Limitation on Sale of Assets and Subsidiary Stock";

     (9) any Person; provided, that the payment for such Investments consists solely of Capital Stock of the Company (other than Disqualified Stock);

     (10) any Person consisting of the licensing of intellectual property pursuant to joint ventures, strategic alliances or joint marketing arrangements with such Person, in each case made in the ordinary course of business;

     (11) a vendor or supplier consisting of loans or advances to such vendor or supplier in connection with any guarantees to the Company or any Restricted Subsidiary of supply by, or to fund the supply capacity of, such vendor or supplier, in any case not to exceed $2.0 million at any one time outstanding;

     (12) loans to and other Investments in independent contractors and subcontractors of the Company or its Restricted Subsidiaries, not to exceed $4.0 million at any one time outstanding; or

     (13) any other Investments to the extent such Investments, when taken together with all other Investments made pursuant to this clause
          (13) outstanding on the date such Investment is made, do not exceed $5.0 million.

     "Permitted Liens" means, with respect to any Person:

     (1) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

     (2) Liens imposed by law, such as landlords', carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

     (3) Liens for taxes, assessments or governmental charges or levies either not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

     (4) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

     (5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights- of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

     (6) Liens securing Indebtedness permitted to be Incurred pursuant to clause (8) of the covenant described under "Certain Covenants - Limitation on Indebtedness"; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Subsidiaries at the time the Lien is Incurred;

     (7) Liens to secure Indebtedness permitted pursuant to paragraph (a) or clauses (1), (3)(A), (9) or (13) of paragraph (b) of the covenant described under "Certain Covenants - Limitation on Indebtedness" and other Credit Agreement Obligations;

     (8)  Liens existing on the Closing Date;

     (9) Liens on property or shares of stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Liens do not extend to any other property owned by such Person or any of its Subsidiaries;

     (10) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or any Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens do not extend to any other property owned by such Person or any of its Subsidiaries;

     (11) Liens securing obligations under Hedging Obligations so long as such obligations relate to Indebtedness permitted to be Incurred pursuant to the covenant described under "Certain Covenants - Limitation on Indebtedness" that is, and is permitted under the Indenture to be, secured by a Lien on the same property securing such obligations;

     (12) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), (9) or (10); provided, however, that:

          (A) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property) and

          (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of:

               (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness secured by Liens described under clauses (6), (7), (8), (9) or (10) at the time the original Lien became a Permitted Lien under the Indenture and

               (ii) an amount necessary to pay any fees and expenses,
                    including premiums, related to such Refinancings; and

     (13) Liens to secure Indebtedness permitted to be Incurred pursuant to the covenant described under "Certain Covenants - Limitation on Indebtedness" or other obligations in an aggregate principal amount which, when taken together with all other Indebtedness and obligations secured by Liens pursuant to this clause (13) and remaining outstanding, does not exceed $10.0 million at any time.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

     "principal" of a New Note means the principal of the New Note plus the premium, if any, payable on the New Note which is due or overdue or is to become due at the relevant time.

     "Purchase Money Indebtedness" means Indebtedness:

     (1) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the property being financed, and

     (2) Incurred to finance the acquisition, construction or lease by the Company or a Restricted Subsidiary of the property, including additions and improvements thereto;

provided, however, that the Indebtedness is Incurred within 180 days after the acquisition, construction or lease of the property by the Company or Restricted Subsidiary.

     "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means Indebtedness that is Incurred to Refinance any Indebtedness of the Company or any Restricted Subsidiary existing on the Closing Date or Incurred in compliance with the Indenture (including Indebtedness of the Company that Refinances Refinancing Indebtedness); provided, however, that:


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



     (1) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced,

     (2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced,

     (3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced and

     (4) if the Indebtedness being Refinanced is contractually subordinated in right of payment to the New Notes, such Refinancing Indebtedness is contractually subordinated in right of payment to the New Notes at least to the same extent as the Indebtedness being Refinanced;

          provided further, however, that Refinancing Indebtedness shall not include:

               (A) Indebtedness of a Restricted Subsidiary that Refinances Indebtedness of the Company or

               (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

     "Registration Rights Agreement" means the Registration Rights Agreement dated as of February 24, 2004, among the Company, the initial Holders, the initial holders of the Fixed Rate Notes and certain other Persons.

     "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

     "SEC" means the Securities and Exchange Commission.

     "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien. "Secured Indebtedness" of a Subsidiary Guarantor has a correlative meaning.

     "Security Documents" has the meaning set forth under the heading
"Security."

     "Senior Indebtedness" of the Company or any Subsidiary means the principal of, premium (if any) and accrued and unpaid interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company or any Subsidiary, regardless of whether or not a claim for post-filing interest is allowed in such proceedings), and fees and other amounts owing in respect of, Indebtedness of the Company or any Subsidiary, as applicable, whether outstanding on the Closing Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are subordinated in right of payment to the New Notes or such Subsidiary's Subsidiary Guarantee, as applicable; provided, however, that Senior Indebtedness of the Company or any Subsidiary shall not include:

     (1) any obligation of the Company to any Subsidiary of the Company or of such Subsidiary to the Company or any other Subsidiary of the Company;

     (2) any liability for Federal, state, local or other taxes owed or owing by the Company or such Subsidiary, as applicable;

     (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

     (4) any Indebtedness or obligation of the Company (and any accrued and unpaid interest in respect thereof) that by its terms is subordinate or junior in any respect to any other Indebtedness or obligation of the Company or such Subsidiary, as applicable, including any Senior Subordinated Indebtedness and any Subordinated Obligations of the Company or such Subsidiary, as applicable;

     (5)  any obligations with respect to any Capital Stock; or

     (6)  any Indebtedness Incurred in violation of the Indenture.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

     "Subordinated Chemed Debentures" means the Convertible Junior Subordinated Debentures due 2030, issued by the Company pursuant to the indenture dated as of February 7, 2000, between the Company and Firstar Bank, National Association as trustee.

     "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Closing Date or thereafter Incurred) that is subordinate or junior in right of payment to the New Notes pursuant to a written agreement. "Subordinated Obligation" of a Subsidiary Guarantor has a correlative meaning, except that the reference to "New Notes" in the preceding sentence shall be deemed to refer to such Subsidiary's Subsidiary Guarantee.

     "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

     (1)  such Person,

     (2)  such Person and one or more Subsidiaries of such Person or

     (3)  one or more Subsidiaries of such Person.

     "Subsidiary Guarantee" means each Guarantee of the obligations with respect to the New Notes issued by a Subsidiary of the Company pursuant to the terms of the Indenture.

     "Subsidiary Guarantor" means any Subsidiary that has issued a Subsidiary Guarantee.

     "Temporary Cash Investments" means any of the following:

     (1) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof,

     (2) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities
          Act),

     (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above,

     (4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P"), and

     (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's Investors Service, Inc.



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


     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the Closing Date.

     "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

     "Transactions" means, collectively, the following transactions, which shall be consummated on or about the date of the closing of the offering of the New Notes: (i) the consummation of the merger of Vitas with and into an indirect Wholly Owned Subsidiary of the Company pursuant to a merger agreement dated as of December 18, 2003, among the Company, Vitas and Marlin Merger Corp., (ii) the repayment of approximately $74.4 million of existing indebtedness of Vitas, plus accrued interest thereon, (iii) the repayment of approximately $29.4 million of existing indebtedness of the Company (including a $3.0 million make whole premium), plus accrued interest thereon, (iv) the assignment of the Westbrook Agreement by the Company to Vitas, the payment of $25.0 million by Vitas to Hugh A. Westbrook pursuant to the Westbrook Agreement and the performance of the other obligations under the Westbrook Agreement, (v) the consummation of the offering and sale of New Notes, Fixed Rate Notes and Capital Stock of the Company and the execution and delivery of notes, indentures and other agreements in connection therewith, (vi) the Company and certain of its Subsidiaries entering into the Credit Agreement and the borrowing on the Closing Date of $75.0 million thereunder (vii) the issuance or deemed issuance of letters of credit under the Credit Agreement to replace or backstop, or the cash collateralization of, letters of credit issued for the account of the Company or any of its Subsidiaries or Vitas or any of its Subsidiaries, (viii) the cancelation of a warrant held by the Company for shares of Vitas stock and (ix) the payment of fees and expenses in connection with the foregoing.

     "Trustee" means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

     "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "Trust Securities" means the Chemed Preferred Securities, the Subordinated Chemed Debentures and the guarantee by the Company to the holders of the Chemed Preferred Securities of amounts payable thereunder.

     "Unrestricted Subsidiary" means:

     (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and

     (2)  any Subsidiary of an Unrestricted Subsidiary.

     The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either:

          (A) the Subsidiary to be so designated has total Consolidated assets of $1,000 or less, or

          (B) if such Subsidiary has Consolidated assets greater than $1,000, then such designation would be permitted under the covenant entitled "Certain Covenants - Limitation on Restricted Payments."

     The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

     (x) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "Certain Covenants - Limitation on Indebtedness" and

     (y)  no Default shall have occurred and be continuing.

     Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

       "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

     "Vitas" means Vitas Healthcare Corporation or any successor thereto by any merger, consolidation or other transaction which is permitted hereunder.

     "VNF" means Vitas of North Florida, Inc., a Florida not-for-profit corporation and a Wholly Owned Subsidiary of Vitas.

     "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     "Westbrook Agreement" has the meaning assigned to such term in the definition of "EBITDA."

     "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares or shares issued to third parties to the extent necessary to satisfy any licensing requirements under applicable law with respect to the Company's or any of its Subsidiaries' business) is owned by the Company or another Wholly Owned Subsidiary.

                    EXCHANGE OFFER AND REGISTRATION RIGHTS

     We entered into a registration rights agreement relating in connection with the issuance of the Original Notes. The following description is meant to be only a summary of certain provisions of the registration rights agreement. It does not restate the terms of the registration rights agreement in its entirety.

EXCHANGE OFFER AND REGISTRATION RIGHTS RELATING TO THE ORIGINAL NOTES

     Pursuant to the registration rights agreement, we agreed, for the benefit of the holders of the Original Notes, that we would use our reasonable best efforts, at our cost, to (i) file with the SEC on or prior to 90 days after the date of issuance of the Original Notes a registration statement on Form S-3 or Form S-4, if the use of such form is then available (the "Exchange Offer Registration Statement"), and if not, on an appropriate form, relating to a registered exchange offer for the Original Notes (such offer the "Exchange Offer") under the Securities Act, (ii) use our reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 180 days after the date of issuance of the Original Notes and (iii) use our reasonable best efforts to complete the Exchange Offer by the earlier of 210 days after the date of issuance of the Original Notes and 60 days after the Exchange Offer Registration Statement is declared effective. We agreed to offer to the holders of the Original Notes the opportunity to exchange their Original Notes for a new series of notes (the "Exchange Notes") that are identical in all material respects to such Original Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions or additional interest) and that would be registered under the Securities Act. We agreed to keep the Exchange Offer open for not less than 20 business days (or longer, if required by applicable law) after the date on which notice of the Exchange Offer is mailed to the holders of the Original Notes.

     With regard to the Original Notes, if (i) because of any change in law or applicable interpretations thereof by the staff of the SEC, we are not permitted to effect the Exchange Offer as contemplated hereby, (ii) the Exchange Offer is not consummated within 210 days of the issuance of the Original Notes, or (iii) any holder of Original Notes (other than holders who are broker-dealers electing to exchange Original Notes, acquired for its own account as a result of market-making activities or other trading activities, for applicable Exchange Notes (an "Exchanging Dealer")) is not eligible to participate in the Exchange Offer or, (iv) in the case of any holder of Original Notes (other than an Exchanging Dealer) that participates in the Exchange Offer, and such holder does not receive freely tradable Exchange Notes on the date of the exchange, then we agreed to file with the SEC at our expense a shelf registration statement to cover resales of the Original Notes and/or Exchange Notes that are not freely tradable by holders who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement (the "Notes Shelf Registration Statement").

     We agreed to use our reasonable best efforts to have the Exchange Offer Registration Statement or, if applicable, the Notes Shelf Registration Statement declared effective by the SEC within 180 days after the date of the issuance of the Original Notes. Unless the Exchange Offer would not be permitted by a policy of the SEC, we agreed to commence the Exchange Offer and will use our reasonable best efforts to consummate the Exchange Offer as promptly as practicable within 210 days after the date of issuance of the Original Notes. If applicable, we will use our reasonable best efforts to keep the Notes Shelf Registration Statement continuously effective for a period of two years from the date of its effectiveness or such shorter period of time that will terminate when all Original Notes covered by the Notes Shelf Registration Statement (i) have been sold pursuant thereto or (ii) are no longer restricted securities under Rule 144 of the Securities Act, or any successor rule thereof.

     If (i) the Exchange Offer Registration Statement is not filed with the SEC within 90 days after the date of the issuance of the Original Notes, (ii) the Exchange Offer is not commenced or the Notes Shelf Registration Statement is not filed within 180 days after the date of the issuance of the Original Notes, (iii) the Exchange Offer is not consummated or the Notes Shelf Registration Statement is not declared effective within 210 days after the date of the issuance of the Original Notes or (iv) after either the Exchange Offer Registration Statement or the Notes Shelf Registration Statement is declared effective, (a) such registration statement thereafter ceases to be effective without being succeeded immediately by an additional registration statement filed and declared effective by the SEC or (b) such registration statement or the related prospectus ceases to be usable (subject to certain exceptions in the case of the preceding clause (b)) (each such event referred to in clauses (i) through (iv), a "Notes Registration Default"), we will be obligated to pay additional interest to each holder of the Original Notes, with respect to the first 90-day period immediately following the first Notes Registration Default, in an amount equal to 0.25% per annum of the principal amount of Original Notes held by such holder. The amount of additional interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Notes Registration Defaults have been cured, up to a maximum of 1.0% per annum. All additional interest will be paid to holders in the same manner as interest payments on the Original Notes on semi-annual or quarterly payment dates which correspond to interest payment dates for the Original Notes. Following the cure of all Notes Registration Defaults, the accrual of additional interest will cease. We believe the likelihood that we will pay additional interest upon a Registration Default is remote or incidental (within the meaning of the applicable U.S. Treasury regulations). We therefore believe that the possible payment of additional interest will not cause the Original Notes to be treated as having been issued with original issue discount for U.S. federal income tax purposes and that a holder will be required to treat the gross amount of any additional interest as ordinary interest income at the time such amount is received or accrued in accordance with such holder's method of accounting for U.S. federal income tax purposes.

     The registration rights agreement also provides that we will make available for a period of 90 days after the consummation of the Exchange Offer a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such Exchange Notes. Holders of Original Notes will be required to suspend their use of the prospectus included in the Notes Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from us.

     Each holder of Original Notes who wishes to exchange such notes for Exchange Notes in the Exchange Offer will be required to make certain representations, including representations that (i) any such Exchange Notes to be received by it will be acquired in the ordinary course of its business;
(ii) it has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes; and (iii) it is not our "affiliate" (as defined in Rule 405 under the Securities Act), or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. In addition, if the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes. If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

     Holders of Original Notes or Exchange Notes that are not freely tradable will also be required to deliver information to be used in connection with any Notes Shelf Registration Statement within certain time periods in order to have such Original Notes or Exchange Notes included in the Notes Shelf Registration Statement and benefit from the provisions regarding liquidated damages set forth in the preceding paragraphs. A holder who sells such Original Notes or Exchange Notes pursuant to the Notes Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the exchange and registration rights agreement which are applicable to such a holder (including certain indemnification obligations).

     Original Notes not tendered in the Exchange Offer shall bear interest at the rate set forth on the cover page of this prospectus and be subject to all the terms and conditions specified in the indentures governing the Original Notes and, for a period of two years after their issue date, to certain transfer restrictions.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion is a summary of certain U.S. Federal income tax consequences of the exchange offer to holders of Original Notes, but is not a complete analysis of all potential tax effects. The summary below is based upon the Internal Revenue Code of 1986, as amended (the "Code"), regulations of the Treasury Department, administrative rulings and pronouncements of the Internal Revenue Service and judicial decisions, all of which are subject to change, possibly with retroactive effect. This summary does not address all of the U.S. Federal income tax consequences that may be applicable to particular holders, including dealers in securities, financial institutions, insurance companies and tax-exempt organizations. In addition, this summary does not consider the effect of any foreign, state, local, gift, estate or other tax laws that may be applicable to a particular holder. This summary applies only to a holder that acquired Original Notes at original issue for cash and holds such Original Notes as a capital asset within the meaning of Section 1221 of the Code.

     An exchange of Original Notes for New Notes pursuant to the exchange offer will not be treated as a taxable exchange or other taxable event for U.S. Federal income tax purposes. Accordingly, there will be no U.S. Federal income tax consequences to holders who exchange their Original Notes for New Notes in connection with the exchange offer and any such holder will have the same adjusted tax basis and holding period in the New Notes as it had in the Original Notes immediately before the exchange.

     The foregoing discussion of certain U.S. Federal income tax considerations does not consider the facts and circumstances of any particular holder's situation or status. Accordingly, each holder of Original Notes considering this exchange offer should consult its own tax advisor regarding the tax consequences of the exchange offer to it, including those under state, foreign and other tax laws.

                             PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until the expiration date, all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

     We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker- dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker- dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the Original Notes) other than commissions of concessions of any brokers or dealers and will indemnify the holders of the Original Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                         BOOK-ENTRY; DELIVERY AND FORM

GENERAL

     Except as provided below, the New Notes will be represented by one or more fully registered global securities, in denominations of $1,000 and any integral multiple thereof which will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., or "Cede,'' the nominee of DTC. Beneficial interests in the global securities will be represented through book- entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. Unless and until physical New Notes in definitive, fully registered form, or "Definitive Notes," are issued under the limited circumstances described below, all references in this prospectus to actions by holders of New Notes will refer to actions taken by DTC upon instructions from DTC participants, and all references to distributions, notices, reports and statements to holders of New Notes will refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the New Notes, or to DTC participants for distribution to holders of New Notes in accordance with DTC procedures. The general DTC rules applicable to its participants are on file with the SEC. More information on DTC is available at http://www.dtcc.com.

     Except in the limited circumstances described below, owners of beneficial interests in global securities will not be entitled to receive physical delivery of Definitive Notes. The New Notes will not be issuable in bearer form.

     DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation'' within the meaning of the New York Uniform Commercial Code and "clearing agency'' registered pursuant to Section 17A of the Securities Exchange Act of 1934.

     Under the New York Uniform Commercial Code, a "clearing corporation'' is defined as:

          o a person that is registered as a "clearing agency'' under the federal securities laws;

          o    a federal reserve bank; or

          o any other person that provides clearance or settlement services with respect to financial assets that would require it to register as a clearing agency under the federal securities laws but for an exclusion or exemption from the registration requirement, if its activities as a clearing corporation, including promulgation of rules, are subject to regulation by a federal or state governmental authority. A "clearing agency'' is an organization established for the execution of trades by transferring funds, assigning deliveries and guaranteeing the performance of the obligations of parties to trades.

     DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions among DTC participants through electronic book-entry transfers between the accounts of DTC participants. The ability to execute transactions through book-entry transfers in accounts eliminates the need for transfer of physical certificates. DTC participants include both U.S. and foreign securities brokers and dealers, banks, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of the Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of DTC participants and by the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc. and certain clearing corporations. Banks, brokers, dealers, trust companies and other entities that clear through or maintain a custodial relationship with a DTC participant either directly or indirectly have indirect access to the DTC system.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the New Notes among DTC participants and to receive and transmit distributions of principal, premium, if any, and interest with respect to the New Notes. DTC participants and indirect DTC participants with which holders of New Notes have accounts similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective customers. Holders of New Notes that are not DTC participants or indirect DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the New Notes may do so only through DTC participants and indirect DTC participants. In addition, holders of New Notes will receive all distributions of principal, premium, if any, and interest from us through DTC participants or indirect DTC participants, as the case may be. Under a book-entry format, holders of New Notes may experience some delay in their receipt of payments because we will forward payments with respect to the New Notes to Cede, as nominee for DTC. We expect DTC to forward payments in same-day funds to each DTC participant who is credited with ownership of the New Notes in an amount proportionate to the principal amount of that DTC participant's holdings of beneficial interests in the New Notes, as shown on the records of DTC or Cede. We also expect that DTC participants will forward payments to indirect DTC participants or holders of New Notes, as the case may be, in accordance with standing instructions and customary industry practices. DTC participants will be responsible for forwarding distributions to holders of New Notes. Accordingly, although holders of New Notes will not possess physical certificates representing the New Notes, DTC's rules provide a mechanism for holders of New Notes to receive payments on the New Notes and to be able to transfer their interests.

     Unless and until Definitive Notes are issued under the limited circumstances described below, the only physical holder of a New Note will be Cede, as nominee of DTC. Holders of New Notes will not be recognized by us as registered owners of New Notes under the indentures governing the New Notes. Holders of New Notes will be permitted to exercise the rights under the indentures governing the New Notes only indirectly through DTC and DTC participants. DTC has advised us that it will take any action permitted to be taken by a holder of New Notes under the indentures governing the New Notes only at the direction of one or more DTC participants to whose accounts with DTC the New Notes are credited. Additionally, DTC has advised us that in the event any action requires approval by holders of New Notes of a certain percentage of ownership of the New Notes, DTC will take such action only at the direction of and on behalf of DTC participants whose holdings include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC participants whose holdings include those undivided interests. DTC will convey notices and other communications to DTC participants, and DTC participants will convey notices and other communications to indirect DTC participants and to holders of New Notes in accordance with arrangements among them. Arrangements among DTC and its direct and indirect participants are subject to any statutory or regulatory requirements as may be in effect from time to time. DTC's rules applicable to itself and DTC participants are on file with the SEC.

     The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in the global securities.

     The ability of a holder of New Notes to pledge the New Notes to persons or entities that do not participate in the DTC system, or otherwise to act with respect to such New Notes, may be limited due to the lack of a physical certificate to evidence ownership of the New Notes and because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants.

     We will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the New Notes held by Cede, as nominee for DTC, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for the performance by DTC, any DTC participant or any indirect DTC participant of their respective obligations under the rules and procedures governing their obligations.

DEFINITIVE NOTES

     Definitive Notes will be issued in paper form to holders of New Notes or their nominees, rather than to DTC or its nominee, only if we determine that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the New Notes and we or the trustee are unable to locate a qualified successor within 90 days of receipt of such notice.

     If Definitive Notes are to be issued by us under the paragraph immediately above, we will notify all holders of New Notes through DTC of the availability of Definitive Notes. Upon surrender by DTC of the global securities and receipt of instructions for re-registration, we will reissue the New Notes as Definitive Notes to holders of Notes.

     After Definitive Notes are issued, we or a paying agent will make distributions of principal, premium, if any, and interest with respect to New Notes directly to holders in whose names the New Notes were registered at the close of business on the applicable record date. Except for the final payment to be made with respect to a New Note, we or a paying agent will make distributions by check mailed to the addresses of the registered holders as they appear on the register maintained by us. We or a paying agent will make the final payment with respect to any New Note only upon presentation and surrender of the applicable New Note at the office or agency specified in the notice of final distribution to holders of New Notes.

                                 LEGAL MATTERS

       Certain legal matters in connection with the New Notes offered hereby will be passed upon for us by Naomi C. Dallob, Esq., our Vice President and Secretary.


                                    EXPERTS

     The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of Vitas as of September 30, 2003 and 2002, and for each of the three years in the period ended September 30, 2003, incorporated by reference from our Form 8-K/A filed on February 23, 2004 with the SEC, have been audited by Ernst & Young LLP, independent auditors, as stated in their report thereon included therein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                 $110,000,000

                  FLOATING RATE SENIOR SECURED NOTES DUE 2010

                              CHEMED CORPORATION

                         (FORMERLY ROTO-ROOTER, INC.)

                               OFFER TO EXCHANGE

              UP TO $110,000,000 PRINCIPAL AMOUNT OUTSTANDING OF
                  FLOATING RATE SENIOR SECURED NOTES DUE 2010

                                      FOR

  A LIKE PRINCIPAL AMOUNT OF NEW FLOATING RATE SENIOR SECURED NOTES DUE 2010
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933


                               ________________

                                  PROSPECTUS

                               ________________

                              [          ], 2004



     Until [ ], 2004, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Registrants Incorporated or Organized in Delaware

     The following registrants are corporations incorporated in the state of
Delaware: Chemed Corporation, CCR of Ohio Inc., Jet Resource, Inc., Nurotoco of New Jersey, Inc., R.R. UK, Inc., Roto-Rooter Development Company, Roto-Rooter Management Company, Hospice Care Incorporated, Hospice, Inc., Vitas Healthcare Corporation, Vitas Healthcare Corporation of California, Vitas Healthcare Corporation of Central Florida, Vitas Healthcare Corporation of Florida, Vitas Healthcare Corporation of Illinois, Vitas Healthcare Corporation of Ohio, Vitas Healthcare Corporation of Pennsylvania, Vitas Healthcare Corporation of Wisconsin, Vitas HME Solutions, Inc. and Vitas Holdings Corporation. Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that a corporation may indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Under Section 145(b) of the DGCL, such eligibility for indemnification may be further subject to the adjudication of the Delaware Court of Chancery.

     The articles of incorporation and/or by-laws of each of the following Delaware corporation registrants provide that such registrant indemnifies its officers and directors to the maximum extent allowed by Delaware law: Chemed Corporation, Jet Resource, Inc., Vitas Healthcare Corporation, Vitas Healthcare Corporation of California, Vitas Healthcare Corporation of California, Vitas Healthcare Corporation of Illinois, Vitas Healthcare Corporation of Ohio, Vitas Healthcare Corporation of Pennsylvania, Vitas Healthcare Corporation of Wisconsin, Vitas HME Solutions, Inc., Vitas Holdings Corporation, Hospice Care Incorporated and Vitas Healthcare Corporation of Central Florida.

     Furthermore, Section 102(b)(7) of the DGCL provides that a corporation may in its certificate of incorporation eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: for any breach of the director's duty of loyalty to the corporation or its stockholders; for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; under Section 174 of the DGCL (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation's capital stock); or for any transaction from which the director derived an improper personal benefit. The following Delaware corporation registrants eliminate such personal liability of their directors: Chemed Corporation, CCR of Ohio, Inc., Jet Resource, Inc., Vitas Healthcare Corporation of California, Vitas Healthcare Corporation of Illinois, Vitas Healthcare Corporation of Ohio, Vitas Healthcare Corporation of Pennsylvania, Vitas Healthcare Corporation of Wisconsin, Vitas HME

Solutions, Inc., Vitas Holdings Corporation, Hospice Care Incorporated and Vitas Healthcare Corporation of Central Florida.

     The following registrant is a limited liability company formed in the state of Delaware: Vitas Hospice Services, L.L.C. Section 18-108 of the Delaware Limited Liability Company Act provides that that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

     Section 7.8 of the limited liability company agreement of Vitas Hospice Services, L.L.C. provides that, in accordance with Section 18-108 of the Delaware Limited Liability Company Act, the company shall indemnify and hold harmless the member of the company, any affiliate of the member or of the company, any director, officer or employee of the company or any director, officer, or employee of the member or of the company to the fullest extent permitted by law from and against any and all losses, claims, demands, costs, damages, liabilities (joint or several), expenses of any nature (including attorneys' fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits, or proceedings, whether civil, criminal, administrative or investigative, in which the indemnitee may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the business or activities of or relating to the company. Section 7.8.1(ii) of the company's limited liability company agreement provides that, notwithstanding the foregoing sentence, no director, officer, or employee of the company, and no director, officer or employee of the member or any affiliate of the member or of the company, shall be indemnified from any liability for a knowing violation of law which was material to the cause of action as determined in a non-appealable order of a court.

       Registrants Incorporated or Organized in Florida

     The following registrants are corporations incorporated in the state of
Florida: Service America Network, Inc. and Vitas Healthcare Corporation of Florida. Section 607.0850(1) of the Florida Business Corporation Act empowers a corporation to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     Subsection (2) of 607.0850(1) provides that a corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     Registrants Incorporated or Organized in Iowa

     The following registrants are corporations incorporated in the state of
Iowa: Roto-Rooter Services Company and Roto-Rooter Corporation. The Iowa Business Corporation Act ("IBCA") grants each corporation organized thereunder the power to indemnify its directors and officers against liabilities for certain of their acts. Under the IBCA, directors are not subject to personal liability to corporations organized thereunder or their shareowners for acts or failures to act except under certain circumstances. In addition, the IBCA grants corporations organized thereunder the authority to adopt a provision in their respective articles of incorporation eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or to its shareowners for monetary damages for certain breaches of fiduciary duty as a director.

     Section VII of the restated articles of incorporation of Roto-Rooter Services Company provides that each director and officer of the corporation, whether or not then in office, shall be indemnified by the corporation against all costs, liabilities, judgments and expenses reasonably incurred by him or imposed upon him in connection with or arising out of any action, suit or proceedings in which he may be involved, directly or indirectly, or to which he may be made a party by reason of his being or having been a director or officer of the corporation, or by reason of any action at any time taken by him as a director or officer of the corporation (such expenses to include the cost of reasonable settlements made with a view to curtailment or avoidance of cost of litigation, or where a settlement is deemed for the best interests of the corporation under its obligation of indemnity), except in relation to matters as to which he shall be finally adjudged in such action, suit or proceeding, to have been guilty of misfeasance in the performance of his duty as such director or officer. Section VII of the restated articles of incorporation also provides that the foregoing right of indemnification shall not be exclusive of other rights to which an officer or director may be entitled as a matter of law.

     Registrants Incorporated or Organized in New York

     The following registrants are corporations incorporated in the state of New York: Complete Plumbing Services, Inc. and RR Plumbing Services Corporation. Under the New York Business Corporation Law ("NYBCL"), a corporation may indemnify its directors and officers made, or threatened to be made, a party to any action or proceeding, except for stockholder derivative suits, if such director or officer acted in good faith, for a purpose which he or she reasonably believed to be in or, in the case of service to another corporation or enterprise, not opposed to, the best interests of the corporation, and, in criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. In the case of stockholder derivative suits, the corporation may indemnify a director or officer if he or she acted in good faith for a purpose which he or she reasonably believed to be in or, in the case of service to another corporation or enterprise, not opposed to the best interests of the corporation, except that no indemnification may be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

     Any person who has been successful on the merits or otherwise in the defense of a civil or criminal action or proceeding will be entitled to indemnification. Except as provided in the preceding sentence, unless ordered by a court pursuant to the NYBCL, any indemnification under the NYBCL pursuant to the above paragraph may be made only if authorized in the specific case and after a finding that the director or officer met the requisite standard of conduct by (i) the disinterested directors if a quorum is available, (ii) the board upon the written opinion of independent legal counsel or (iii) the stockholders.

     The indemnification described above under the NYBCL is not exclusive of other indemnification rights to which a director or officer may be entitled, whether contained in the certificate of incorporation or bylaws or when authorized by (i) such certificate of incorporation or bylaws; (ii) a resolution of stockholders, (iii) a resolution of directors or (iv) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

     The certificate of incorporation of Complete Plumbing Services, Inc. provides that, to the fullest extent permitted by the NYBCL, a director of Complete Plumbing Services, Inc. shall not be liable to the corporation or its shareholders for damages for any breach of duty as a director.

       Registrants Incorporated or Organized in Massachusetts

     The following registrant is a corporation incorporated in the state of
Massachusetts: Nurotoco of Massachusetts, Inc. Section 67 of Chapter 156B of the Massachusetts Business Corporation Law (the "MBCL") provides that indemnification of directors, officers, employees and other agents of a corporation, and persons who serve at its request as directors, officers, employees or other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by it to whatever extent shall be specified in or authorized by (i) the articles of organization or (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Section 67 of Chapter 156B of the MBCL also provides that, except as the articles of organization or by-laws otherwise require, indemnification of any persons referred to in the preceding sentence who are not directors of the corporation may be provided by it to the extent authorized by the directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan.

     Section 67 of Chapter 156B of the MBCL also provides that no indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Section 67 of Chapter 156B of the MBCL also provides that the absence of any express provision for indemnification shall not limit any right of indemnification existing independently of such Section 67 of Chapter 156B of the MBCL, and that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or other agent of another organization or with respect to any employee benefit plan, against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

     Registrants Incorporated or Organized in Nevada

     The following registrant is a corporation incorporated in the state of
Nevada: Comfort Care Holdings Co. Section 78.7502 of the Nevada General Corporation Law (the "NGCL") provides that a corporation may indemnify (i) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (ii) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

     Section 78.7502 provides that indemnification under subsections (i) and
(ii) above is not available to a director or officer whose act or failure to act constituted a breach of his fiduciary duties as a director or officer and involved intentional misconduct, fraud or a knowing violation of law. Section
78.7502 also provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (i) and
(ii) above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fee, actually and reasonably incurred by him in connection with the defense.

     Section 78.751 of the NGCL provides that any discretionary indemnification pursuant to subsections (i) and (ii) above, unless ordered by a court or advanced pursuant to subsection (ii), may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders; (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or
(d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     Section 78.751 of the NGCL also provides that the articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Section 78.751 also provides that the indemnification pursuant to
Section 78.7502 and the advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to
Section 78.7502 or for the advancement of expenses made pursuant to subsection
(ii) above, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action, and continues for a person who has ceased to be a director, officer, employee or agent.

     Registrants Incorporated or Organized in Ohio

     The following registrant is a corporation incorporated in the state of
Ohio: Consolidated HVAC, Inc. Section 1701.13(E)(1) of the Ohio General Corporation Law (the "OGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or in the right of the corporation, because the person is or was a director or officer, against liability reasonably incurred by the director or officer in connection with the proceeding if either: (i) the director or officer acted in good faith and in a manner the director or officer reasonably believes to be in or not opposed to the best interests of the corporation or (ii) with respect to any criminal action or proceeding, the director or officer had no reasonable cause to believe the director's or officer's conduct was unlawful.

     Section 1701.13(E)(2) of the OGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, by or in the rights of the corporation to procure a judgment in its favor, because the person is or was a director or officer against liability reasonably incurred by the director or officer in connection with the proceeding if the director or officer acted in good faith and in a manner the director or officer reasonably believed to be in or not opposed to the best interests of the corporation, except that a corporation may not indemnify a director or officer if either: (i) the director or officer has been adjudged to be liable for negligence or misconduct in the performance of the director's or officer's duty to the corporation unless and only to the extent that the court in which the proceeding was brought determines that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such expenses as the court deems proper or (ii) the only liability asserted against a director in a proceeding is for the director voting for or assenting to the following: (x) the payment of a dividend or distribution, the making of a distribution of assets to shareholders, or the purchase or redemption of the corporation's own shares in violation of Ohio law or the corporation's articles of incorporation; (y) a distribution of assets to shareholders during the winding up of the affairs of the corporation, or dissolution or otherwise, without the payment of all known obligations of the corporation or without making adequate provision for their payment; or (z) the making of a loan, other than in the usual course of business, to an officer, director or shareholder of the corporation other than in the case of at the time of the making of the loan, a majority of the disinterested directors of the corporation voted for the loan and taking into account the terms and provisions of the loan and other relevant factors, determined that the making of the loan could reasonably be expected to benefit the corporation. To the extent that a director or officer has been successful on the merits or otherwise in defense of the proceeding, the director or officer must be indemnified against expenses actually and reasonably incurred by him or her in connection with that proceeding.

     Section 1701.13(E)(4) of the OGCL provides that any indemnification of a director or officer under the previous two paragraphs, unless ordered by a court, is subject to a determination that the director or officer has met the applicable standard of conduct. The determination will be made by: (i) a majority of a quorum of the directors who are not parties to such proceeding,
(ii) if there is not a quorum of such directors, or if a majority vote of such directors so directs, independent counsel in a written opinion; (iii) by the shareholders; or (iv) by the court of common pleas or by the court in which the proceeding was brought.

     The OGCL provides that the corporation must pay expenses as they are incurred by the director or officer in defending the proceeding if the director or officer agrees to (i) repay the amount if it determined that the director's or officer's action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation and (ii) reasonably cooperate with the corporation concerning the proceeding. A corporation may advance the expenses before the final disposition of a proceeding if the director or officer undertakes to repay the amount if it is ultimately determined that the director or officer is not entitled to indemnification.

     The OGCL gives a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability asserted against, and incurred in his or her capacity as a director or officer, whether or not the corporation would have the power to indemnify the director or officer against this liability under the OGCL.

     Registrants Incorporated or Organized in Texas

     The following registrant is a limited partnership organized in the state of Texas: Vitas Healthcare of Texas, L.P. Section 11.02 of the Texas Revised Limited Partnership Act ("TRLPA") provides that, if provided in a written partnership agreement, a limited partnership may indemnify a person who was, is or is threatened to be made a named defendant or respondent in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding (a "Proceeding"), because the person, who, while a general partner of a limited partnership, is or was serving at the request of the limited partnership as a partner, director, officer, venturer, proprietor, trustee, employee, or agent (a "Representative") of a foreign or domestic limited partnership, corporation, employee benefit plan, or similar entity (an "Enterprise") or serving a similar function for an Enterprise; and a Representative of an Enterprise that is a general partner of the limited partnership (an "Indemnifiable General Partner"), only if it is determined that the person: (i) acted in good faith;
(ii) reasonably believed: (a) in the case of conduct in the person's official capacity as an Indemnifiable General Partner of the limited partnership, that the person's conduct was in the limited partnership's best interests, and (b) in all other cases, that the person's conduct was at least not opposed to the limited partnership's best interests; and (iii) in the case of a criminal Proceeding, had no reasonable cause to believe that the person's conduct was unlawful. Section 11.03 of the TRLPA provides, however, except to the extent described below, that a limited partnership may not indemnify an Indemnifiable General Partner under Section 11.02 thereof in respect of a Proceeding in which: (i) the person is found liable on the basis that the person improperly received personal benefit, whether or not the benefit resulted from action taken in the person's official capacity; or (ii) the person is found to be liable to the limited partnership or the limited partners. Under Section 11.05 of the TRLPA, an Indemnifiable General Partner may be indemnified under
Section 11.02 thereof against judgments, penalties, including excise and similar taxes, fines, settlements, and reasonable expenses (including court costs and attorneys' fees) in connection with the Proceeding, except that if the person is found liable to the limited partnership or the limited partners or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (i) is limited to reasonable expenses actually incurred by the person in connection with the Proceeding; and (ii) shall not be made in respect of any Proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of the person's duty to the limited partnership or the limited partners.

     Section 11.08 of the TRLPA provides that a limited partnership shall indemnify an Indemnifiable General Partner against reasonable expenses (including court costs and attorneys' fees) incurred by the person in connection with a Proceeding in which the person is a named defendant or respondent because the person is or was an Indemnifiable General Partner if the person has been wholly successful, on the merits or otherwise, in the defense of the Proceeding. Section 11.09 of the TRLPA provides that if in such a suit for indemnification, a court of competent jurisdiction determines that the Indemnifiable General Partner is entitled to indemnification thereunder, the court shall order indemnification and shall award to the Indemnifiable General Partner the expenses incurred in securing the indemnification.

     In addition, Section 11.10 of the TRLPA provides that if, upon application of an Indemnifiable General Partner, a court of competent jurisdiction determines that the Indemnifiable General Partner is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the person has met the requirements set forth above or has been found liable in the circumstances described above, the court may order the indemnification that the court determines is proper and equitable; but if the person is found liable to the limited partnership or the limited partners or is found liable on the basis that personal benefit was improperly received by the person, whether or not the benefit resulted from an action taken in the person's official capacity, the indemnification shall be limited to reasonable expenses.

     Section 11.11 of the TRLPA provides that reasonable expenses incurred by an Indemnifiable General Partner who was or is threatened to be made a named defendant or respondent in a Proceeding may be paid or reimbursed by the corporation in advance of the final disposition of the Proceeding, without further authorization or any other determinations as required under Article 11, after the limited partnership receives a written affirmation by the person of the person's good faith belief that the person has met the standard of conduct necessary for indemnification under Article 11 and a written undertaking by or on the person's behalf, to repay the amount paid or reimbursed if it is ultimately determined that indemnification of the person against expenses incurred by him in connection with the Proceeding is prohibited under Section 11.05 of the TRLPA.

     Section 11.13 of the TRLPA provides that a provision for a limited partnership to indemnify or advance expenses to an Indemnifiable General Partner who was, is, or is threatened to be made a named defendant or respondent in a Proceeding, whether contained in the limited partnership agreement, a resolution of the general partners or the limited partners, an agreement, or otherwise, except an insurance policy in accordance with Section
11.18 of the TRLPA, is valid only to the extent that it is consistent with
Article 11 or the applicable reimbursement provisions of the Texas Uniform Partnership Act, or the Texas Revised Partnership Act, and its subsequent amendments as limited by the limited partnership agreement, if such a limitation exists.

     Section 11.15 of the TRLPA provides that a limited partnership may indemnify and advance expenses to a limited partner, employee, or agent of the limited partnership to the same extent that it may indemnify and advance expenses to an Indemnifiable General Partner under Article 11. Section 11.16 of the TRLPA provides that a limited partnership may indemnify and advance expenses to persons who were not limited partners, employees, or agents of the limited partnership but who are or were serving at the request of the limited partnership as a Representative of another Enterprise to the same extent that it may indemnify and advance expenses to an Indemnifiable General Partner under Article 11. Under Section 11.17 of the TRLPA, a limited partnership may further indemnify and advance expenses to a limited partner, employee, agent, or person identified in Section 11.16 thereof and who is not an Indemnifiable General Partner, to the extent, consistent with law, provided by its partnership agreement, by general or specific action of its general partner, by contract, or as permitted or required by common law.

     Section 11.18 of the TRLPA provides further that, except as otherwise provided by Article 11, and unless otherwise provided by the partnership agreement, a limited partnership may purchase and maintain insurance or another arrangement on behalf of any person who is or was a general partner, limited partner, employee, or agent of the limited partnership, or who is or was serving at the request of the limited partnership as a Representative of another Enterprise, against any liability asserted against the person and incurred by the person in such a capacity or arising out of the person's status in that capacity, regardless of whether the limited partnership would have the power to indemnify the person against that liability under Article 11.

     Section 7.10 of the agreement of limited partnership of Vitas Healthcare of Texas, L.P. provides that, if approved by the owners of more than 50% of the percentage interests of the limited partners, the partnership shall indemnify and hold harmless the general partner and any director, officer, employee, agent or representative of the general partner, against all liabilities, losses and damages incurred by any of them by reason of any act performed or omitted to be performed in the name of or on behalf of the partnership, or in connection with the partnership's business, including attorneys' fees and any amounts expended in the settlement of any claims or liabilities, losses or damages, to the fullest extent permitted by the TRLPA.
Section 7.10 also provides that, if approved by the owners of more than 50% of the percentage interests of the limited partners, the partnership shall indemnify and hold harmless any limited partner, employee, agent or representative of the partnership, any person who is or was serving at the request of the partnership acting through the general partner as a director, officer, partner, trustee, employee, agent or representative of another corporation, partnership, joint venture, trust or other enterprise, but in no event shall such indemnification exceed the indemnification permitted by the TRLPA.

     Section 7.11 of the agreement of limited partnership of Vitas Healthcare of Texas, L.P. provides that neither the general partner nor its directors, officers, employees, agents or representatives shall be liable to the partnership or any limited partner for errors in judgment or for any acts or omissions that do not constitute negligence, fraud or willful or wanton misconduct.



     The foregoing statements are subject to the detailed provisions of the applicable state laws and articles of incorporation and bylaws of the registrants and should be read in conjunction therewith for a more understanding of their effect on the registrants.

     The registrants maintain liability insurance covering their directors and officers.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

                                                                                                     Page Number
                                                                                                          or
                                                                                              Incorporation by Reference
                                                                                       ------------------------------------------

Exhibit                                                                                   File No. and             Previous
Number        Exhibit Description                                                         Filing Date             Exhibit No.
--------      --------------------------------------------------------------------     ------------------      ------------------
3.1           Certificate of Incorporation of Chemed                                   Form S-3                4.1
              Corporation                                                              Reg. No. 33-44177

3.2           Certificate of Amendment to                                              Form S-8                E-1
              Certificate of Incorporation                                             Reg. No. 333-109104
                                                                                       9/25/03

3.3           Certificate of Amendment to                                              Form S-4                3.3
              Certificate of Incorporation                                             Reg. No.
                                                                                       333-115668
                                                                                       5/20/04

3.4           By-Laws of Chemed Corporation                                            Form 10-K               2
                                                                                       3/28/89

4.4           Indenture, dated as of February 24,                                      Form 10-K               4.4
              2004, between Roto-Rooter, Inc.                                          3/12/04
              and LaSalle Bank National Association

4.5           Indenture, dated as of February 24, 2004,                                Form 10-K               4.5
              among Roto-Rooter, Inc., the subsidiary guarantors                       3/12/04
              listed on Schedule I thereto and Wells
              Fargo Bank, N.A.

4.6 Form of Floating Rate Senior Secured Note due 2010 (included in Exhibit 4.5)

5             Opinion of Naomi C. Dallob, Esq.                                         *

10.1          Agreement and Plan of Merger among                                       Form 8-K                1
              Diversey U.S. Holdings, Inc., D.C. Acquisition Inc.,                     3/11/91
              Chemed Corporation and DuBois Chemicals, Inc.,
              dated as of February 25, 1991

10.2          Stock Purchase Agreement between Omnicare, Inc.                          Form 10-K               5
              and Chemed Corporation dated as of August 5, 1992                        3/25/93

10.3          Agreement and Plan of Merger among National                              Form 8-K                1
              Sanitary Supply Company, Unisource Worldwide, Inc.                       10/13/97
              and TFBD, Inc.


                                    II-11



                                                                                                     Page Number
                                                                                                          or
                                                                                              Incorporation by Reference
                                                                                       ------------------------------------------

Exhibit                                                                                  File No. and              Previous
Number        Exhibit Description                                                         Filing Date             Exhibit No.
--------      --------------------------------------------------------------------     ------------------      ------------------

10.4          Stock Purchase Agreement dated as of May 8, 2002 by                      Form 8-K                2.1
              and between PCI Holding Corp. and Chemed                                 10/11/02
              Corporation

10.5          Amendment No. 1 to Stock Purchase Agreement dated                        Form 8-K                2.2.
              as of October 11, 2002 by and among PCI Holding Corp.,                   10/11/02
              PCI-A Holding Corp. and Chemed Corporation

10.6          Senior Subordinated Promissory Note dated as of                          Form 8-K                2.3
              October 11, 2002 by and among PCI Holding Corp.                          10/11/02
              and Chemed Corporation

10.7          Common Stock Purchase Warrant dated as of                                Form 8-K                2.4
              October 11, 2002 by and between PCI Holding Corp.                        10/11/02
              and Chemed Corporation

10.8          1986 Stock Incentive Plan, as amended                                    Form 10-K               9
              through May 20, 1991                                                     3/27/92, **

10.9          1986 Stock Incentive Plan, as amended                                    Form 10-K               10
              through May 20, 1991                                                     3/27/92, **

10.10         1993 Stock Incentive Plan                                                Form 10-K               10.8
                                                                                       3/29/94, **

10.11         1995 Stock Incentive Plan                                                Form 10-K               10.14
                                                                                       3/28/96, **

10.12         1997 Stock Incentive Plan                                                Form 10-K               10.10
                                                                                       3/27/98, **

10.13         1999 Stock Incentive Plan                                                Form 10-K               10.11
                                                                                       3/29/00, **

10.14         1999 Long-Term Employee Incentive Plan as amended                        Form 10-K               10.16
              through May 20, 2002                                                     3/28/03, **

10.15         2002 Stock Incentive Plan                                                Form 10-K               10.17
                                                                                       3/28/03, **

10.16         2002 Executive Long-Term Incentive Plan                                  Form 10-K               10.18
                                                                                       3/28/03, **

10.17         Employment Contracts with Executives                                     Form 10-K               10.12
                                                                                       3/28/89, **

                                    II-12


                                                                                                     Page Number
                                                                                                          or
                                                                                              Incorporation by Reference
                                                                                       ------------------------------------------

Exhibit                                                                                  File No. and               Previous
Number        Exhibit Description                                                         Filing Date             Exhibit No.
--------      --------------------------------------------------------------------     ------------------      ------------------

10.18         Amendment to Employment Agreements with Kevin J.                         Form 10-K               10.20
              McNamara, Thomas C. Hutton and Sandra E. Laney                           3/28/03, **
              dated August 7, 2002

10.19         Amendment to Employment Agreements with Timothy S.                       Form 10-K               10.21
              O'Toole and Arthur V. Tucker dated August 7, 2002                        3/28/03, **

10.20         Amendment to Employment Agreement with Spencer S. Lee                    Form 10-K               10.20
              dated May 19, 2003                                                       3/12/04, **

10.21         Amendment to Employment Agreement with Executives dated                  Form 10-K               10.16
              January 1, 2002                                                          3/28/02, **

10.22         Consulting Agreement between Timothy S. O'Toole and                      Form 10-K               10.26
              PCI Holding Corp. effective October 11, 2002                             3/28/03, **

10.23         Amendment No. 16 to Employment Agreement with Sandra                     Form 10-K               10.27
              E. Laney dated March 1, 2003                                             3/28/03, **

10.24         Excess Benefits Plan, as restated and amended, effective                 Form 10-K               10.24
              June 1, 2001                                                             3/12/03, **

10.25         Amendment No. 1 to Excess Benefits Plan, effective                       Form 10-K               10.27
              July 1, 2002                                                             3/12/03, **

10.26         Amendment No. 2 to Excess Benefits Plan, effective                       Form 10-K               10.26
              November 7, 2003                                                         3/12/03, **

10.27         Non-Employee Directors' Deferred Compensation Plan                       Form 10-K               10.10
                                                                                       3/24/88, **

10.28         Chemed/Roto-Rooter Savings & Retirement Plan, effective                  Form 10-K               10.25
              January 1, 1999                                                          3/25/99, **

10.29         First Amendment to Chemed/Roto-Rooter Savings &                          Form 10-K               10.22
              Retirement Plan effective September 6, 2000                              3/28/02, **

10.30         Second Amendment to Chemed/Roto-Rooter Savings                           Form 10-K               10.23
              & Retirement Plan effective January 1, 2001                              3/28/02, **


                                    II-13

                                                                                                     Page Number
                                                                                                          or
                                                                                              Incorporation by Reference
                                                                                       ------------------------------------------
Exhibit                                                                                  File No. and               Previous
Number        Exhibit Description                                                         Filing Date             Exhibit No.
--------      --------------------------------------------------------------------     ------------------      ------------------

10.31         Third Amendment to Chemed/Roto-Rooter Savings &                          Form 10-K               10.24
              Retirement Plan effective December 12, 2001                              3/28/02, **

10.32         Stock Purchase Plan by and among Banta Corporation,                      Form 8-K                10.21
              Chemed Corporation and OCR Holding Company                               10/13/97 **

10.33         Directors Emeriti Plan                                                   Form 10-Q               10.11
                                                                                       5/12/88, **

10.34         Second Amendment to Split Dollar Agreement with                          Form 10-K               10.26
              Executives                                                               3/29/00, **

10.35         Split Dollar Agreement with Sandra E. Laney                              Form 10-K               10.27
                                                                                       3/25/99, **

10.37         Split Dollar Agreement with Edward L. Hutton                             Form 10-K               10.16
                                                                                       3/28/96, **

10.38         Split Dollar Agreement with Spencer S. Lee                               Form 10-K               10.33
                                                                                       3/29/00, **

10.39         Promissory Note under the Executive Stock Purchase                       Form 10-K               10.40
              Plan with Edward L. Hutton                                               3/28/01, **

10.40         Promissory Note under the Executive Stock Purchase                       Form 10-K               10.41
              Plan with Kevin J. McNamara                                              3/28/01, **

10.41         Schedule to Promissory Note under the Executive Stock                    Form 10-K               10.41
              Purchase  Plan with Edward L. Hutton                                     3/12/04, **

10.42         Schedule to Promissory Note under the Executive Stock                    Form 10-K               10.42
              Purchase Plan with Kevin J. McNamara                                     3/12/04, **

10.43         Roto-Rooter Deferred Compensation Plan No. 1,                            Form 10-K               10.37
              as amended January 1, 1998                                               3/28/01, **

10.44         Roto-Rooter Deferred Compensation Plan No. 2                             Form 10-K               10.38
                                                                                       3/28/01, **

10.45         Agreement and Plan of Merger, dated as of                                Form 8-K                99.2
              December 18, 2003, among Roto-Rooter, Inc.,                              12/19/03
              Marlin Merger Corp. and Vitas Healthcare Corporation

                                                                                                     Page Number
                                                                                                          or
                                                                                              Incorporation by Reference
                                                                                       ------------------------------------------
Exhibit                                                                                   File No. and               Previous
Number        Exhibit Description                                                          Filing Date             Exhibit No.
--------      --------------------------------------------------------------------     ------------------      ------------------
10.46         Credit Agreement, dated as of February 24, 2004, among                   Form 10-K               10.46
              Roto-Rooter, Inc., the lenders from time to                              3/12/04
              time parties thereto and Bank One, NA, as
              Administrative Agent.

10.47         Pledge and Security Agreement, dated as of February 24,                  From 10-K               10.47
              2004,  among Roto-Rooter, Inc., the subsidiaries of                      3/12/04
              Roto-Rooter, Inc. listed on the signature pages thereto
              and Bank One, NA, as Collateral Agent.

10.48         Guaranty Agreement, dated as of February 24, 2004,                       From 10-K               10.48
              among the subsidiaries of Roto-Rooter, Inc. listed on                    3/12/04
              the signature pages thereto and Bank One, NA, as
              Administrative Agent.

10.49         Collateral Sharing Agreement, dated as of February                       *
              24, 2004, among Bank Ine, NA, as Collateral Agent
              and Administrative Agent, Wells Fargo Bank,
              National Association, as Trustee, and Roto-Rooter, Inc.

12            Computation of Ratios of Earnings to Fixed Charges                       *

13            2003 Annual Report to Stockholders                                       Form 10-K               13
                                                                                       3/12/04

21            Subsidiaries of Chemed Corporation                                       Form 10-K               21
                                                                                       3/12/04

23.1          Form of Consent of Pricewaterhouse Coopers LLP,                          ***
              Independent Accountants

23.2          Consent of Ernst & Young LLP, Independent Auditors                       *

23.3          Consent of Counsel (included in Exhibit 5)                               *

24            Power of Attorney                                                        *

25            Statement of Eligibility of Trustee on Form T-1                          *

                                                                                                     Page Number
                                                                                                          or
                                                                                              Incorporation by Reference
                                                                                       ------------------------------------------
Exhibit                                                                                   File No. and             Previous
Number        Exhibit Description                                                         Filing Date             Exhibit No.
--------      --------------------------------------------------------------------     ------------------      ------------------

99.1          Form of Letter of Transmittal                                            *

99.2          Form of Notice of Guaranteed Delivery                                    *

99.3          Form of Letter to Clients                                                *

99.4          Form of Letter to Broker, Dealers and Other Nominees                     *

______________
*   Filed herewith.
**  Management contract or compensatory plan or arrangement.
***  To be filed by amendment.



ITEM 22.  UNDERTAKINGS

     Chemed Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Chemed Corporation's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day or receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 20 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on May 24, 2004.

                                    CHEMED CORPORATION

                                    By:    /s/ Kevin J. McNamara
                                          -------------------------------------
                                          Name:  Kevin J. McNamara
                                          Title: President, Chief Executive
                                                 Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 24, 2004 by the following persons in the capacities indicated.


              SIGNATURE                                 TITLE


     /s/ Kevin J. McNamara          President, Chief Executive Officer
     -----------------------------  and Director (principal executive officer)
         Kevin J. McNamara

     /s/ David P. Williams          Vice President and Chief Financial
     -----------------------------  Officer (principal financial officer)
         David P. Williams

     /s/ Arthur V. Tucker, Jr.      Vice President and Controller (principal
     -----------------------------  accounting officer)
         Arthur V. Tucker, Jr.

                *
     -----------------------------  Director
         Edward L. Hutton


     -----------------------------  Director
         Charles H. Erhart, Jr.

                *
     -----------------------------  Director
         Joel F. Gemunder

                *
     -----------------------------  Director
         Thomas C. Hutton

                *
     -----------------------------  Director
         Sandra E. Laney

                *
     -----------------------------  Director
         Timothy S. O'Toole

                *
     -----------------------------  Director
         Donald E. Saunders

                *
     -----------------------------  Director
         George J. Walsh III

                *
     -----------------------------  Director
         Frank E. Wood


*By: /s/ Naomi C. Dallob
     ----------------------------
        Naomi C. Dallob
        Attorney-in-Fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrants listed above the signature line below have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on May 24, 2004.

                                    CCR OF OHIO INC.


                                    By: /s/ Naomi C. Dallob
                                        ---------------------------------
                                        Name:  Naomi C. Dallob
                                        Title: Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


             SIGNATURE                                  TITLE                          DATE
             ---------                                  -----                          ----

         /s/ Kevin J. McNamara      Vice Chairman and Director                    May 7, 2004
         ----------------------     (principal executive officer)
         Kevin J. McNamara

         /s/ Arthur V. Tucker       Treasurer (principal financial officer        May 7, 2004
         ----------------------     and principal accounting officer)
          Arthur V. Tucker

                    *
         ----------------------     Director                                      May 24, 2004
          Edward L. Hutton

                    *
         ----------------------     Director                                      May 24, 2004
          Thomas J. Reilly

     *By:/s/ Naomi C. Dallob                                                      May 24, 2004
         -----------------------
         Naomi C. Dallob
         Attorney-in-Fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrants listed above the signature line below have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on May 24, 2004.

                                    COMFORT CARE HOLDINGS CO.


                                    By: /s/ Naomi C. Dallob
                                        ---------------------------------
                                        Name:  Naomi C. Dallob
                                        Title: Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.




             SIGNATURE                                  TITLE                          DATE
             ---------                                  -----                          ----

         /s/ Edward L. Hutton       President and Director                        May 10, 2004
         -------------------------  (principal executive officer)
         Edward L. Hutton

         /s/ Mark W. Stephens       Assistant Treasurer (principal financial      May 7, 2004
         -------------------------  officer and principal accounting
         Mark W. Stephens           officer)

                   *
         -------------------------  Director                                      May 24, 2004
         Kevin J. McNamara

                   *
         -------------------------  Director                                      May 24, 2004
          Timothy S. O'Toole

     *By:/s/ Naomi C. Dallob                                                      May 24, 2004
         -----------------------
         Naomi C. Dallob
         Attorney-in-Fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrants listed above the signature line below have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on May 24, 2004.

                                    COMPLETE PLUMBING SERVICES, INC.


                                    By: /s/ Naomi C. Dallob
                                        ---------------------------------
                                        Name:  Naomi C. Dallob
                                        Title: Secretary



       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


             SIGNATURE                                  TITLE                          DATE
             ---------                                  -----                          ----

         /s/ Rick L. Arquilla
         -------------------------  President (principal executive officer)       May 7, 2004
         Rick L. Arquilla

         /s/ David P. Williams
         -------------------------  Treasurer and Director (principal financial   May 7, 2004
         David P. Williams          officer and principal accounting officer)

                 *
         -------------------------  Director                                      May 24, 2004
          Spencer S. Lee


     *By:/s/ Naomi C. Dallob                                                      May 24, 2004
         -------------------------
         Naomi C. Dallob
         Attorney-in-Fact

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act, the registrants listed above the signature line below have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on May 24, 2004.

                                    CONSOLIDATED HVAC, INC.


                                    By: /s/ Naomi C. Dallob
                                        ---------------------------------
                                        Name:  Naomi C. Dallob
                                        Title: Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                                  TITLE                          DATE
             ---------                                  -----                          ----

         /s/ Rick L. Arquilla       President (principal executive officer)       May 7, 2004
         -------------------------
         Rick L. Arquilla

         /s/ Mark W. Stephens       Assistant Treasurer (principal financial      May 7, 2004
         -------------------------  officer and principal accounting officer)
         Mark W. Stephens

                  *
         -------------------------  Director                                      May 24, 2004
         Kevin J. McNamara

                  *
         -------------------------  Director                                      May 24, 2004
         Spencer S. Lee

     *By:/s/ Naomi C. Dallob                                                      May 24, 2004
         -----------------------
         Naomi C. Dallob
         Attorney-in-Fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrants listed above the signature line below have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on May 24, 2004.

                                    JET RESOURCE, INC.


                                    By: /s/ Naomi C. Dallob
                                        ---------------------------------
                                        Name:  Naomi C. Dallob
                                        Title: Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


             SIGNATURE                                  TITLE                          DATE
             ---------                                  -----                          ----

         /s/ Sandra E. Laney        President (principal executive officer)       May 10, 2004
         -------------------------
         Sandra E. Laney

         /s/ Arthur V. Tucker       Treasurer and Director (principal financial   May 7, 2004
         -------------------------  officer and principal accounting officer)
         Arthur V. Tucker

                  *
         -------------------------  Director                                      May 24, 2004
         Stephen Ky Webb

                  *
         -------------------------  Director                                      May 24, 2004
         Marion M. Williams, Jr.

     *By:/s/ Naomi C. Dallob                                                      May 24, 2004
         -----------------------
         Naomi C. Dallob
         Attorney-in-Fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrants listed above the signature line below have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on May 24, 2004.

                                    NUROTOCO OF MASSACHUSETTS, INC.


                                    By: /s/ Naomi C. Dallob
                                        ---------------------------------
                                        Name:  Naomi C. Dallob
                                        Title: Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


             SIGNATURE                                  TITLE                          DATE
             ---------                                  -----                          ----

         /s/ Daniel Huntress        President (principal executive officer)       May 7, 2004
         -------------------------
         Daniel Huntress

         /s/ Mark W. Stephens       Assistant Treasurer (principal financial      May 7, 2004
         -------------------------  officer and principal accounting officer)
         Mark W. Stephens

                  *
         -------------------------  Director                                      May 24, 2004
         Rick L. Arquilla

                  *
         -------------------------  Director                                      May 24, 2004
         Matthew Gullo

     *By:/s/ Naomi C. Dallob                                                      May 24, 2004
         -----------------------
         Naomi C. Dallob
         Attorney-in-Fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrants listed above the signature line below have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on May 24, 2004.

                                    NUROTOCO OF NEW JERSEY, INC.


                                    By: /s/ Naomi C. Dallob
                                        ---------------------------------
                                        Name:  Naomi C. Dallob
                                        Title: Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


             SIGNATURE                                  TITLE                          DATE
             ---------                                  -----                          ----
         /s/ Rick L. Arquilla       President (principal executive officer)       May 7, 2004
         -------------------------
         Rick L. Arquilla

         /s/ David P. Williams      Treasurer and Director (principal financial   May 7, 2004
         -------------------------  officer and principal accounting officer)
         David P. Williams

                  *
         -------------------------  Director                                      May 24, 2004
         Spencer S. Lee

                  *
         -------------------------  Director                                      May 24, 2004
         Kevin J. McNamara

     *By:/s/ Naomi C. Dallob                                                      May 24, 2004
         -----------------------
         Naomi C. Dallob
         Attorney-in-Fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrants listed above the signature line below have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on May 24, 2004.

                                    R.R. UK, INC.


                                    By: /s/ Naomi C. Dallob
                                        ---------------------------------
                                        Name:  Naomi C. Dallob
                                        Title: Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


             SIGNATURE                                  TITLE                          DATE
             ---------                                  -----                          ----

         /s/ Gary C. Burger         President (principal executive officer)       May 7, 2004
         -------------------------
         Gary C. Burger

         /s/ Mark W. Stephens       Assistant Treasurer (principal financial      May 7, 2004
         -------------------------  officer and principal accounting officer)
         Mark W. Stephens

                  *
         -------------------------  Director                                      May 24, 2004
         Spencer S. Lee

                  *
         -------------------------  Director                                      May 24, 2004
         David P. Williams

     *By:/s/ Naomi C. Dallob                                                      May 24, 2004
         -----------------------
         Naomi C. Dallob
         Attorney-in-Fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrants listed above the signature line below have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on May 24, 2004.

                                    ROTO-ROOTER CORPORATION


                                    By: /s/ Naomi C. Dallob
                                        ---------------------------------
                                        Name:  Naomi C. Dallob
                                        Title: Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


             SIGNATURE                                  TITLE                          DATE
             ---------                                  -----                          ----

         /s/ Gary C. Burger         President (principal executive officer)       May 7, 2004
         -------------------------
         Gary C. Burger

         /s/ Charles J. Scavo       Vice President and Chief Financial            May 7, 2004
         -------------------------  Officer (principal financial officer
         Charles J. Scavo           and principal accounting officer)

                  *
         -------------------------  Director                                      May 24, 2004
         Kevin J. McNamara

                  *
         -------------------------  Director                                      May 24, 2004
         Spencer S. Lee

     *By:/s/ Naomi C. Dallob                                                      May 24, 2004
         -----------------------
         Naomi C. Dallob
         Attorney-in-Fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrants listed above the signature line below have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on May 24, 2004.

                                    ROTO-ROOTER DEVELOPMENT COMPANY


                                    By: /s/ Naomi C. Dallob
                                        ---------------------------------
                                        Name:  Naomi C. Dallob
                                        Title: Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


             SIGNATURE                                  TITLE                          DATE
             ---------                                  -----                          ----

         /s/ Gary C. Burger         President (principal executive officer)       May 7, 2004
         -------------------------
         Gary C. Burger

         /s/ Charles J. Scavo       Vice President and Chief Financial            May 7, 2004
         -------------------------  Officer (principal financial officer
         Charles J. Scavo           and principal accounting officer)

                  *
         -------------------------  Director                                      May 24, 2004
         Kevin J. McNamara

                  *
         -------------------------  Director                                      May 24, 2004
         Spencer S. Lee

                  *
         -------------------------  Director                                      May 24, 2004
         David P. Williams

     *By:/s/ Naomi C. Dallob                                                      May 24, 2004
         -----------------------
         Naomi C. Dallob
         Attorney-in-Fact


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrants listed above the signature line below have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on May 24, 2004.

                                    ROTO-ROOTER MANAGEMENT COMPANY


                                    By: /s/ Naomi C. Dallob
                                        ---------------------------------
                                        Name:  Naomi C. Dallob
                                        Title: Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


             SIGNATURE                                  TITLE                          DATE
             ---------                                  -----                          ----

         /s/ Spencer S. Lee         Chairman, Chief Executive Officer and         May 7, 2004
         -------------------------  Director (principal executive officer)
         Spencer S. Lee

         /s/ David P. Williams      Sr. Vice President - Finance, Chief           May 7, 2004
         -------------------------  Financial Officer and Director (principal
         David P. Williams          financial officer and principal
                                    accounting officer)

                  *
         -------------------------  Director                                      May 24, 2004
         Kevin J. McNamara

     *By:/s/ Naomi C. Dallob                                                      May 24, 2004
         -----------------------
         Naomi C. Dallob
         Attorney-in-Fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrants listed above the signature line below have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on May 24, 2004.

                                    ROTO-ROOTER SERVICES COMPANY


                                    By: /s/ Naomi C. Dallob
                                        ---------------------------------
                                        Name:  Naomi C. Dallob
                                        Title: Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


             SIGNATURE                                  TITLE                          DATE
             ---------                                  -----                          ----

         /s/ Spencer S. Lee         Chairman, Chief Executive Officer and         May 7, 2004
         -------------------------  Director (principal executive officer)
         Spencer S. Lee

         /s/ David P. Williams      Sr. Vice President - Finance, Chief           May 7, 2004
         -------------------------  Financial Officer and Director (principal
         David P. Williams          financial officer and principal
                                    accounting officer)

                  *
         -------------------------  Director                                      May 24, 2004
         Edward L. Hutton

                  *
         -------------------------  Director                                      May 24, 2004
         Kevin J. McNamara

     *By:/s/ Naomi C. Dallob
         -----------------------                                                  May 24, 2004
         Naomi C. Dallob
         Attorney-in-Fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrants listed above the signature line below have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on May 24, 2004.

                                    RR PLUMBING SERVICES COMPANY


                                    By: /s/ Naomi C. Dallob
                                        ---------------------------------
                                        Name:  Naomi C. Dallob
                                        Title: Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


             SIGNATURE                                  TITLE                          DATE
             ---------                                  -----                          ----

         /s/ Keith A. Vadas         President (principal executive officer)       May 7, 2004
         -------------------------
         Keith A. Vadas

         /s/ Mark W. Stephens       Assistant Treasurer (principal financial      May 7, 2004
         -------------------------  officer and principal accounting officer)
         Mark W. Stephens

                  *                 Director                                      May 24, 2004
         -------------------------
         Kevin J. McNamara

                  *                 Director                                      May 24, 2004
         -------------------------
         David P. Williams

                  *                 Director                                      May 24, 2004
         -------------------------
         Rick L. Arquilla

     *By:/s/ Naomi C. Dallob                                                      May 24, 2004
         -----------------------
         Naomi C. Dallob
         Attorney-in-Fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrants listed above the signature line below have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on May 24, 2004.

                                    SERVICE AMERICA NETWORK, INC.


                                    By: /s/ Naomi C. Dallob
                                        ---------------------------------
                                        Name:  Naomi C. Dallob
                                        Title: Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


             SIGNATURE                                  TITLE                          DATE
             ---------                                  -----                          ----

         /s/ John M. Mount          President, Chief Executive Officer and        May 7, 2004
         -------------------------  Director (principal executive officer)
         John M. Mount

         /s/ Vivian Psinakis        Sr. Vice President, Chief Financial           May 6, 2004
         -------------------------  Officer and Treasurer (principal financial
         Vivian Psinakis            officer and principal accounting officer)

                  *                 Director                                      May 24, 2004
         -------------------------
         Edward L. Hutton

                  *                 Director                                      May 24, 2004
         -------------------------
         Kevin J. McNamara

     *By:/s/ Naomi C. Dallob                                                      May 24, 2004
         -----------------------
         Naomi C. Dallob
         Attorney-in-Fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrants listed above the signature line below have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on May 24, 2004.

                                    HOSPICE CARE INCORPORATED
                                    HOSPICE, INC.
                                    VITAS HEALTHCARE CORPORATION
                                    VITAS HEALTHCARE CORPORATION OF
                                      CALIFORNIA
                                    VITAS HEALTHCARE CORPORATION OF
                                      CENTRAL FLORIDA
                                    VITAS HEALTHCARE CORPORATION OF
                                      FLORIDA
                                    VITAS HEALTHCARE CORPORATION OF
                                      ILLINOIS
                                    VITAS HEALTHCARE CORPORATION OF
                                      OHIO
                                    VITAS HEALTHCARE CORPORATION OF
                                      PENNSYLVANIA
                                    VITAS HEALTHCARE CORPORATION OF
                                      WISCONSIN
                                    VITAS HME SOLUTIONS, INC.
                                    VITAS HOLDINGS CORPORATION
                                    VITAS HOSPICE SERVICES, L.L.C.


                                    By: /s/ Naomi C. Dallob
                                        ---------------------------------
                                        Name:  Naomi C. Dallob
                                        Title: Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


             SIGNATURE                                 TITLE                            DATE
             ---------                                  -----                          ----

         /s/ Kevin J. McNamara         Chairman (principal executive officer)        May 6, 2004
         -------------------------
         Kevin J. McNamara

         /s/ Timothy S. O'Toole        President and Chief Executive                 May 5, 2004
         -------------------------     Officer
         Timothy S. O'Toole

         /s/ David A. Wester           Director                                      May 5, 2004
         -------------------------
         David A. Wester

         /s/ Robin Johnson             Director                                      May 5, 2004
         -------------------------
         Robin Johnson


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrants listed above the signature line below have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on May 24, 2004.

                                    VITAS HEALTHCARE OF TEXAS, L.P.

                                    BY:  VITAS HOSPICE SERVICES, L.L.C., its
                                    general partner


                                    By:   /s/ Timothy S. O'Toole
                                        --------------------------------------
                                        Name:  Timothy S. O'Toole
                                        Title: President and Chief Executive
                                               Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                                 TITLE                            DATE
             ---------                                 -----                            ----

         /s/ Kevin J. McNamara         Chairman (principal executive officer)        May 6, 2004
         -------------------------
         Kevin J. McNamara

         /s/ Timothy S. O'Toole        President and Chief Executive Officer         May 5, 2004
         -------------------------     (principal financial officer and
         Timothy S. O'Toole            principal accounting officer)

         /s/ David A. Wester            Director                                     May 5, 2004
         -------------------------
         David A. Wester

         /s/ Robin Johnson              Director                                     May 5, 2004
         -------------------------
         Robin Johnson



                                   EXHIBITS

                                                                                                     Page Number
                                                                                                          or
                                                                                              Incorporation by Reference
                                                                                       ------------------------------------------

Exhibit                                                                                  File No. and              Previous
Number        Exhibit Description                                                         Filing Date             Exhibit No.
--------      --------------------------------------------------------------------     ------------------      ------------------
3.1           Certificate of Incorporation of Chemed                                   Form S-3                4.1
              Corporation                                                              Reg. No. 33-44177

3.2           Certificate of Amendment to                                              Form S-8                E-1
              Certificate of Incorporation                                             Reg. No. 333-109104
                                                                                       9/25/03

3.3           Certificate of Amendment to                                              Form S-4                3.3
              Certificate of Incorporation                                             Reg. No.
                                                                                       333-115668
                                                                                       5/20/04

3.4           By-Laws of Chemed Corporation                                            Form 10-K               2
                                                                                       3/28/89

4.4           Indenture, dated as of February 24,                                      Form 10-K               4.4
              2004, between Roto-Rooter, Inc.                                          3/12/04
              and LaSalle Bank National Association

4.5           Indenture, dated as of February 24, 2004,                                Form 10-K               4.5
              among Roto-Rooter, Inc., the subsidiary guarantors                       3/12/04
              listed on Schedule I thereto and Wells
              Fargo Bank, N.A.

4.6 Form of Floating Rate Senior Secured Note due 2010 (included in Exhibit 4.5)

5             Opinion of Naomi C. Dallob, Esq.                                         *

10.1          Agreement and Plan of Merger among                                       Form 8-K                1
              Diversey U.S. Holdings, Inc., D.C. Acquisition Inc.,                     3/11/91
              Chemed Corporation and DuBois Chemicals, Inc.,
              dated as of February 25, 1991

10.2          Stock Purchase Agreement between Omnicare, Inc.                          Form 10-K               5
              and Chemed Corporation dated as of August 5, 1992                        3/25/93

10.3          Agreement and Plan of Merger among National                              Form 8-K                1
              Sanitary Supply Company, Unisource Worldwide, Inc.                       10/13/97
              and TFBD, Inc.



                                                                                                     Page Number
                                                                                                          or
                                                                                              Incorporation by Reference
                                                                                       ------------------------------------------

Exhibit                                                                                  File No. and              Previous
Number        Exhibit Description                                                         Filing Date             Exhibit No.
--------      --------------------------------------------------------------------     ------------------      ------------------

10.4          Stock Purchase Agreement dated as of May 8, 2002 by                      Form 8-K                2.1
              and between PCI Holding Corp. and Chemed                                 10/11/02
              Corporation

10.5          Amendment No. 1 to Stock Purchase Agreement dated                        Form 8-K                2.2.
              as of October 11, 2002 by and among PCI Holding Corp.,                   10/11/02
              PCI-A Holding Corp. and Chemed Corporation

10.6          Senior Subordinated Promissory Note dated as of                          Form 8-K                2.3
              October 11, 2002 by and among PCI Holding Corp.                          10/11/02
              and Chemed Corporation

10.7          Common Stock Purchase Warrant dated as of                                Form 8-K                2.4
              October 11, 2002 by and between PCI Holding Corp.                        10/11/02
              and Chemed Corporation

10.8          1986 Stock Incentive Plan, as amended                                    Form 10-K               9
              through May 20, 1991                                                     3/27/92, **

10.9          1986 Stock Incentive Plan, as amended                                    Form 10-K               10
              through May 20, 1991                                                     3/27/92, **

10.10         1993 Stock Incentive Plan                                                Form 10-K               10.8
                                                                                       3/29/94, **

10.11         1995 Stock Incentive Plan                                                Form 10-K               10.14
                                                                                       3/28/96, **

10.12         1997 Stock Incentive Plan                                                Form 10-K               10.10
                                                                                       3/27/98, **

10.13         1999 Stock Incentive Plan                                                Form 10-K               10.11
                                                                                       3/29/00, **

10.14         1999 Long-Term Employee Incentive Plan as amended                        Form 10-K               10.16
              through May 20, 2002                                                     3/28/03, **

10.15         2002 Stock Incentive Plan                                                Form 10-K               10.17
                                                                                       3/28/03, **

10.16         2002 Executive Long-Term Incentive Plan                                  Form 10-K               10.18
                                                                                       3/28/03, **

10.17         Employment Contracts with Executives                                     Form 10-K               10.12
                                                                                       3/28/89 **

                                                                                                     Page Number
                                                                                                          or
                                                                                              Incorporation by Reference
                                                                                       ------------------------------------------

Exhibit                                                                                  File No. and              Previous
Number        Exhibit Description                                                         Filing Date             Exhibit No.
--------      --------------------------------------------------------------------     ------------------      ------------------

10.18         Amendment to Employment Agreements with Kevin J.                         Form 10-K               10.20
              McNamara, Thomas C. Hutton and Sandra E. Laney                           3/28/03, **
              dated August 7, 2002

10.19         Amendment to Employment Agreements with Timothy S.                       Form 10-K               10.21
              O'Toole and Arthur V. Tucker dated August 7, 2002                        3/28/03, **

10.20         Amendment to Employment Agreement with Spencer S. Lee                    Form 10-K               10.20
              dated May 19, 2003                                                       3/12/04, **

10.21         Amendment to Employment Agreement with Executives dated                  Form 10-K               10.16
              January 1, 2002                                                          3/28/02, **

10.22         Consulting Agreement between Timothy S. O'Toole and                      Form 10-K               10.26
              PCI Holding Corp. effective October 11, 2002                             3/28/03, **

10.23         Amendment No. 16 to Employment Agreement with Sandra                     Form 10-K               10.27
              E. Laney dated March 1, 2003                                             3/28/03, **

10.24         Excess Benefits Plan, as restated and amended, effective                 Form 10-K               10.24
              June 1, 2001                                                             3/12/03, **

10.25         Amendment No. 1 to Excess Benefits Plan, effective                       Form 10-K               10.27
              July 1, 2002                                                             3/12/03, **

10.26         Amendment No. 2 to Excess Benefits Plan, effective                       Form 10-K               10.26
              November 7, 2003                                                         3/12/03, **

10.27         Non-Employee Directors' Deferred Compensation Plan                       Form 10-K               10.10
                                                                                       3/24/88, **

10.28         Chemed/Roto-Rooter Savings & Retirement Plan, effective                  Form 10-K               10.25
              January 1, 1999                                                          3/25/99, **

10.29         First Amendment to Chemed/Roto-Rooter Savings &                          Form 10-K               10.22
              Retirement Plan effective September 6, 2000                              3/28/02, **

10.30         Second Amendment to Chemed/Roto-Rooter Savings                           Form 10-K               10.23
              & Retirement Plan effective January 1, 2001                              3/28/02, **

10.31         Third Amendment to Chemed/Roto-Rooter Savings &                          Form 10-K               10.24
              Retirement Plan effective December 12, 2001                              3/28/02, **

                                                                                                Page Number
                                                                                                          or
                                                                                              Incorporation by Reference
                                                                                       ------------------------------------------

Exhibit                                                                                  File No. and              Previous
Number        Exhibit Description                                                         Filing Date             Exhibit No.
--------      --------------------------------------------------------------------     ------------------      ------------------

10.32         Stock Purchase Plan by and among Banta Corporation,                      Form 8-K                10.21
              Chemed Corporation and OCR Holding Company                               10/13/97 **

10.33         Directors Emeriti Plan                                                   Form 10-Q               10.11
                                                                                       5/12/88, **

10.34         Second Amendment to Split Dollar Agreement with                          Form 10-K               10.26
              Executives                                                               3/29/00, **

10.35         Split Dollar Agreement with Sandra E. Laney                              Form 10-K               10.27
                                                                                       3/25/99, **

10.37         Split Dollar Agreement with Edward L. Hutton                             Form 10-K               10.16
                                                                                       3/28/96, **

10.38         Split Dollar Agreement with Spencer S. Lee                               Form 10-K               10.33
                                                                                       3/29/00, **

10.39         Promissory Note under the Executive Stock Purchase                       Form 10-K               10.40
              Plan with Edward L. Hutton                                               3/28/01, **

10.40         Promissory Note under the Executive Stock Purchase                       Form 10-K               10.41
              Plan with Kevin J. McNamara                                              3/28/01, **

10.41         Schedule to Promissory Note under the Executive Stock                    Form 10-K               10.41
              Purchase  Plan with Edward L. Hutton                                     3/12/04, **

10.42         Schedule to Promissory Note under the Executive Stock                    Form 10-K               10.42
              Purchase Plan with Kevin J. McNamara                                     3/12/04, **

10.43         Roto-Rooter Deferred Compensation Plan No. 1,                            Form 10-K               10.37
              as amended January 1, 1998                                               3/28/01, **

10.44         Roto-Rooter Deferred Compensation Plan No. 2                             Form 10-K               10.38
                                                                                       3/28/01, **

10.45         Agreement and Plan of Merger, dated as of                                Form 8-K                99.2
              December 18, 2003, among Roto-Rooter, Inc.,                              12/19/03
              Marlin Merger Corp. and Vitas Healthcare Corporation

                                                                                                     Page Number
                                                                                                          or
                                                                                              Incorporation by Reference
                                                                                       ------------------------------------------

Exhibit                                                                                  File No. and              Previous
Number        Exhibit Description                                                         Filing Date             Exhibit No.
--------      --------------------------------------------------------------------     ------------------      ------------------

10.46         Credit Agreement, dated as of February 24, 2004, among                   Form 10-K               10.46
              Roto-Rooter, Inc., the lenders from time to                              3/12/04
              time parties thereto and Bank One, NA, as
              Administrative Agent.

10.47         Pledge and Security Agreement, dated as of February 24,                  From 10-K               10.47
              2004,  among Roto-Rooter, Inc., the subsidiaries of                      3/12/04
              Roto-Rooter, Inc. listed on the signature pages thereto
              and Bank One, NA, as Collateral Agent.

10.48         Guaranty Agreement, dated as of February 24, 2004,                       From 10-K               10.48
              among the subsidiaries of Roto-Rooter, Inc. listed on                    3/12/04
              the signature pages thereto and Bank One, NA, as
              Administrative Agent.

10.49         Collateral Sharing Agreement, dated as of February                       *
              24, 2004, among Bank Ine, NA, as Collateral Agent
              and Administrative Agent, Wells Fargo Bank,
              National Association, as Trustee, and Roto-Rooter, Inc.

12            Computation of Ratios of Earnings to Fixed Charges                       *

13            2003 Annual Report to Stockholders                                       Form 10-K               13
                                                                                       3/12/04

21            Subsidiaries of Chemed Corporation                                       Form 10-K               21
                                                                                       3/12/04

23.1          Form of Consent of Pricewaterhouse Coopers LLP,                          ***
              Independent Accountants

23.2          Consent of Ernst & Young LLP, Independent Auditors                       *

23.3          Consent of Counsel (included in Exhibit 5)                               *

24            Power of Attorney                                                        *

25            Statement of Eligibility of Trustee on Form T-1                          *

                                                                                                     Page Number
                                                                                                          or
                                                                                              Incorporation by Reference
                                                                                       ------------------------------------------

Exhibit                                                                                  File No. and              Previous
Number        Exhibit Description                                                         Filing Date             Exhibit No.
--------      --------------------------------------------------------------------     ------------------      ------------------

99.1          Form of Letter of Transmittal                                            *

99.2          Form of Notice of Guaranteed Delivery                                    *

99.3          Form of Letter to Clients                                                *

99.4          Form of Letter to Broker, Dealers and Other Nominees                     *

______________
*   Filed herewith.
**  Management contract or compensatory plan or arrangement.
***  To be filed by amendment.
